                                                           EXHIBIT 10.7


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                       AMENDED AND RESTATED CREDIT AGREEMENT

                                       among

                               RELTEC HOLDINGS, INC.,

                                RELTEC (UK) LIMITED,

                            VARIOUS LENDING INSTITUTIONS


                                        and


                              THE CHASE MANHATTAN BANK

                                         as

                                       AGENT
                        ____________________________________

                           Dated as of September 20, 1996
                        ____________________________________

                                    $450,000,000


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

                                  TABLE OF CONTENTS


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                                                                            ----


SECTION 1.  Amount and Terms of Credit . . . . . . . . . . . . . . . . . .   1
     1.01  Commitments . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.02  Notice of Borrowing . . . . . . . . . . . . . . . . . . . . . .   5
     1.03  Disbursement of Funds . . . . . . . . . . . . . . . . . . . . .   6
     1.04  Notes; Register . . . . . . . . . . . . . . . . . . . . . . . .   7
     1.05  Conversions . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     1.06  Pro Rata Borrowings . . . . . . . . . . . . . . . . . . . . . .   8
     1.07  Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     1.08  Interest Periods. . . . . . . . . . . . . . . . . . . . . . . .  10
     1.09  Increased Costs, Illegality, etc. . . . . . . . . . . . . . . .  11
     1.10  Compensation. . . . . . . . . . . . . . . . . . . . . . . . . .  14
     1.11  Change of Lending Office. . . . . . . . . . . . . . . . . . . .  15
     1.12  Replacement of Banks. . . . . . . . . . . . . . . . . . . . . .  15

SECTION 2.  Letters of Credit. . . . . . . . . . . . . . . . . . . . . . .  16
     2.01  Letters of Credit . . . . . . . . . . . . . . . . . . . . . . .  16
     2.02  Existing Letters of Credit. . . . . . . . . . . . . . . . . . .  17
     2.03  Letter of Credit Requests; Notices of Issuance. . . . . . . . .  17
     2.04  Agreement to Repay Letter of Credit Drawings. . . . . . . . . .  17
     2.05  Letter of Credit Participations . . . . . . . . . . . . . . . .  18
     2.06  Increased Costs . . . . . . . . . . . . . . . . . . . . . . . .  20

SECTION 3.  Fees; Commitments. . . . . . . . . . . . . . . . . . . . . . .  21
     3.01  Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     3.02  Additional Charges. . . . . . . . . . . . . . . . . . . . . . .  22
     3.03  Voluntary Reduction of Commitments. . . . . . . . . . . . . . .  22
     3.04  Mandatory Adjustments of Commitments, etc.. . . . . . . . . . .  22

SECTION 4.  Payments . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
     4.01  Voluntary Prepayments . . . . . . . . . . . . . . . . . . . . .  24
     4.02  Mandatory Prepayments . . . . . . . . . . . . . . . . . . . . .  25
     4.03  Method and Place of Payment . . . . . . . . . . . . . . . . . .  26
     4.04  Net Payments. . . . . . . . . . . . . . . . . . . . . . . . . .  27

SECTION 5.  Conditions Precedent . . . . . . . . . . . . . . . . . . . . .  30
     5.01  Conditions Precedent to Restatement Effective Date. . . . . . .  30
     5.02  Conditions Precedent to All Credit Events . . . . . . . . . . .  34

SECTION 6.  Representations, Warranties and Agreements . . . . . . . . . .  34


                                         (i)

                                                                            Page
                                                                            ----

     6.01  Corporate Status. . . . . . . . . . . . . . . . . . . . . . . .  34
     6.02  Corporate Power and Authority . . . . . . . . . . . . . . . . .  34
     6.03  No Violation. . . . . . . . . . . . . . . . . . . . . . . . . .  35
     6.04  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . .  35
     6.05  Use of Proceeds; Margin Regulations . . . . . . . . . . . . . .  35
     6.06  Governmental Approvals. . . . . . . . . . . . . . . . . . . . .  36
     6.07  True and Complete Disclosure. . . . . . . . . . . . . . . . . .  36
     6.08  Financial Condition; Financial Statements . . . . . . . . . . .  36
     6.09  Security Interests. . . . . . . . . . . . . . . . . . . . . . .  37
     6.10  Representations and Warranties in Transaction Documents . . . .  37
     6.11  Tax Returns and Payments. . . . . . . . . . . . . . . . . . . .  38
     6.12  Compliance with ERISA . . . . . . . . . . . . . . . . . . . . .  38
     6.13  Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . .  39
     6.14  Intellectual Property, etc. . . . . . . . . . . . . . . . . . .  39
     6.15  Environmental Matters . . . . . . . . . . . . . . . . . . . . .  39
     6.16  Labor Relations; Collective Bargaining Agreements . . . . . . .  40
     6.17  Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . .  40
     6.18  Transaction . . . . . . . . . . . . . . . . . . . . . . . . . .  41

SECTION 7.  Affirmative Covenants. . . . . . . . . . . . . . . . . . . . .  41
     7.01  Reporting Requirements. . . . . . . . . . . . . . . . . . . . .  41
     7.02  Books, Records and Inspections. . . . . . . . . . . . . . . . .  45
     7.03  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
     7.04  Payment of Taxes. . . . . . . . . . . . . . . . . . . . . . . .  45
     7.05  Corporate Franchises. . . . . . . . . . . . . . . . . . . . . .  45
     7.06  Compliance with Statutes, etc.. . . . . . . . . . . . . . . . .  46
     7.07  Good Repair . . . . . . . . . . . . . . . . . . . . . . . . . .  46
     7.08  Compliance with Environmental Laws. . . . . . . . . . . . . . .  46
     7.09  End of Fiscal Years; Fiscal Quarters. . . . . . . . . . . . . .  47

SECTION 8.  Negative Covenants . . . . . . . . . . . . . . . . . . . . . .  47
     8.01  Changes in Business . . . . . . . . . . . . . . . . . . . . . .  47
     8.02  Consolidation, Merger or Sale of Assets, etc. . . . . . . . . .  47
     8.03  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
     8.04  Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . .  51
     8.05  Advances, Investments and Loans . . . . . . . . . . . . . . . .  54
     8.06  Capital Expenditures. . . . . . . . . . . . . . . . . . . . . .  54
     8.07  Creation of Subsidiaries. . . . . . . . . . . . . . . . . . . .  54
     8.08  Prepayments of Indebtedness, Modifications of Agreements, etc..  54
     8.09  Dividends, etc. . . . . . . . . . . . . . . . . . . . . . . . .  55
     8.10  Transactions with Affiliates. . . . . . . . . . . . . . . . . .  56
     8.11  Leverage Ratio. . . . . . . . . . . . . . . . . . . . . . . . .  57
     8.12  Interest Coverage . . . . . . . . . . . . . . . . . . . . . . .  57


                                         (ii)

                                                                            Page
                                                                            ----

SECTION 9.  Events of Default. . . . . . . . . . . . . . . . . . . . . . .  57
     9.01  Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
     9.02  Representations, etc. . . . . . . . . . . . . . . . . . . . . .  57
     9.03  Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
     9.04  Default Under Other Agreements. . . . . . . . . . . . . . . . .  58
     9.05  Bankruptcy, etc.. . . . . . . . . . . . . . . . . . . . . . . .  58
     9.06  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
     9.07  Pledge Agreement. . . . . . . . . . . . . . . . . . . . . . . .  59
     9.08  Judgments . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
     9.09  Guaranty. . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
     9.10  Change of Control . . . . . . . . . . . . . . . . . . . . . . .  60

SECTION 10.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . .  60

SECTION 11.  The Agent . . . . . . . . . . . . . . . . . . . . . . . . . .  87
     11.01  Appointment. . . . . . . . . . . . . . . . . . . . . . . . . .  87
     11.02  Delegation of Duties . . . . . . . . . . . . . . . . . . . . .  88
     11.03  Exculpatory Provisions . . . . . . . . . . . . . . . . . . . .  88
     11.04  Reliance by Agent. . . . . . . . . . . . . . . . . . . . . . .  89
     11.05  Notice of Default. . . . . . . . . . . . . . . . . . . . . . .  89
     11.06  Non-Reliance . . . . . . . . . . . . . . . . . . . . . . . . .  89
     11.07  Indemnification. . . . . . . . . . . . . . . . . . . . . . . .  90
     11.08  The Agent in Individual Capacity . . . . . . . . . . . . . . .  90
     11.09  Successor Agent. . . . . . . . . . . . . . . . . . . . . . . .  90

SECTION 12.  Company Guaranty. . . . . . . . . . . . . . . . . . . . . . .  91
     12.01  The Company Guaranty . . . . . . . . . . . . . . . . . . . . .  91
     12.02  Bankruptcy . . . . . . . . . . . . . . . . . . . . . . . . . .  91
     12.03  Nature of Liability. . . . . . . . . . . . . . . . . . . . . .  91
     12.04  Independent Obligation . . . . . . . . . . . . . . . . . . . .  91
     12.05  Authorization. . . . . . . . . . . . . . . . . . . . . . . . .  92
     12.06  Reliance . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
     12.07  Subordination. . . . . . . . . . . . . . . . . . . . . . . . .  93
     12.08  Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
     12.09  Enforcement. . . . . . . . . . . . . . . . . . . . . . . . . .  94

SECTION 13.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . .  94
     13.01  Payment of Expenses, etc.. . . . . . . . . . . . . . . . . . .  94
     13.02  Right of Setoff. . . . . . . . . . . . . . . . . . . . . . . .  95
     13.03  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
     13.04  Benefit of Agreement . . . . . . . . . . . . . . . . . . . . .  96
     13.05  No Waiver; Remedies Cumulative . . . . . . . . . . . . . . . .  98
     13.06  Payments Pro Rata. . . . . . . . . . . . . . . . . . . . . . .  98
     13.07  Calculations; Computations . . . . . . . . . . . . . . . . . .  99


                                        (iii)

                                                                            Page
                                                                            ----

     13.08  Governing Law; Submission to Jurisdiction; Venue; Waiver of
             Jury Trial. . . . . . . . . . . . . . . . . . . . . . . . . .  100
     13.09  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . .  101
     13.10  Effectiveness. . . . . . . . . . . . . . . . . . . . . . . . .  101
     13.11  Headings Descriptive . . . . . . . . . . . . . . . . . . . . .  101
     13.12  Amendment or Waiver. . . . . . . . . . . . . . . . . . . . . .  101
     13.13  Survival . . . . . . . . . . . . . . . . . . . . . . . . . . .  101
     13.14  Domicile of Loans. . . . . . . . . . . . . . . . . . . . . . .  102
     13.15  Confidentiality. . . . . . . . . . . . . . . . . . . . . . . .  102
     13.16  Judgment Currency. . . . . . . . . . . . . . . . . . . . . . .  102
     13.17  Bank Register. . . . . . . . . . . . . . . . . . . . . . . . .  103


ANNEX I        --   Commitments
ANNEX II       --   Bank Addresses
ANNEX III      --   Existing Letters of Credit
ANNEX IV       --   Litigation
ANNEX V        --   Tax Matters
ANNEX VI       --   Subsidiaries
ANNEX VII      --   Existing Indebtedness
ANNEX VIII     --   Existing Liens


EXHIBIT A-1    --   Form of Notice of Borrowing
EXHIBIT A-2    --   Form of Letter of Credit Request
EXHIBIT B-1    --   Form of DRF Note
EXHIBIT B-2    --   Form of MCRF Note
EXHIBIT B-3    --   Form of Swingline Note
EXHIBIT C-1    --   Form of Opinion of Latham & Watkins
                    Special Counsel to the Borrower
EXHIBIT C-2    --   Form of Opinion of General Counsel to
                    RELTEC Holdings, Inc.
EXHIBIT C-3    --   Form of Opinion of Clifford Chance,
                    Special UK Counsel to
                    RELTEC (UK) Limited
EXHIBIT C-4    --   Form of Opinion of White & Case,
                    Special Counsel to the Banks
EXHIBIT D      --   Form of Officers' Certificate
EXHIBIT E-1    --   Form of Company Pledge Agreement
EXHIBIT E-2    --   Form of UK Pledge Agreement
EXHIBIT E-3    --   Form of Subsidiary Pledge Agreement
EXHIBIT F      --   Form of Subsidiaries Guaranty
EXHIBIT G      --   Form of Solvency Certificate
EXHIBIT H      --   Form of Consent Letter


                                         (iv)

                                                                            Page
                                                                            ----

EXHIBIT I      --   Form of Assignment Agreement


                                         (v)

          AMENDMENT AND RESTATEMENT dated as of September 20, 1996, to CREDIT AGREEMENT dated as of July 31, 1995, among RELTEC HOLDINGS, INC., a Delaware corporation, RELTEC (UK) LIMITED, a United Kingdom corporation, the lending institutions listed from time to time on Annex I hereto (each a "Bank" and, collectively, the "Banks") and THE CHASE MANHATTAN BANK, as Agent. Unless otherwise defined herein, all capitalized terms used herein and defined in
Section 10 are used herein as so defined.


                                W I T N E S S E T H :
                                - - - - - - - - - -


          WHEREAS, the Company and certain financial institutions are parties to a Credit Agreement, dated as of July 31, 1995 (as the same has been amended, modified or supplemented prior to the date hereof, the "Original Credit Agreement"); and

          WHEREAS, the parties hereto wish to amend and restate the Original Credit Agreement as herein provided;

          NOW, THEREFORE, the parties hereto agree that the Original Credit Agreement shall be and hereby is amended and restated in its entirety as follows, provided if the Restatement Effective Date has not occurred on or prior to October 31, 1996 this amendment and restatement shall be void and of no further effect, with the Original Credit Agreement to remain in effect;


          NOW, THEREFORE, IT IS AGREED:

          SECTION 1.     AMOUNT AND TERMS OF CREDIT.

          1.011 COMMITMENTS. (A) Subject to and upon the terms and conditions herein set forth, each Bank severally agrees to make the loan or loans (together with Swingline Loans described in (B) below, each a "Loan" and, collectively, the "Loans") to the Borrowers as described below, which Loans shall be drawn, to the extent such Bank has a commitment under such Facility, under the DRF Facility or the MCRF Facility, as set forth below:

          (a) Loans under the DRF Facility (each a "DRF Loan" and, collectively, the "DRF Loans"): (i) shall be made at any time and from time to time on and after the Restatement Effective Date and prior to the Maturity Date;
     (ii) shall be made to the Company; (iii) shall be made and maintained in Dollars; (iv) except as hereinafter provided, may, at the option of the Company, be incurred and maintained as, and/or converted from or into, Base Rate Loans or Euro Rate Loans, PROVIDED that all DRF Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of DRF Loans of the same Type; (v) may be repaid and reborrowed in accordance with the provisions hereof; and (vi) shall not exceed for any Bank at the time of the making of any such DRF Loan, and after giving effect thereto, that aggregate principal amount which, when added to the sum of (I) the aggregate principal amount of all other DRF Loans then outstanding from such Bank and
     (II) the product of (A) such Bank's DRF Percentage and (B) the sum of (1) the aggregate principal amount of all Dollar Swingline Loans then outstanding and (2) the aggregate amount of all Letter of Credit Outstandings at such time, equals the DRF Commitment of such Bank at such time.

          (b) Loans under the MCRF Facility (each an "MCRF Loan" and, collectively, the "MCRF Loans"): (i) shall be made at any time and from time to time on and after the Restatement Effective Date and prior to the Maturity Date; (ii) shall be made to the Company and/or the UK Borrower;
     (iii) may be made and maintained in Dollars, Pounds Sterling, Deutsche Marks and/or Yen, as requested by the applicable Borrower; (iv) except as hereinafter provided, will be made and maintained as Euro Rate Loans, PROVIDED that (x) MCRF Loans denominated in Dollars and Pounds Sterling may, at the option of the respective Borrower be incurred and maintained as, and/or converted from or into Base Rate Loans and (y) all MCRF Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of MCRF Loans of the same Type; (v) may be repaid and reborrowed in accordance with the provisions hereof; and (vi) shall not exceed for any Bank at the time of the making of any such MCRF Loan, and after giving effect thereto, that aggregate Principal Amount which, when added to the sum of (I) the aggregate Principal Amount of all other MCRF Loans then outstanding from such Bank and (II) the product of (A) such Bank's MCRF Percentage and (B) the aggregate Principal Amount of all Sterling Swingline Loans then outstanding, equals the MCRF Commitment of such Bank at such time.

          (B) Subject to and upon the terms and conditions herein set forth, the Swingline Lender severally agrees, at any time and from time to time on and after the Restatement Effective Date and prior to the Swingline Maturity Date, to make a loan or loans (each a "Swingline Loan" and, collectively, the "Swingline Loans") to the Company and/or the UK Borrower, which Swingline Loans:

          (i) shall (a) if made to the UK Borrower, be made in Pounds Sterling (each a "Sterling Swingline Loan" and, collectively, the "Sterling Swingline Loans") or (b) if made to the Company, be made in Dollars (each a "Dollar Swingline Loan" and, collectively, the "Dollar Swingline Loans");

          (ii)   shall be Base Rate Loans;

          (iii)  shall have the benefit of the provisions of Section 1.01(C);

          (iv) shall not at any time exceed in aggregate Principal Amount the Swingline Commitment at such time;

          (v) if made as a Dollar Swingline Loan, shall not exceed in aggregate Principal Amount at the time of the making of such Swingline Loan, and after giving effect thereto, when added to the sum of (I) the aggregate Principal Amount of all other Dollar Swingline Loans outstanding at such time, (II) the aggregate Principal Amount of all DRF Loans outstanding at such time and (III) the Letter of Credit Outstandings at such time, the Total DRF Commitment then in effect;

          (vi) if made as a Sterling Swingline Loan, shall not exceed in aggregate Principal Amount at the time of the making of such Swingline Loan, and after giving effect thereto, when added to the sum of (I) the aggregate Principal Amount of all other Sterling Swingline Loans outstanding at such time and (II) the aggregate Principal Amount of all MCRF Loans outstanding at such time, the Total MCRF Commitment then in effect; and

          (vii) may be repaid and reborrowed in accordance with the provisions hereof.

On (x) the Swingline Maturity Date, all Swingline Loans shall be repaid in full and (y) the last Business Day of each calendar quarter, all Swingline Loans shall be repaid in full and may not be reborrowed until the next succeeding Business Day, PROVIDED that repayment of the Swingline Loans pursuant to this clause (y) shall not be required on any such last Business Day to the extent that (1) all Swingline Loans have been repaid in full at any time during such calendar quarter or (2) the Swingline Lender has notified the Company that it has waived such payment. The Swingline Lender will not make a Swingline Loan after it has received a written notice (not subsequently withdrawn) from the Required Banks that one or more of the applicable conditions to Credit Events specified in Section 5 are not then satisfied. In addition, the Swingline Lender shall not be required to make a Swingline Loan while a Bank Default exists unless the Swingline Lender has entered into arrangements satisfactory to it and the Company to eliminate the Swingline Lender's risk with respect to the participation in Mandatory Borrowings by the Defaulting Bank or Banks, including by cash collateralizing same.

          (C) On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the Agent that all then outstanding Swingline Loans shall be funded with a Borrowing of DRF Loans (to the extent constituting Dollar Swingline Loans) and/or a Borrowing of MCRF Loans denominated in Pounds Sterling (to the extent constituting Sterling Swingline Loans) (PROVIDED that such notice shall be deemed to have been automatically given by the Swingline Lender upon the occurrence of an Event of Default under Section 9.05), in which case a Borrowing of DRF Loans and/or a Borrowing of MCRF Loans (each such Borrowing, a "Mandatory Borrowing"), in each case constituting Base Rate Loans, shall be made on the immediately succeeding Business Day by all Banks with DRF Commitments or MCRF Commitments, as the case may be, PRO RATA based on said DRF Commitments or MCRF Commitments, as the case may be, and the proceeds thereof shall be applied directly to repay the Swingline Lender for all outstanding Swingline Loans. Each Bank hereby irrevocably agrees to make such DRF Loans and/or MCRF Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding:

          (i) whether any conditions specified in Section 5 are then satisfied;

          (ii) whether a Default or an Event of Default has occurred and is continuing;

          (iii)  the date of such Mandatory Borrowing;

          (iv) the aggregate Principal Amount of all DRF Loans and/or MCRF Loans then outstanding; and

          (v) the amount of the Total DRF Commitment, the Total MCRF Commitment and/or the Total Commitment at such time.

In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code in respect of the Company), each Bank with a DRF Commitment and a MCRF Commitment (other than the Swingline Lender) hereby agrees that it shall forthwith purchase from the Swingline Lender (without recourse or warranty) such assignment of its outstanding Swingline Loans as shall be necessary to cause each such Bank to share in such Swingline Loans ratably based upon its DRF Commitment and MCRF Commitments, as the case may be, PROVIDED that all interest payable on such Swingline Loans shall be for the account of the Swingline Lender until the date the respective assignment is purchased and, to the extent attributable to the purchased assignment, shall be payable to the Bank purchasing same from and after such date of purchase.

          (D) The aggregate principal amount of each Borrowing (other than any Mandatory Borrowing) shall not be less than the Minimum Borrowing Amount for such Borrowing. More than one Borrowing may be incurred on any day, PROVIDED that at no time shall there be outstanding more than 20 Borrowings of Euro Rate Loans.

          1.012 NOTICE OF BORROWING. (a) Whenever a Borrower desires to incur Revolving Loans hereunder, it shall give the Agent at the appropriate Notice Office, (x) prior to 12:00 Noon (11:00 A.M. in the case of Alternate Currency Loans) (Local Time), at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Euro Rate Loans and (y) prior to 10:00 A.M. (Local Time) on the proposed date thereof written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Base Rate Loans. Each such notice (each such notice, together with each notice of the incurrence of Swingline Loans pursuant to Section 1.02(b), a "Notice of Borrowing") shall be in the form of Exhibit A-1 and shall be irrevocable and shall specify: (i) the identity of the Borrower; (ii) the Facility pursuant to which such Borrowing is being made and, in the case of MCRF Loans, the Applicable Currency for such Loans; (iii) the aggregate Principal Amount of the Loans to be made pursuant to such Borrowing (stated in Dollars and in the Alternate Currency Equivalent); (iv) the date of Borrowing (which shall be a Business Day); (v) in the case of DRF Loans and of MCRF Loans denominated in Dollars or Pounds Sterling, whether the respective Borrowing shall consist of Base Rate Loans or Euro Rate Loans; and (vi) if Euro Rate Loans, the Interest Period to be initially applicable thereto. The Agent shall promptly give each Bank written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of such Bank's proportionate share thereof and of the other matters covered by the Notice of Borrowing.

          (b) Whenever a Borrower desires to incur Swingline Loans hereunder, it shall give the Agent at the appropriate Notice Office written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Swingline Loans prior to 1:00 P.M. (Local Time) on the date of such Borrowing. Each such notice shall be irrevocable and shall specify (i) the identity of the Borrower,
(ii) the aggregate Principal Amount of the Swingline Loans to be made pursuant to such Borrowing (stated in Dollars and in the case of Sterling Swingline Loans, in Pounds Sterling) and (iii) the date of Borrowing (which shall be a Business Day). The Agent shall promptly give the Swingline Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Swingline Loans and of the other matters covered by the Notice of Borrowing.

          (c)  Mandatory Borrowings shall be made upon the notice specified in
Section 1.01(C), with each Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such Section.

          (d) Without in any way limiting the obligation of any Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Agent in good faith to be from an Authorized Officer of such Borrower entitled to give telephonic notices under this Agreement on behalf of the Borrower. In each such case, the Agent's record of the terms of such telephonic notice shall be conclusive absent manifest error.

          1.013  DISBURSEMENT OF FUNDS.  (a)  No later than 12:00 Noon (Local
Time) (11:00 A.M. (Local Time) if Alternate Currency Loans) in the case of Euro Rate Loans, 2:00 P.M. (Local Time) in the case of Base Rate Loans or 3:00 P.M. (Local Time) in the case of Swingline Loans on the date specified in each Notice of Borrowing (or pursuant to Section 1.01(C)), each Bank will make available its PRO RATA share, if any, of each Borrowing requested to be made on such date in the manner provided below. All amounts shall be made available to the Agent in Dollars or in the relevant Alternate Currency, as the case may be, and immediately available funds at the appropriate Payment Office and the Agent promptly will make available to the applicable Borrower by depositing to its account at the appropriate Payment Office the aggregate of the amounts so made available in the type of funds received. Unless the Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Agent its portion of the Borrowing or Borrowings to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on such date of Borrowing, and the Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the applicable Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank and the Agent has made available same to the applicable Borrower, the Agent shall be entitled to recover such corresponding amount from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the applicable Borrower, and such Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from such Bank or such Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to such Borrower to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to (x) if paid by such Bank, the overnight Federal Funds Effective Rate or (y) if paid by such Borrower, the then applicable rate of interest, calculated in accordance with Section 1.07, for the respective Loans.

          (b) Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its commitments hereunder or to prejudice any rights which the applicable Borrower may have against any Bank as a result of any default by such Bank hereunder.

          1.014 NOTES; REGISTER. (a) Each Borrower's obligation to pay the principal of, and interest on, the Revolving Loans and/or Swingline Loans, if any, made to it by each Bank shall be evidenced: (i) if DRF Loans by a promissory note substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each a "DRF Note" and, collectively, the "DRF Notes"); (ii) if MCRF Loans, by a promissory note substantially in the form of Exhibit B-2 with blanks appropriately completed in conformity herewith (each a "MCRF Note" and, collectively, the "MCRF Notes"); and (iii) if Swingline Loans, by a promissory note substantially in the form of Exhibit B-3 with blanks appropriately completed in conformity herewith (each a "Swingline Note" and, collectively, the "Swingline Notes").

          (b) The DRF Note issued to a Bank shall: (i) be executed by the Company; (ii) be payable to the order of such Bank and be dated the Restatement Effective Date; (iii) be in a stated principal amount equal to the DRF Commitment of such Bank and be payable in Dollars and in the principal amount of the outstanding DRF Loans evidenced thereby from time to time; (iv) mature on the Maturity Date; (v) bear interest as provided in the appropriate clause of
Section 1.07 in respect of the Base Rate Loans and Euro Rate Loans, as the case may be, evidenced thereby; (vi) be subject to mandatory repayment as provided in
Section 4.02; and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (c) The MCRF Note issued to a Bank shall: (i) be executed by each Borrower; (ii) be payable to the order of such Bank and be dated the Restatement Effective Date; (iii) be payable in the aggregate Principal Amount of the outstanding MCRF Loans evidenced thereby from time to time and in the Applicable Currencies for the MCRF Loans evidenced thereby; (iv) mature on the Maturity Date; (v) bear interest as provided in the appropriate clause of Section 1.07 in respect of the Base Rate Loans and Euro Rate Loans, as the case may be, evidenced thereby; (vi) be subject to mandatory repayment as provided in Section 4.02; and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (d) The Swingline Note issued to the Swingline Lender shall: (i) be executed by each Borrower; (ii) be payable to the order of the Swingline Lender and be dated the Restatement Effective Date; (iii) be in a stated principal amount equal to the Swingline Commitment and be payable in the aggregate Principal Amount of the outstanding Swingline Loans evidenced thereby from time to time and in the Applicable Currencies for the Swingline Loans evidenced thereby; (iv) mature on the Swingline Maturity Date; (v) bear interest as provided in the appropriate clause of Section 1.07 in respect of the Base Rate Loans evidenced thereby; (vi) be subject to mandatory repayment as provided in
Section 4.02; and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (e) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will, prior to any transfer of its Note, endorse on the reverse side thereof the outstanding Principal Amount of Loans evidenced thereby. Failure to make any such notation or any error in any such notation shall not affect a Borrower's obligations in respect of such Loans.

          (f) As more fully described in Section 13.17, the Agent shall maintain at its Payment Office in the United States the Bank Register for the recordation of the names and addresses of the Banks, the respective DRF Commitments and MCRF Commitments of the Banks from time to time, and the Principal Amount of the DRF Loans and the MCRF Loans owing to each Bank from time to time.

          1.015 CONVERSIONS. A Borrower shall have the option to convert on any Business Day all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding Principal Amount of the DRF Loans and/or MCRF Loans denominated in Dollars or Pounds Sterling into a Borrowing or Borrowings pursuant to such Facility in the same currency but of the other interest rate option; PROVIDED that (i) no partial conversion of a Borrowing of Euro Rate Loans shall reduce the outstanding principal amount of the Euro Rate Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Base Rate Loans may not be converted into Euro Rate Loans if a Default under
Section 9.01 or Event of Default is in existence on the date of the conversion and the Agent or the Required Banks have determined in its or their sole discretion not to permit such conversion, and (iii) Borrowings of Euro Rate Loans resulting from this Section 1.05 shall be limited in numbers as provided in Section 1.01(D). Each such conversion shall be effected by the relevant Borrower giving the Agent at the appropriate Notice Office, prior to 12:00 Noon (11:00 A.M. in the case of Sterling denominated MCRF Loans) (Local Time), at least three Business Days' (or one Business Day's, in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each a "Notice of Conversion") specifying the applicable Facility and the Loans to be so converted, the Type of Loans to be converted into and, if to be converted into a Borrowing of Euro Rate Loans, the Interest Period to be initially applicable thereto. The Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans.

          1.016 PRO RATA BORROWINGS. All Borrowings of DRF Loans or MCRF Loans shall be made by the Banks PRO RATA on the basis of their DRF Commitments or MCRF Commitments, as the case may be. It is understood that no Bank shall be responsible for any default by any other Bank in its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to fulfill its commitments hereunder.

          1.017 INTEREST. (a) The unpaid principal amount of each Base Rate Loan shall bear interest from the date of the incurrence thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Margin plus the Base Rate applicable to such Loan in effect from time to time.

          (b) The unpaid principal amount of each Euro Rate Loan shall bear interest from the date of the incurrence thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Margin plus the relevant Euro Rate.

          (c) All overdue principal and, to the extent permitted by law, overdue interest in respect of (i) each Loan denominated in Deutsche Marks or Yen shall, in each case, bear interest at a rate per annum equal to the rate which is 2% in excess of the rate of interest applicable to such Loans at maturity and (ii) each Loan denominated in Dollars or Pounds Sterling shall, in each case, bear interest at a rate per annum equal to the Dollar Base Rate or Sterling Base Rate, as the case may be, in effect from time to time plus the sum of (x) 2% and

(y) the Applicable Margin then in effect for Base Rate Loans under the respective Facility, PROVIDED that each Euro Rate Loan shall bear interest after maturity (whether by acceleration or otherwise) until the end of the Interest Period then applicable thereto at a rate per annum equal to 2% in excess of the rate of interest applicable thereto at maturity.

          (d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on the last Business Day of each March, June, September and December, (ii) in respect of each Euro Rate Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on the dates which are successively three months after the commencement of such Interest Period and (iii) in respect of each Loan (except, in the case of prepayments, any Base Rate Loans), on any prepayment or conversion (on the amount prepaid or converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

          (e) All computations of interest hereunder shall be made in accordance with Section 13.07(b).

          (f) The Agent, upon determining the interest rate for any Borrowing of Euro Rate Loans for any Interest Period, shall promptly notify the applicable Borrower and the Banks thereof.

          1.018 INTEREST PERIODS. (a) At the time a Borrower gives a Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Euro Rate Loans (in the case of the initial Interest Period applicable thereto) or prior to 10:00 A.M. (Local Time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Euro Rate Loans, it shall have the right to elect by giving the Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of such Borrower, be a one, two or three month period or, in the case of Dollar and Pounds Sterling denominated Loans only, six month, or to the extent available to all the Banks at the time requested (as determined in good faith), a nine or twelve month period. Notwithstanding anything to the contrary contained above:

          (i) All Euro Rate Loans comprising a Borrowing shall at all times have the same Interest Period;

          (ii) the initial Interest Period for any Borrowing of Euro Rate Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the immediately preceding Interest Period expires;

          (iii) if any Interest Period with respect to Euro Rate Loans begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

          (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, PROVIDED that if any Interest Period with respect to Euro Rate Loans would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

          (v) no Interest Period with respect to any Borrowing may (x) extend beyond any date upon which a Scheduled Commitment Reduction is required to be made if after giving effect to the selection of such Interest Period, the aggregate Principal Amount of all DRF Loans or all MCRF Loans maintained as Euro Rate Loans with Interest Periods ending after such date would exceed the aggregate Principal Amount of DRF Loans or MCRF Loans, as the case may be, permitted to be outstanding after such Scheduled Commitment Reduction or (y) extend beyond the Maturity Date; and


          (vi) no Interest Period may be elected at any time when a Default under Section 9.01 or an Event of Default is then in existence and the Agent or the Required Banks have determined in its or their sole discretion not to permit such election.

          (b) If upon the expiration of any Interest Period applicable to a Borrowing of Euro Rate Loans, the applicable Borrower has failed to (or may not) elect a new Interest Period to be applicable to such Euro Rate Loans as provided above, such Borrower shall be deemed to have elected to convert such Loans into Base Rate Loans, provided that if such Euro Rate Loans are Deutsche Mark denominated or Yen denominated, then such Euro Rate Loans shall become due and payable upon such expiration.

          1.019 INCREASED COSTS, ILLEGALITY, ETC. (a) In the event that (x) in the case of clause (i) or (iv) below, the Agent or (y) in the case of clauses
(ii) and (iii) below, any Bank shall have determined on a reasonable basis (which determination shall, absent manifest or demonstrable error, be final and conclusive and binding upon all parties hereto):

          (i) on any date for determining the Euro Rate for any Interest Period that, by reason of any changes arising after the Restatement Effective Date affecting the applicable interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the respective Euro Rate; or

          (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder in an amount which such Bank deems material with respect to any Euro Rate Loans (other than any increased cost or reduction attributable to the imposition of or a change in the rate of taxes or similar charges) because of (x) any change since the Restatement Effective Date in any applicable law, governmental rule, regulation, guideline or order, or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline or order (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves payable pursuant to Section 1.09(c)) and/or (y) other circumstances adversely affecting the applicable interbank market or the position of such Bank in such market; or

          (iii) at any time, that the making or continuance of any Euro Rate Loan has become unlawful by compliance by such Bank in good faith with any change (including by interpretation) since the Restatement Effective Date in any law, governmental rule, regulation, guideline or order or would conflict with any thereof not having the force of law but with which such Bank customarily complies or has become impracticable as a result of a contingency occurring after the Restatement Effective Date which materially adversely affects the applicable interbank market; or

          (iv) at any time that any Alternate Currency is not available in sufficient amounts, as determined in good faith by the Agent, to fund any Borrowing of Loans denominated in such Alternate Currency;

then, and in any such event, such Bank (or the Agent in the case of clause (i) or (iv) above) shall (x) on such date and (y) within 10 Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Company and the respective Borrower (if other than the Company) and, except in the case of clause (i) or (iv) above, to the Agent of such determination (which notice the Agent shall promptly transmit to each of the other Banks). Thereafter (w) in the case of clause (i) above, Euro Rate Loans denominated in the affected currency or currencies shall no longer be available until such time as the Agent notifies the Company and the Banks that the circumstances giving rise to such notice by the Agent no longer exist (which notice the Agent agrees to give at such time when such circumstances no longer exist), and any Notice of Borrowing or Notice of Conversion given by a Borrower with respect to such Euro Rate Loans, which have not yet been incurred shall be deemed rescinded by the relevant Borrower or, in the case of a Notice of Borrowing relating to Dollar denominated or Pounds Sterling denominated Loans shall, at the option of the applicable Borrower, be deemed converted into a Notice of Borrowing for Base Rate Loans in such currency on the date of Borrowing contained in such Notice of Borrowing, (x) in the case of clause (ii) above, the applicable Borrower shall pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank shall reasonably determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing in reasonable detail the basis for the calculation thereof, which basis must be reasonable, submitted to the applicable Borrower by such Bank shall, absent manifest or demonstrable error, be final and conclusive and binding on all the parties hereto), (y) in the case of clause (iii) above, the applicable Borrower shall take one of the actions specified in Section 1.09(b) as promptly as possible and, in any event, within the time period required by law and (z) in the case of clause (iv) above, Loans in the affected Alternate Currency shall no longer be available until such time as the Agent notifies the Company and the Banks that the circumstances giving rise to such notice by the Agent no longer exists (which notice the Agent agrees to give at such time when such circumstances no longer exist), and any Notice of Borrowing given by a Borrower with respect to such Alternate Currency Loans which have not yet been incurred shall be deemed rescinded by such Borrower.

          (b) At any time that any Euro Rate Loan is affected by the circumstances described in Section 1.09(a)(ii) or (iii), the applicable Borrower may (and in the case of a Euro Rate Loan affected pursuant to Section 1.09(a)(iii) the applicable Borrower shall) either (i) if the affected Euro Rate Loan is then being made pursuant to a Borrowing, by giving the Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the respective Borrower was notified by a Bank pursuant to Section 1.09(a)(ii) or
(iii), cancel said Borrowing, or in the case of Euro Rate Loans denominated in Dollars or Pounds Sterling either convert the related Notice of Borrowing into one requesting a Borrowing of Base Rate Loans or require the affected Bank to make its requested Loan as a Base Rate Loan or (ii) if the affected Euro Rate Loan is then outstanding, upon at least one Business Day's notice to the Agent,
(A) in the case of a Euro Rate Loan denominated in Dollars or Pounds Sterling, require the affected Bank to convert each such Loan into a Base Rate Loan and
(B) in the case of all other Alternate Currency Loans, repay all Loans denominated in such Alternate Currency in full, PROVIDED that, if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.09(b).

          (c) In the event that any Bank shall reasonably determine (which determination shall, absent manifest error, be final and conclusive and binding on all parties hereto) at any time that (1) by reason of Regulation D such Bank is required to maintain reserves in respect of eurodollar loans or liabilities during any period it has a Euro Rate Loan denominated in Dollars outstanding or
(2) such Bank is required to maintain reserves (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) which have been established by any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body with jurisdiction over such Bank (including any branch, affiliate or funding office thereof) in respect of any Alternate Currency Loans or any category of liabilities which includes deposits by reference to which the interest rate on any Alternate Currency Loan is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to non-United States residents, then, in either case, unless such reserves are included in the calculation of the interest rate applicable to such Euro Rate Loans or in Section 1.09(a)(ii), such Bank shall promptly notify the Company in writing specifying the additional amounts required to indemnify such Bank against the cost of maintaining such reserves (such written notice to set forth in reasonable detail a computation of such additional amounts) and the applicable Borrower shall pay to such Bank such specified amounts as additional interest at the time that such Borrower is otherwise required to pay interest in respect of such Loan or, if later, on written demand therefor by such Bank.

          (d) If any Bank shall have determined that after the Restatement Effective Date, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged by law with the interpretation or administration thereof, or compliance by such Bank or its parent corporation with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, in each case made subsequent to the Restatement Effective Date, has or would have the effect of reducing by an amount reasonably deemed by such Bank to be material the rate of return on such Bank's or its parent corporation's capital or assets as a consequence of such Bank's commitments or obligations hereunder to a level below that which such Bank or its parent corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Bank's or its parent corporation's policies with respect to capital adequacy), then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Company agrees to pay to such Bank such additional amount or amounts as will compensate such Bank or its parent corporation for such reduction, it being understood and agreed that a Bank shall not be entitled to any such compensation as a result of such Bank's compliance with, or pursuant to any request or directive to comply with, any such law, rule or regulation that is in effect on the date hereof. Each Bank, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.09(d), will give prompt written notice thereof to the Company, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, which basis must be reasonable, although the failure to give any such notice shall not release or diminish any of the Company's obligations to pay additional amounts pursuant to this Section 1.09(d) upon the subsequent receipt of such notice. No Bank shall demand compensation for any reduction referred to in this Section 1.09(d) if it shall not at the time be the general policy or practice of such Bank to demand such compensation in similar circumstances under comparable provisions of other credit agreements.

          (e) Notwithstanding anything in this Agreement to the contrary, to the extent any notice or request required by Section 1.09, 1.10, 2.06 or 4.04 is given by any Bank more than 120 days after such Bank obtained, or reasonably should have obtained, knowledge of the occurrence of the event giving rise to the additional costs, reductions in amounts, losses, taxes or other additional amounts of the type described in such Section, such Bank shall not be entitled to compensation under Section 1.09, 1.10, 2.06 or 4.04 for any amounts incurred or accruing prior to the giving of such notice to the Borrower.

          1.10 COMPENSATION. Each Borrower shall compensate each Bank, upon its written request (which request shall set forth the detailed basis for requesting and the method of calculating such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Euro Rate Loans) which such Bank reasonably may sustain: (i) if for any reason (other than a default by such Bank or the Agent) a Borrowing of Euro Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by such Borrower or deemed withdrawn pursuant to Section 1.09(a)); (ii) if any repayment or conversion of any of its Euro Rate Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of its Euro Rate Loans is not made on any date specified in a notice of prepayment given by such Borrower; or
(iv) as a consequence of (x) any other default by such Borrower to repay its Loans when required by the terms of this Agreement or (y) an election made pursuant to Section 1.09(b).

          1.11 CHANGE OF LENDING OFFICE. Each Bank agrees that, upon the occurrence of any event giving rise to the operation of Section 1.09(a)(ii) or
(iii), 1.09(c) or (d), 2.06 or 4.04 with respect to such Bank, it will, if requested by the applicable Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Commitments affected by such event, PROVIDED that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this
Section 1.11 shall affect or postpone any of the obligations of any Borrower or the right of any Bank provided in Section 1.09 or 4.04.

          1.12 REPLACEMENT OF BANKS. If (x) a Borrower receives notice from any Bank requesting increased costs or additional amounts under Section 1.09 (other than 1.09(c)), 2.06 or 4.04 deemed by the Company to be material and which are not generally being requested by other Banks, (y) any Bank is affected in the manner described in Section 1.09(a)(iii) or (z) a Bank becomes a Defaulting Bank, the Company shall have the right, if no Event of Default exists and unless in the case of clause (x) such Bank has removed or cured the conditions which resulted in the obligation to pay such increased costs or additional amounts or agreed to waive and otherwise forego any right it may have to any payments provided for under Sections 1.09, 2.06 and 4.04 in respect of such conditions, to replace in its entirety such Bank (the "Replaced Bank"), upon prior written notice to the Agent and such Replaced Bank, with one or more other Eligible Transferee or Transferees (collectively, the "Replacement Bank") acceptable to the Agent (which acceptance shall not be unreasonably withheld), PROVIDED that at the time of any replacement pursuant to this Section 1.12, the Replaced Bank and the Replacement Bank shall enter into one or more Assignment Agreements (appropriately completed), pursuant to which: (i) the Replacement Bank shall acquire all of the Commitments and outstanding Loans of, and Swingline Loan and/or Letter of Credit participations of, the Replaced Bank and, in connection therewith, shall pay (x) to the Replaced Bank in respect thereof an amount equal to the sum of (a) an amount equal to the Principal Amount of, and all accrued but unpaid interest on, all outstanding Loans of the Replaced Bank (in each case in the Applicable Currencies) and (b) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section 3.01 and
(y) to the Swingline Lender or Letter of Credit Issuer, as the case may be, any portion of a Mandatory Borrowing or the funding of a drawing, respectively, as to which the Replaced Bank is then in default; and (ii) each Borrower shall pay to the Replaced Bank any other amounts payable to the Replaced Bank under this Agreement (including, without limitation, amounts payable under Section 1.09 and/or 1.10 which have accrued to the date of such replacement). Upon the execution of the respective assignment documentation, the payment of amounts referred to in the preceding sentence and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the applicable Notes executed by the respective Borrowers, the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Bank.

          SECTION 2.  LETTERS OF CREDIT.

          1.021 LETTERS OF CREDIT. (a) Subject to and upon the terms and conditions herein set forth, the Company may request a Letter of Credit Issuer at any time and from time to time on or after the Restatement Effective Date and prior to the Maturity Date to issue, for the account of the Company and in support of (x) trade obligations, workmen's compensation and any other obligations of the Company and/or its Subsidiaries incurred in the ordinary course of its business and/or (y) such other obligations of the Company and/or its Subsidiaries to any other Person that are acceptable to the Agent, and subject to and upon the terms and conditions herein set forth such Letter of Credit Issuer agrees to issue from time to time, irrevocable letters of credit in such form as may be approved by such Letter of Credit Issuer and the Agent (each such letter of credit, and each Existing Letter of Credit described in Section 2.02, a "Letter of Credit" and collectively, the "Letters of Credit").

          (b) Letters of Credit will be denominated in Dollars provided that the Loan Notes Guaranty may be denominated in Pounds Sterling.

          (c) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the sum of (x) the Letter of Credit Outstandings at such time and (y) the aggregate principal amount of all DRF Loans and all Dollar Swingline Loans then outstanding, would exceed an amount equal to the Total DRF Commitment at such time and (ii) each Letter of Credit shall, unless otherwise agreed by the Letter of Credit Issuer, have an expiry date occurring not later than one year after such Letter of Credit's date of issuance although any Letter of Credit may be renewable for successive periods of up to 12 months, but not beyond the Business Day next preceding the Maturity Date, on terms acceptable to the Agent and the relevant Letter of Credit Issuer.

          (d) Notwithstanding the foregoing, in the event a Bank Default exists, no Letter of Credit Issuer shall be required to issue any Letter of Credit unless such Letter of Credit Issuer has entered into arrangements satisfactory to it and the Company to eliminate such Letter of Credit Issuer's risk with respect to the participation in Letters of Credit of the Defaulting Bank or Banks, including by cash collateralizing such Defaulting Bank's or Banks' participation in the Letter of Credit Outstandings.

          1.022 EXISTING LETTERS OF CREDIT. Annex III hereto contains a description of all letters of credit issued under the Original Credit Agreement (including any Loan Notes Guaranty) that are outstanding on, and that will continue in effect after, the Restatement Effective Date. Each such letter of credit and loan notes guaranty issued by a bank that is a Bank hereunder on the Restatement Effective Date (each, an "Existing Letter of Credit"), shall constitute a "Letter of Credit" for all purposes of this Agreement issued, for purposes of Section 2.05(a), on the Restatement Effective Date.

          1.023 LETTER OF CREDIT REQUESTS; NOTICES OF ISSUANCE. (a) Whenever it desires that a Letter of Credit be issued, the Company shall give the Agent and the Letter of Credit Issuer written notice (including by way of telecopier) in the form of Exhibit A-2 thereof prior to 3:00 P.M. (Local Time) at least three Business Days (or such shorter period as may be acceptable to the relevant Letter of Credit Issuer) prior to the proposed date of issuance (which shall be a Business Day) (each a "Letter of Credit Request"), which Letter of Credit Request shall include an application for such Letter of Credit and any other documents that such Letter of Credit Issuer customarily requires in connection therewith. The Agent shall promptly notify each Bank of each Letter of Credit Request.

          (b) Each Letter of Credit Issuer shall, on the date of each issuance of a Letter of Credit by it, give the Agent, each Bank and the Company written notice of the issuance of such Letter of Credit, accompanied by a copy to the Agent of the Letter of Credit or Letters of Credit issued by it. Each Letter of Credit Issuer shall provide to the Agent a weekly summary describing each Letter of Credit issued by such Letter of Credit Issuer and then outstanding.

          1.024 AGREEMENT TO REPAY LETTER OF CREDIT DRAWINGS. (a) The Company hereby agrees to reimburse each Letter of Credit Issuer, by making payment to the Agent, in Dollars (or, in the case of any payment or disbursement made by the Letter of Credit Issuer in Pounds Sterling, of the Dollar Equivalent of such payment or disbursement) and in immediately available funds at the appropriate Payment Office, for any payment or disbursement made by such Letter of Credit Issuer under any Letter of Credit (each such amount so paid or disbursed until reimbursed, an "Unpaid Drawing") immediately after, and in any event on the date on which, such Letter of Credit Issuer notifies the Agent and the Company of such payment or disbursement (which notice to the Company shall be delivered reasonably promptly after any such payment or disbursement), with interest on the amount so paid or disbursed by such Letter of Credit Issuer, to the extent not reimbursed prior to 3:00 P.M. (Local Time) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date such Letter of Credit Issuer is reimbursed therefor at a rate per annum which shall be the rate then applicable to DRF Loans that are Base Rate Loans of such payment or disbursement (plus an additional 2% per annum if not reimbursed by the third Business Day after the date of such payment or disbursement), such interest also to be payable on demand.

          (b) The Company's obligation under this Section 2.04 to reimburse each Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Company may have or have had against such Letter of Credit Issuer, the Agent, any other Letter of Credit Issuer or any Bank, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any non- application or misapplication by the beneficiary of the proceeds of such drawing, PROVIDED, HOWEVER, that the Company shall not be obligated to reimburse a Letter of Credit Issuer for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer.

          1.025 LETTER OF CREDIT PARTICIPATIONS. (a) Immediately upon the issuance by a Letter of Credit Issuer of any Letter of Credit, such Letter of Credit Issuer shall be deemed to have sold and transferred to each Bank with a DRF Commitment, and each such Bank (each a "Participant") shall be deemed irrevocably and unconditionally to have purchased and received from such Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Bank's DRF Percentage in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the Company under this Agreement with respect thereto (although Letter of Credit Fees shall be payable directly to the Agent for the account of the Banks as provided in Section 3.01(b) and the Participants shall have no right to receive any portion of any Facing Fees) and any security therefor or guaranty pertaining thereto. Upon any change in the DRF Commitments of the Banks pursuant to Section 1.12 and/or 13.04(b), it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.05 to reflect the new DRF Percentages of the assigning and assignee Bank.

          (b) In determining whether to pay under any Letter of Credit, a Letter of Credit Issuer shall not have any obligation relative to the Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by a Letter of Credit Issuer under or in connection with any Letter of Credit issued by it if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Letter of Credit Issuer any resulting liability.

          (c) In the event that a Letter of Credit Issuer makes any payment under any Letter of Credit and the Company shall not have reimbursed such amount in full to such Letter of Credit Issuer pursuant to Section 2.04(a), such Letter of Credit Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Agent for the account of such Letter of Credit Issuer, the amount of such Participant's DRF Percentage of such payment in Dollars (or, in the case of any reimbursed payment made in Pounds Sterling, Pounds Sterling) and in same day funds, PROVIDED, HOWEVER, and notwithstanding anything to the contrary in Section 2.05(e), no Participant shall be obligated to pay to the Agent its DRF Percentage of such unreimbursed amount for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer. If the Agent so notifies any Participant required to fund a payment under a Letter of Credit prior to 11:00 A.M. (Local Time) on any Business Day, such Participant shall make available to the Agent for the account of the relevant Letter of Credit Issuer such Participant's DRF Percentage of the amount of such payment on such Business Day in Dollars (or, in the case of any unreimbursed payment made in Pounds Sterling) Pounds Sterling and in same day funds. If and to the extent such Participant shall not have so made its DRF Percentage of the amount of such payment available to the Agent for the account of the relevant Letter of Credit Issuer, such Participant agrees to pay to the Agent for the account of such Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent for the account of such Letter of Credit Issuer at the Federal Funds Effective Rate. The failure of any Participant to make available to the Agent for the account of the relevant Letter of Credit Issuer its DRF Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Agent for the account of such Letter of Credit Issuer its DRF Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Agent for the account of such Letter of Credit Issuer such other Participant's DRF Percentage of any such payment.

          (d) Whenever a Letter of Credit Issuer receives a payment of a reimbursement obligation as to which the Agent has received for the account of such Letter of Credit Issuer any payments from the Participants pursuant to clause (c) above, such Letter of Credit Issuer shall pay to the Agent and the Agent shall promptly pay to each Participant which has paid its

DRF Percentage thereof, in the currency received and in same day funds, an amount equal to such Participant's DRF Percentage of the principal amount thereof and interest thereon accruing after the purchase of the respective participations.

          (e) The obligations of the Participants to make payments to the Agent for the account of each Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

          (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

          (ii) the existence of any claim, set-off, defense or other right which the Company may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, any Letter of Credit Issuer, any Bank, or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Company and the beneficiary named in any such Letter of Credit);

          (iii) any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

          (v)    the occurrence of any Default or Event of Default.

          1.026 INCREASED COSTS. If after the Restatement Effective Date, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or actual compliance by any Letter of Credit Issuer or any Bank with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency (in each case made or adopted subsequent to the Restatement Effective Date) shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by such Letter of Credit Issuer or such Bank's participation therein, or (ii) shall impose on such Letter of Credit Issuer or any Bank any other conditions affecting its obligations under this Agreement in respect of Letters of Credit, any Letter of Credit or such Bank's participation therein; and the result of any of the foregoing is to increase the cost to such Letter of Credit Issuer or such Bank of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Letter of Credit Issuer or such Bank hereunder (other than any increased cost or reduction attributable to the imposition of or a change in the rate of taxes or similar charges), then, promptly after receipt of written demand to the Company by such Letter of Credit Issuer or such Bank (a copy of which notice shall be sent by such Letter of Credit Issuer or such Bank to the Agent), the Company shall pay to such Letter of Credit Issuer or such Bank such additional amount or amounts as will compensate any such Letter of Credit Issuer or such Bank for such increased cost or reduction, it being understood and agreed that the Letter of Credit Issuer or any Participant shall not be entitled to any such compensation as a result of such Person's compliance with, or pursuant to any request or directive to comply with, any such law, rule or regulation that is in effect on the date hereof. A certificate submitted to the Company by any Letter of Credit Issuer or any Bank, as the case may be (a copy of which certificate shall be sent by such Letter of Credit Issuer or such Bank to the Agent), setting forth in reasonable detail the basis for the determination of such additional amount or amounts necessary to compensate any Letter of Credit Issuer or such Bank as aforesaid shall be conclusive and binding on the Company absent manifest or demonstrable error, although the failure to deliver any such certificate shall not release or diminish any of the Company's obligations to pay additional amounts pursuant to this Section 2.06.

          SECTION 3.  FEES; COMMITMENTS.

          1.031 FEES. (a) The Company agrees to pay to the Agent in Dollars a facility fee (the "Facility Fee") for the account of each Non-Defaulting Bank for the period from and including the Restatement Effective Date to but not including the date the Total Commitment has been terminated, computed for each day at a per annum rate equal to the Applicable Percentage for such day multiplied by the then Commitment of such Bank. Such Facility Fee shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December and on the date upon which the Total Commitment is terminated.

          (b) The Company agrees to pay to the Agent, for the account of each Non-Defaulting Bank, PRO RATA on the basis of its applicable DRF Percentage, in Dollars a fee in respect of each Letter of Credit (the "Letter of Credit Fee") computed for each day at a per annum rate equal to the Applicable Percentage for such day multiplied by the then daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December of each year and on the date upon which the Total Commitment is terminated.

          (c) The Company agrees to pay to the Agent for the account of each Letter of Credit Issuer in Dollars a fee in respect of each Letter of Credit issued by it (the "Facing Fee") computed for each day at a per annum rate of 1/4 of 1% per annum on the then Stated Amount of such Letter of Credit. Accrued Facing Fees shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December of each year and on the date upon which the Total Commitment is terminated.

          (d) The Company agrees to pay directly to each Letter of Credit Issuer upon each issuance of, drawing under, and/or amendment of, a Letter of Credit issued by it such amount as shall at the time of such issuance, drawing or amendment be the administrative charge which such Letter of Credit Issuer is customarily charging for issuances of, drawings under or amendments of, letters of credit issued by it.

          (e) The Company shall pay to the Agent on the Restatement Effective Date and thereafter for its own account and/or for distribution to the Banks such fees as heretofore agreed by the Company and the Agent.

          (f) All computations of Fees shall be made in accordance with Section 13.07(b).

          1.032 ADDITIONAL CHARGES. Within three Business Days of the Company being notified in writing by the Agent of any Additional Charges, the Company shall pay to the Agent in Dollars such Additional Charges for the accounts of the Banks as their interests may appear.

          1.033 VOLUNTARY REDUCTION OF COMMITMENTS. Upon at least three Business Days' prior written notice (or telephonic notice confirmed in writing) to the Agent at the applicable Notice Office (which notice the Agent shall promptly transmit to each of the Banks), the Company shall have the right, without premium or penalty, to terminate or partially reduce the Unutilized Total DRF Commitment and/or Unutilized Total MCRF Commitment, as the case may be, as the Company may elect, PROVIDED that (i) any such termination shall apply to proportionately and permanently reduce the DRF Commitment and/or MCRF Commitment, if any, of each of the Banks based on its DRF Percentage or MCRF Percentage, as the case may be, and (ii) any partial reduction pursuant to this
Section 3.03 shall be in the amount of at least $1,000,000 and shall apply to reduce the remaining Scheduled Commitment Reductions in such manner as selected by the Company and notified to the Agent in writing at the time of such partial reduction.

          1.034 MANDATORY ADJUSTMENTS OF COMMITMENTS, ETC. (a) The Total Commitment (and the Commitment of each Bank) shall terminate on the Maturity Date.

          (b) On each date set forth below, the Total Commitment shall be permanently reduced by the amount set forth opposite such date below (each such reduction, a "Scheduled Commitment Reduction"):

     Date                                         Amount
     ----                                         ------

     September 30, 1999                           $ 35,000,000
     September 30, 2000                           $ 35,000,000
     September 30, 2001                           $ 35,000,000
     September 30, 2002                           $ 35,000,000
     Maturity Date                                $310,000,000

          (c) Upon the closing of the Specified Receivables Facility pursuant to the terms thereof, the Total Commitment shall be permanently reduced by the "Total Commitment" as defined therein.

          (d) On the fifth Business Day following the date of receipt thereof by the Company and/or any Restricted Subsidiary of the Cash Proceeds from any Asset Sale, then, unless the Modified Ratio is less than 2.5:1.0, the Total Commitment shall be permanently reduced by an amount equal to 100% of such Net Cash Proceeds then received from such Asset Sale; PROVIDED that (I) the sum of
(x) the first $100,000,000 of the Net Cash Proceeds from Asset Sales during each fiscal year of the Company plus (y) up to 50% of any greater amount of the Net Cash Proceeds received in any fiscal year from Asset Sales shall be excluded from the requirement to so reduce the Total Commitment to the extent the Company elects, as hereinafter provided, to cause such Net Cash Proceeds to be reinvested in Reinvestment Assets (a "Reinvestment Election") and (II) in no event shall the Total Commitment be reduced to less than $225 million pursuant to this clause (d). The Company may exercise its Reinvestment Election (within the parameters specified in the preceding sentence) with respect to an Asset Sale if (x) no Event of Default exists on the date of delivering the Reinvestment Notice referred to below and (y) the Company delivers a Reinvestment Notice to the Agent by the fifth Business Day following the date of the consummation of the respective Asset Sale, with such Reinvestment Election being effective with respect to the Net Cash Proceeds of such Asset Sale equal to the Anticipated Reinvestment Amount specified in such Reinvestment Notice.

          (e) On the 91st day following the date of receipt thereof by the Company, the Total Commitment shall be permanently reduced by an amount equal to 100% of the net cash proceeds from the incurrence of Permitted Subordinated Debt (less any of such proceeds theretofore used to effect Permitted Acquisitions or to repay Indebtedness theretofore incurred to finance Permitted Acquisitions); PROVIDED that in no event shall the Total Commitment be reduced to less than $225 million pursuant to this clause (e).

          (f) On the Reinvestment Reduction Date with respect to a Reinvestment Election, the Total Commitment shall be permanently reduced by an amount equal to the Reinvestment Reduction Amount, if any, for such Reinvestment Election; PROVIDED that in no event shall the Total Commitment be reduced to less than $225 million pursuant to this clause (f).

          (g) Any reduction to the Total Commitment pursuant to Section 3.04(c), (d), (e) or (f) shall be applied to reduce the then remaining Scheduled Commitment Reductions PRO RATA based upon the then remaining amount of such Scheduled Commitment Reductions after giving effect to all prior reductions thereto.

          (h) Each partial reduction of the Total Commitment provided for in this Section 3.04 shall apply PRO RATA to the Commitment of each Bank based on its RF Percentage and shall reduce such Bank's DRF Commitment and MCRF Commitment proportionately, PROVIDED that (x) so long as after giving effect thereto the Total DRF Commitment is not less than the Total MCRF Commitment, any reduction actually made on the date of any Scheduled Commitment Reduction (other than the Maturity Date) pursuant to Section 3.04(b) may be applied only to the Total DRF Commitment at the election of the Company and (y) all reductions pursuant to any other provision of this Section 3.04 shall apply only to the Total DRF Commitment until such time as the Total DRF Commitment has been reduced to $200,000,000, with reductions only to the Total DRF Commitment to be applied PRO RATA to the DRF Commitment, if any, of each Bank based on its DRF Percentage and to reduce such Bank's DRF Commitment.

          SECTION 4.  PAYMENTS.

          1.041 VOLUNTARY PREPAYMENTS. Each Borrower shall have the right to prepay the Loans made to such Borrower, in whole or in part, without premium or penalty, from time to time on the following terms and conditions: (i) such Borrower shall give the Agent at the appropriate Payment Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, whether such Loans are DRF Loans, MCRF Loans or Swingline Loans, the amount of such prepayment and (in the case of Euro Rate Loans) the specific Borrowing(s) pursuant to which made, which notice shall (I) in the case of Loans other than Swingline Loans, be received by the Agent by 10:00 A.M. (Local Time) on the date of such prepayment (and which notice shall promptly be transmitted by the Agent to each of the Banks) or (II) in the case of Swingline Loans, 12:00 Noon (Local Time) on the date of such prepayment; (ii) each partial prepayment of any Borrowing shall be in an aggregate principal amount of (x) in the case of Loans other than Swingline Loans, at least $500,000 (or having a Dollar Equivalent of at least $500,000) and (y) in the case of Swingline Loans, in an aggregate principal amount of at least $100,000 (or having a Dollar Equivalent of at least $100,000), PROVIDED that no partial prepayment of Euro Rate Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of the Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto; (iii) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied PRO RATA among such Loans, PROVIDED that at such Borrower's election in connection with any prepayment of Revolving Loans pursuant to this Section 4.01, such prepayment shall not be applied to any Revolving Loans of any Defaulting Bank to the extent its Revolving Loans represent a lower percentage of the aggregate outstanding Revolving Loans of all Banks than the percentage which is such Defaulting Bank's RF Percentage; and (iv) any prepayment of Euro Rate Loans made pursuant to this
Section 4.01 on any day other than the last day of an Interest Period applicable thereto shall be subject to compliance with Section 1.10.

          1.042  MANDATORY PREPAYMENTS.

          (A) REQUIREMENTS: (i) If on any date (after giving effect to any other repayments or prepayments on such date) the sum of (i) the aggregate outstanding principal amount of DRF Loans and Dollar Swingline Loans plus (ii) the aggregate amount of Letter of Credit Outstandings exceeds the Total DRF Commitment as then in effect, the Company agrees to and shall repay on such date that principal amount of Dollar Swingline Loans (and, if insufficient, DRF Loans) and, after DRF Loans have been paid in full, Unpaid Drawings in an aggregate amount equal to such excess. If, after giving effect to the prepayment of all outstanding Dollar Swingline Loans, DRF Loans and Unpaid Drawings, the aggregate amount of Letter of Credit Outstandings exceeds the Total DRF Commitment as then in effect, the Company agrees to and shall pay to the Agent an amount in cash and/or cash equivalents satisfactory to the Agent and the Company equal to such excess and the Agent shall hold such payment as security for the obligations of the Company hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Agent and the Company (which shall permit certain investments in cash equivalents satisfactory to the Agent and the Company until the proceeds are applied to the secured obligations when due).

          (ii) If on any date (after giving effect to any other repayments or prepayments on such date) the sum of the aggregate outstanding Principal Amount of MCRF Loans and Sterling Swingline Loans exceeds the Total MCRF Commitment as then in effect, the Borrowers jointly and severally agree to and shall repay on such date that Principal Amount of Sterling Swingline Loans (and, if insufficient, MCRF Loans) in an aggregate amount equal to such excess.

          (B)  APPLICATION:   With respect to each repayment of Loans required
by this Section 4.02, the applicable Borrower shall designate the Types of Loans which are to be repaid and the specific Borrowing(s) under the affected Facility pursuant to which made, PROVIDED that (i) such Borrower shall first so designate all Loans of the respective Facility that are Base Rate Loans and Euro Rate Loans with Interest Periods ending on the date of repayment prior to designating any other Euro Rate Loans of such Facility for repayment, (ii) if the outstanding principal amount of Euro Rate Loans made pursuant to a Borrowing is reduced below the applicable Minimum Borrowing Amount as a result of any such prepayment, then all the Loans outstanding pursuant to such Borrowing shall be converted into Base Rate Loans (or repaid if outstanding in any Alternate Currency other than Pounds

Sterling), (iii) each prepayment of any Loans made pursuant to a Borrowing shall be applied PRO RATA among such Loans and (iv) notwithstanding the provisions of the preceding clause (iii), no prepayment made pursuant to Section 4.02(A) of Revolving Loans shall be applied to the Revolving Loans of any Defaulting Bank. If the applicable Borrower is required to repay any Euro Rate Loans and such prepayment will result in the relevant Borrower being required to pay breakage costs under Section 1.10 (any such Euro Rate Loans, "Affected Loans"), such Borrower may elect, by written notice to the Agent, to have the provisions of the following sentence be applicable. At the time any Affected Loans are otherwise required to be prepaid the applicable Borrower may elect to deposit 100% (or such lesser percentage elected by such Borrower as not being repaid) of the principal amounts that otherwise would have been paid in respect of the Affected Loans with the Agent to be held as security for the obligations of such Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance satisfactory to the Agent, with such cash collateral to be released from such cash collateral account (and applied to repay the principal amount of such Euro Rate Loans) upon each occurrence thereafter of the last day of an Interest Period applicable to Euro Rate Loans of the respective Facility (or such earlier date or dates as shall be requested by such Borrower), with the amount to be so released and applied on the last day of each Interest Period to be the amount of such Euro Rate Loans to which such Interest Period applies (or, if less, the amount remaining in such cash collateral account). In the absence of a designation by a Borrower as described in the first sentence of this clause
(b), the Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.10.

          1.043 METHOD AND PLACE OF PAYMENT. Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Agent for the ratable (based on its PRO RATA share) account of the Banks entitled thereto, not later than 2:00 P.M. (Local Time) on the date when due and shall be made in immediately available funds at the appropriate Payment Office in (x) Dollars, if such payment is made in respect of any obligation of the Borrowers under this Agreement except as otherwise provided in the immediately following clause (y) and (y) the appropriate Alternate Currency, if such payment is made in respect of principal of or interest on Alternate Currency Loans or Letters of Credit not denominated in Dollars, it being understood that written notice by a Borrower to the Agent to make a payment from the funds in such Borrower's account at the appropriate Payment Office shall constitute the making of such payment to the extent of such funds held in such account. The principal of, and interest on, each Alternate Currency Loan shall be paid only in the applicable Alternate Currency. The Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Agent prior to 2:00 P.M. (Local Time) on such day) like funds relating to the payment of principal or interest or Fees ratably to the Banks entitled thereto. Any payments under this Agreement which are made later than 2:00 P.M. (Local Time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

          1.044 NET PAYMENTS. (a) All payments made by each Borrower hereunder, under any Note or any other Credit Document, will be made without setoff, counterclaim or other defense. Except as provided for in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any Governmental Authority (but excluding any tax, interest, penalties or additions to tax imposed on or measured by the net income (or any franchise tax measured by or imposed on net income) of a Bank pursuant to the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) under which such Bank is organized or in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or applicable lending office of such Bank is located) and all interest, penalties or similar liabilities with respect thereto (collectively, "Taxes"). If any Taxes are so levied or imposed, such Borrower agrees to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment of all amounts due hereunder, under any Note or under any other Credit Document, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note or in such other Credit Document. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, such Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or profits of such Bank pursuant to the laws of the jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or applicable lending office of such Bank is located and for any withholding of income or similar taxes imposed by the United States of America as such Bank shall determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. Each Borrower will furnish to the Agent within 45 days after the date the payment of any Taxes or any withholding or deduction on account thereof is due pursuant to applicable law certified copies of tax receipts, or other evidence reasonably satisfactory to the Bank, evidencing such payment by the Borrower. Each Borrower agrees to indemnify and hold harmless the Agent and each Bank, and reimburse the Agent or such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid or withheld by such Bank.

          (b) Each Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes agrees with respect to Loans to the Company to provide to the Company and (in the case of a Bank other than the Agent) the Agent on or prior to the Restatement Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section
1.12 or Section 13.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer and such Bank is in compliance with the provisions of this Section 4.04(b)), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made by the Company under this Agreement, any Note or any other Credit Document, or (ii) if the Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate representing that such non-U.S. Bank is not a bank for purposes of
Section 881(c) of the Code, is not a 10% shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Company and is not a controlled foreign corporation related to the Company (within the meaning of Section 864(d)(4) of the Code) (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments by the Company of interest to be made under this Agreement, any Note or any other Credit Document. In addition, each Bank agrees that from time to time after the Restatement Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Company two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a
Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments by the Company under this Agreement, any Note or any other Credit Document, or it shall immediately notify the Company and the Agent of its inability to deliver any such Form or Certificate in which case such Bank shall not be obligated to deliver any such form or certificate pursuant to this
Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the Company shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or other similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for United States federal income tax purposes and which has not provided to the Company and the Agent such forms that establish a complete exemption from such deduction or withholding and (y) the Company shall not be obligated pursuant to Section 4.04(a) hereof to pay a Bank in respect of income or similar taxes imposed by the United States or any additional amounts with respect thereto if such Bank has not provided to the Company the Internal Revenue Service forms required to be provided to the Company pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in the preceding sentence, or elsewhere in this Section 4.04 the Company agrees to pay additional amounts and indemnify each Bank in the manner set forth in Section 4.04(a) in respect of any Taxes deducted or withheld by it as described in the previous sentence as a result of any changes after the Restatement Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

          (c) Each Bank with an MCRF Commitment (x) that is not organized under the laws of a jurisdiction of the United Kingdom but that can qualify as a UK Bank by utilizing a branch or affiliate as its UK Lending Office agrees that it will do so, unless (i) the appropriate UK tax authority certifies a complete exemption from UK withholding taxes with respect to payments to such Bank by the UK Borrower under this Agreement pursuant to the further provisions of this paragraph (c) or (ii) such utilization will cause such Bank any disadvantage or cost (not compensated by the Borrowers) deemed by such Bank to be material) or
(y) that is a Treaty Bank (and is not, or does not desire to continue as, a UK Bank for purposes of this Agreement) agrees that it will promptly file such forms with the tax authority of the country in which such Bank is a resident (for each such Bank, its "Resident Country") as appropriate to obtain for such Bank the full exemption from (or reduction to) UK tax withholding as is available to such Bank under the income tax treaty between the United Kingdom and such Bank's Resident Country and that it will take, at the Borrowers' expense, such follow-up actions as the UK Borrower reasonably requests to obtain the approval of the appropriate UK tax authority for such exemption (or reduction) and/or to obtain refunds of amounts theretofore paid by the UK Borrower pursuant to Section 4.01(a) for the period prior to receipt of such approval ("UK Tax Refunds").

          (d) If the Company determines in good faith that a reasonable basis exists for contesting any taxes for which indemnification has been demanded hereunder, the relevant Bank or the Agent, as applicable, shall cooperate with the Company in challenging such taxes at the Company's expense if so requested by the Company, PROVIDED that the relevant Bank or the Agent, as the case may be, shall not be required to so cooperate with the Company in challenging such taxes if such Bank or the Agent shall determine, in its sole discretion, that such challenge is or may be adverse to the business, operations or tax position of such Bank or the Agent. If any Bank or the Agent, as applicable, receives a refund of a tax for which a payment has been made by a Borrower pursuant to this Agreement (including any UK Tax Treaty Refunds) or receives any credit, relief or other tax benefit in connection therewith, which refund or benefit in the good faith judgment of such Bank or the Agent, as the case may be, is attributable to such payment made by such Borrower, then the Bank or the Agent, as the case may be, shall reimburse such Borrower for such amount as the Bank or Agent, as the case may be, determines to be the proportion of the refund or benefit as will leave it, after such reimbursement, in no better or worse position than it would have been in if the payment had not been required. A Bank or the Agent shall claim any refund or benefit that it determines is available to it, unless it concludes in its sole discretion that it would be adversely affected by making such a claim. Notwithstanding any provision of this Section 4.04(d) to the contrary, (i) the determination of the amount of a refund or benefit attributable to a payment made by a Borrower pursuant to this Agreement shall be made in the sole discretion of the relevant Bank or the Agent, and (ii) neither the Bank nor the Agent shall be obliged to disclose any information regarding its tax affairs or computations to any Borrower in connection with this Section 4.04(d).

          (e) Each Bank represents and agrees that, on the date hereof and at all times during the term of this Agreement, it is not and will not be a conduit entity participating in a conduit financing arrangement (as defined in Section 7701(1) of the Code and the regulations thereunder) with respect to the Borrowings by the Company hereunder unless the Company has consented to such arrangement prior thereto.

          SECTION 5.  CONDITIONS PRECEDENT.

          1.051 CONDITIONS PRECEDENT TO RESTATEMENT EFFECTIVE DATE. This Agreement shall become effective on the date (the "Restatement Effective Date") when each of the following conditions are first satisfied:

          (a) EFFECTIVENESS; NOTES. On or prior to the Restatement Effective Date, (i) each Borrower and each of the Banks shall have signed a copy of this Agreement (whether the same or different copies) and shall have delivered the same to the Agent at its Notice Office or, in the case of the Banks, shall have given to the Agent telephonic (confirmed in writing), written, telex or facsimile transmitted notice (actually received) at its Notice Office that the same has been signed and mailed to it and (ii) there shall have been delivered to the Agent for the account of each Bank the appropriate Note or Notes executed by the appropriate Borrower, in each case, in the amount, maturity and as otherwise provided herein.

          (b) OPINIONS OF COUNSEL. On the Restatement Effective Date, the Agent shall have received opinions, addressed to the Agent and each of the Banks and dated the Restatement Effective Date, from (i) Latham & Watkins, special counsel to the Borrowers, which opinion shall cover the matters contained in Exhibit C-1 hereto, (ii) the General Counsel of the Company, which opinion shall cover the matters contained in Exhibit C-2 hereto,
     (iii) Clifford Chance, special UK counsel to the UK Borrower, which opinion shall cover the matters contained in Exhibit C-3 hereto and (iv) White & Case, special counsel to the Banks, which opinion shall cover the matters contained in Exhibit C-4 hereto, all in form and substance satisfactory to the Agent.

          (c) CORPORATE PROCEEDINGS. (i) On the Restatement Effective Date, the Agent shall have received from the Company a certificate, dated the Restatement Effective Date, signed by the President or any Vice-President of the Company in the form of Exhibit D hereto with appropriate insertions and deletions, together with (x) copies of the articles of incorporation and the by-laws (or other organizational documents) of the

     Company and each Credit Party, (y) the resolutions of the Company and each Credit Party which shall be reasonably satisfactory to the Agent and (z) a statement that all of the applicable conditions set forth in Sections 5.01(g), (m) and (n) and 5.02 exist as of such date.

          (ii) On the Restatement Effective Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be reasonably satisfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates and any other records of corporate proceedings and governmental approvals, if any, which the Agent may have reasonably requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

          (d) ORIGINAL CREDIT AGREEMENT. On the Restatement Effective Date and concurrently with the initial borrowing hereunder, the Company shall have
     (i) repaid in full the outstanding principal amount of all Loans under and as defined in the Original Credit Agreement, (ii) terminated all letters of credit issued thereunder (other than Existing Letters of Credit) and (iii) paid all accrued but unpaid interest and fees under the Original Credit Agreement, whether or not otherwise then due and payable.

          (e) ADVERSE CHANGE, ETC. From August 1, 1996 to the Restatement Effective Date, nothing shall have occurred (and neither the Banks nor the Agent shall have become aware of any facts or conditions not previously known) which the Agent or the Required Banks shall reasonably determine (i) has, or would reasonably be expected to have, a material adverse effect on the rights or remedies of the Banks or the Agent under this Agreement or any other Credit Document, or on the ability of either Borrower to perform its respective obligations to them, or (ii) has, or would reasonably be expected to have, a Material Adverse Effect.

          (f) LITIGATION. No actions, suits or proceedings shall be pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any of their assets on the Restatement Effective Date (i) with respect to this Agreement or any other Credit Document or (ii) which the Agent shall determine has, or would reasonably be expected to have, (x) a Material Adverse Effect or (y) a material adverse effect on rights or remedies of the Banks or the Agent hereunder or under any other Credit Document or on the ability of either Borrower to perform its respective obligations to the Banks hereunder or under any other Credit Document.

          (g) APPROVALS. On the Restatement Effective Date, all necessary governmental and material third party approvals in connection with the transactions contem-plated by the Credit Documents and the other Transaction Documents and otherwise referred to herein or therein to the extent such approvals are required to be obtained or made prior to the Restatement Effective Date shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority (including any court having jurisdiction) which restrains or prevents such transactions or imposes, in the judgment of the Required Banks or the Agent, materially adverse conditions upon the consummation of such transactions.

          (h) PLEDGE AGREEMENTS. (i) On the Restatement Effective Date, the Company shall have duly authorized, executed and delivered an amended and restated Pledge Agreement substantially in the form of Exhibit E-1 hereto (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Company Pledge Agreement") and the UK Borrower shall have duly authorized, executed and delivered a Pledge Agreement substantially in the form of Exhibit E-2 hereto (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "UK Pledge Agreement") and each of the Company and the UK Borrower shall have delivered to the Collateral Agent, as pledgee thereunder, all of the certificates representing the Pledged Securities referred to therein, accompanied by executed and undated stock powers, and such Pledge Agreements shall be in full force and effect.

          (ii) On the Restatement Effective Date, each Subsidiary Guarantor shall have duly authorized, executed and delivered an amended and restated Pledge Agreement substantially in the form of Exhibit E-3 hereto (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Subsidiary Pledge Agreement") and shall have delivered to the Collateral Agent, as pledgee thereunder, all of the certificates representing the Pledged Securities referred to therein, accompanied by executed and undated stock powers, and the Subsidiary Pledge Agreement shall be in full force and effect.

          (i) SUBSIDIARY GUARANTY. On the Restatement Effective Date, each Domestic Subsidiary shall have duly authorized, executed and delivered an amended and restated Guaranty substantially in the form of Exhibit F hereto (as modified, amended or supplemented from time to time in accordance with the terms hereof and thereof, the "Subsidiary Guaranty"), and the Subsidiary Guaranty shall be in full force and effect.

          (j) SOLVENCY. On the Restatement Effective Date, the Agent shall have received from the Vice-President and Controller of the Company a certificate in the form of Exhibit G hereto, expressing opinions of value and other appropriate facts or information regarding the solvency of the Company and its Subsidiaries taken as a whole.

          (k) FEES. On or prior to the Restatement Effective Date, the Company shall have paid to the Agent and the Banks all Fees and expenses agreed upon by such parties to be paid on or prior to such date.

          (l) CONSENT LETTER. On the Restatement Effective Date, the Agent shall have received a letter from The Prentice-Hall Corporation System, Inc., in the form of Exhibit H hereto indicating its consent to its appointment by each Borrower and each Subsidiary Guarantor as their agent to receive service of process.

          (m) KKR BRIDGE CONVERSION. On or prior to the Restatement Effective Date, the total amount of outstanding principal under the KKR Bridge shall have been converted by exchange or otherwise into common stock of the Company and 1996 Preferred Stock (the "KKR Bridge Conversion") issued pursuant to, and evidenced by, agreements, certificates and/or certificates of designation (the "KKR Bridge Conversion Documents"), a copy of which certified as true and correct by an Authorized Officer to have been delivered to the Agent prior to the Restatement Effective Date, which KKR Bridge Conversion Documents shall be in the form delivered to, and found acceptable by, the Agent under the Original Credit Agreement or otherwise in form and substance reasonably satisfactory to the Agent.

          (n) ACQUISITION. On or prior to the Restatement Effective Date, the Company shall have delivered to the Agent all Acquisition Documents, certified as true and correct by an Authorized Officer, and each of the conditions precedent to the Company's or TO Sub's obligations to consummate the Acquisition shall have been satisfied (without any waiver thereto not agreed to by the Agent) to the reasonable satisfaction of the Agent. The Acquisition shall have been consummated in substantial compliance with the terms of the Acquisition Documents and all applicable laws and the TO Sub shall have become the owner of at least 90% of the outstanding capital stock of Rainford free and clear of all Liens (other than as created by the Pledge Agreements).

          1.052 CONDITIONS PRECEDENT TO ALL CREDIT EVENTS. The obligation of the Banks to make each Loan and/or of a Letter of Credit Issuer to issue each Letter of Credit is subject, at the time thereof, to the satisfaction of the following condition:

          (a) NOTICE OF BORROWING, ETC. The Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.02 with respect to the incurrence of Revolving Loans or Swingline Loans, as the case may be, or a Letter of Credit Request meeting the requirements of Section 2.03 with respect to the issuance of a Letter of Credit.

          (b) NO DEFAULT; REPRESENTATIONS AND WARRANTIES. At the time of each Credit Event and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties made by any Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event, except to the extent that such representations and warranties expressly relate to an earlier date.

          The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Company to each of the Banks that all of the applicable conditions specified in Section 5.01 (in the case of the Credit Events occurring on the Restatement Effective Date) and/or 5.02, as the case may be, exist as of that time.

          SECTION 6. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. In order to induce the Banks to enter into this Agreement and to make the Loans, and/or to issue and/or to participate in the Letters of Credit provided for herein, the Company makes the following representations and warranties to, and agreements with, the Banks, all of which shall survive the execution and delivery of this Agreement and each Credit Event:

          1.061 CORPORATE STATUS. Each of the Company and its Restricted Subsidiaries (i) is a duly organized and validly existing corporation or partnership, as the case may be, in good standing under the laws of the jurisdiction of its formation and has the corporate or partnership power and authority, as applicable, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (ii) has duly qualified and is authorized to do business in all jurisdictions where it is required to be so qualified except where the failure to be so qualified would not have a Material Adverse Effect.

          1.062 CORPORATE POWER AND AUTHORITY. Each Credit Party has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents to which it is party. Each Credit Party has duly executed and delivered each Credit Document to which it is party and each Credit Document to which it is party constitutes the legal, valid and binding obligation of each Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          1.063 NO VIOLATION. Neither the execution, delivery and performance by any Credit Party of the Credit Documents to which it is party nor compliance with the terms and provisions thereof, nor the consummation of the transactions contemplated therein (i) will contravene any provision of any material law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality applicable to such Credit Party or its properties and assets, (ii) will conflict or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Credit Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Company or any of its Restricted Subsidiaries pursuant to the terms of any material indenture, mortgage, deed of trust, agreement or other material instrument to which the Company or any of its Restricted Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) will violate any provision of the Charter or By-Laws of the Company or the formation documents of any of its Restricted Subsidiaries.

          1.064 LITIGATION. Except as set forth on Annex IV, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened with respect to the Company or any of its Restricted Subsidiaries (i) that have, or would reasonably be expected to have, a Material Adverse Effect or
(ii) that have, or would reasonably be expected to have, a material adverse effect on the rights or remedies of the Banks or on the ability of either Borrower to perform its material obligations to them hereunder and under the other Credit Documents.

          1.065 USE OF PROCEEDS; MARGIN REGULATIONS. (a) The proceeds of all Loans shall be utilized (i) on the Restatement Effective Date, to pay accrued but unpaid interest on the KKR Bridge, to effect the refinancing of all Indebtedness under the Original Credit Agreement and to pay certain fees and expenses related thereto and (ii) for the general corporate and working capital purposes of the Company and the Subsidiaries.

          (b) No part of the proceeds of any Credit Event will be used to purchase or carry Margin Stock. Neither any Credit Event, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

          1.066 GOVERNMENTAL APPROVALS. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required by the Company or any of its Subsidiaries in connection with (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any Credit Document.

          1.067 TRUE AND COMPLETE DISCLOSURE. (a) All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Company or any of its Subsidiaries in writing to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Company in writing to any

Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided, it being understood and agreed that for purposes of this Section 6.07(a), such factual information shall not include projections and PRO FORMA financial information.

          (b) The projections and PRO FORMA financial information contained in the factual materials referred to in clause (a) above are based on good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Banks that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially from the projected results. As of the Restatement Effective Date, there is no fact known to the Company which has, or would reasonably be expected to have, a Material Adverse Effect which has not theretofore been disclosed to the Banks or to the Agent on behalf of the Banks.

          1.068 FINANCIAL CONDITION; FINANCIAL STATEMENTS. (a) On and as of the Restatement Effective Date on a PRO FORMA basis after giving effect to the Transaction and to all Indebtedness incurred and to be incurred, and Liens created, and to be created, by the Company in connection therewith, (i) the sum of the assets, at a fair valuation, of the Company will exceed its debts, (ii) the Company will not have incurred or intended to, or believe that it will, incur debts beyond its ability to pay such debts as such debts mature and (iii) the Company will have sufficient capital with which to conduct its business.
For purposes of this Section 6.08, "debt" means any liability on a claim, and "claim" means (x) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (y) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

          (b)(i) The consolidated balance sheet of the Company and the Subsidiaries at December 31, 1995 and the related consolidated statements of income and cash flows for the fiscal year ended as of said date, which have been audited by Deloitte & Touche, LLP, independent certified public accountants,
(ii) the consolidated balance sheet of the Company and the Subsidiaries at June 30, 1996 and the related consolidated statements of income and cash flows for the fiscal quarter ended as of said date and (iii) the PRO FORMA (after giving effect to the Transaction and the related financings thereof) consolidated balance sheet of the Company and the Subsidiaries as of June 30, 1996, copies of each of which have heretofore been furnished to each Bank, present fairly the financial position of the respective entities at the dates of said statements and the results for the period covered thereby subject, in the case of quarterly financials to normal, recurring year-end accruals (or, in the case of the PRO FORMA balance sheet, presents a good faith estimate of the consolidated PRO FORMA financial condition of the Company and its Subsidiaries after giving effect to the Transaction and the related financings thereof at the date thereof). All such financial statements (other than the aforesaid PRO FORMA balance sheets) have been prepared in accordance with generally accepted accounting principles and practices consistently applied except to the extent provided in the notes to said financial statements. Nothing has occurred since the Restatement Effective Date that has had a Material Adverse Effect.

          (c) Except as fully reflected in the financial statements and the notes thereto described in Section 6.08(b), there were as of the Restatement Effective Date (after giving effect to the Loans made on such date), no material Contingent Obligations, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, interest rate or foreign currency swap or exchange transaction with respect to the Company or any of its Subsidiaries which, either individually or in aggregate, would be material to the Company and its Subsidiaries taken as a whole, except as incurred in the ordinary course of business consistent with past practices subsequent to December 31, 1995.

          1.069 SECURITY INTERESTS. Once executed and delivered, and until terminated in accordance with the terms thereof, each of the Pledge Agreements creates, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto, superior to and prior to the rights of all third Persons in favor of the Collateral Agent for the benefit of the Banks. No filings or recordings are required in order to perfect the security interests created under any Pledge Agreement.

          6.10 REPRESENTATIONS AND WARRANTIES IN TRANSACTION DOCUMENTS. All representations and warranties of the Company or any Subsidiary set forth in any of the Transaction Documents were true and correct in all material respects as of the time such representations and warranties were made and shall be true and correct in all material respects as of the Restatement Effective Date as if such representations and warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

          6.11 TAX RETURNS AND PAYMENTS. Each of the Company and each Material Subsidiary has timely filed all federal income tax returns and all other material tax returns, statements, forms and reports for taxes, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith. Except as set forth in Annex V, (i) there is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the Company or any of its Material Subsidiaries, threatened by any authority regarding any Taxes relating to the Company or any of its Material Subsidiaries and (ii) neither the Company nor any of its Material Subsidiaries has entered into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes of the Company or any Material Subsidiary. The Company and each of its Subsidiaries have paid, or have provided adequate reserves in accordance with GAAP (in the good faith judgment of the management of the Company) for the payment of, all material federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof.

          6.12 COMPLIANCE WITH ERISA. Except to the extent that all events and obligations described in the following clauses of this Section 6.12 and at any time hereafter in existence would not in the aggregate have a Material Adverse Effect, each Plan is in substantial compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Plan; no Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans at such time, exceeds $15,000,000; no Plan has an accumulated or waived funding deficiency or has applied for an extension of any amortization period within the meaning of Section 412 of the Code; all contributions required to be made with respect to a Plan have been timely made; neither the Company nor any Subsidiary nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971, 4975 or
4980 of the Code or expects to incur any material liability (including any indirect, contingent, or secondary liability) under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted by the PBGC to terminate or appoint a trustee to administer any Plan; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Company and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not exceed $50,000; no lien imposed under the Code or ERISA on the assets of the Company or any Subsidiary of the Company or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Company and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA) the obligations with respect to which could reasonably be expected to have a material adverse effect on the ability of either Borrower to perform its obligations under this Agreement. With respect to Plans that are multiemployer plans (as defined in Section 3(37) of ERISA), the representations and warranties in this Section 6.12, other than any made with respect to liability under Section 4201 or 4204 of ERISA are made to the knowledge of the Company.

          6.13 SUBSIDIARIES. Annex VI hereto lists each Subsidiary, whether such Subsidiary is a Restricted Subsidiary or an Unrestricted Subsidiary and the direct and indirect ownership interest of the Company therein, in each case existing on the Restatement Effective Date but after giving effect to the Acquisition.

          6.14 INTELLECTUAL PROPERTY, ETC. The Company and each of its Restricted Subsidiaries has obtained all material patents, trademarks, servicemarks, trade names, copyrights, licenses and other material rights, free from burdensome restrictions, that are necessary for the operation of their business taken as a whole as presently conducted and as proposed to be conducted.

          6.15 ENVIRONMENTAL MATTERS. (a) Each of the Company and its Subsidiaries is in compliance with all Environmental Laws governing its business except to the extent that any such failure to comply (together with any resulting penalties, fines or forfeitures) would not reasonably be expected to have a Material Adverse Effect. All licenses, permits, registrations or approvals required for the business of the Company and each Subsidiary, as conducted as of the Restatement Effective Date, under any Environmental Law have been secured and the Company and each of its Subsidiaries is in substantial compliance therewith, except for such licenses, permits, registrations or approvals the failure to secure or to comply therewith is not reasonably likely to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in any respect in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction, or decree to which the Company or such Subsidiary is a party or which would affect the ability of the Company or such Subsidiary to operate any real property and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would constitute noncompliance, breach of or default thereunder, except in each such case, such noncompliance, breaches or defaults as would not reasonably be expected to, in the aggregate, have a Material Adverse Effect. There are as of the Restatement Effective Date no Environmental Claims pending or, to the best knowledge of the Company, threatened which (i) question the validity, term or entitlement of the Company or any of its Subsidiaries for any permit, license, order, registration or approval required under any Environmental Law for the operation of any material facility which the Company or any of its Subsidiaries currently operates and (ii) wherein an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect. There are no facts, circumstances, conditions or occurrences on any Real Property at any time owned or operated by the Company or any of its Subsidiaries or, to the knowledge of the Company, on any property adjacent to any such Real Property that could reasonably be expected (i) to form the basis of an Environmental Claim against the Company or any of its Subsidiaries or any Real Property of the Company or any Subsidiary, or (ii) to cause any Real Property of the Company or any of its Subsidiaries to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law, except in each such case, such Environmental Claims or restrictions that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

          (b) Hazardous Materials have not at any time been (i) generated, used, treated or stored on, or transported to or from, any Real Property at any time owned and operated by the Company or any of its Subsidiaries or (ii) released on any such Real Property, in each case where such occurrence or event is reasonably likely to have a Material Adverse Effect.

          6.16  LABOR RELATIONS; COLLECTIVE BARGAINING AGREEMENTS.  There is
(i) no significant unfair labor practice complaint pending against the Company or any of its Restricted Subsidiaries or, to the knowledge of the Company, threatened against any of them, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is now pending against the Company or any of its Restricted Subsidiaries or, to the knowledge of the Company, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage is pending against the Company or any of its Restricted Subsidiaries or, to the knowledge of the Company, threatened against the Company or any of its Restricted Subsidiaries and (iii) to the knowledge of the Company, no union representation question exists with respect to the employees of the Company or any of its Restricted Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as would not reasonably be expected to have a Material Adverse Effect.

          6.17 INDEBTEDNESS. Annex VII sets forth a true and complete list of all Indebtedness (other than Indebtedness aggregating $100,000) of the Company and each of its Subsidiaries (after giving effect to the Transaction) incurred prior to, but which is to remain outstanding after, the Restatement Effective Date, in each case showing the aggregate principal amount, amortization and interest rate thereof (and available commitments, if any, thereunder) and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt.

          6.18 TRANSACTION. On and as of the Restatement Effective Date, (i) all material consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required to be obtained, given, filed or taken in order to make or consummate each component of the Transaction will have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto will have been obtained) and (ii) each component of the Transaction shall have been consummated in accordance, in all material respects, with the applicable Transaction Documents and in compliance, in all material respects, with all applicable laws.

          SECTION 7. AFFIRMATIVE COVENANTS. The Company hereby covenants and agrees that so long as this Agreement is in effect and until such time as the Total Commitment has been terminated, no Notes are outstanding and the Loans, together with interest, Fees and all other Obligations hereunder, have been paid in full:

          1.071 REPORTING REQUIREMENTS. The Company will furnish to each of the Banks:

          (a) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within 90 (or if an SEC Reporting Requirement does not then exist, 120) days, after the close of each fiscal year of the Company, the consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, of stockholder's equity and of cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year of the Company, if any, and examined by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit or as to the status of the Company or any of its Restricted Subsidiaries as a going concern, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Company and its Restricted Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, nothing came to the attention of such accounting firm which would lead it to believe that any Default or Event of Default as they relate to accounting matters has occurred and is continuing or if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

          (b) QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within 45 (or if an SEC Reporting Requirement does not then exist, 60) days, after the close of each of the first three quarterly accounting periods in each fiscal year of the Company, the consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of such quarterly period and the related consolidated statements of income, of stockholder's equity and of cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, in each case setting forth comparative figures for the related periods in the prior fiscal year of the Company, if any, and which shall be certified by the Chief Financial Officer or other Authorized Officer of the Company, subject to changes resulting from normal year-end audit adjustments.

          (c) BUDGET. As soon as available and in any event within 60 days after the commencement of each fiscal year of the Company, a consolidated budget of the Company and its Restricted Subsidiaries in reasonable detail for each of the four fiscal quarters of such fiscal year, as customarily prepared by management for its internal use, setting forth, with appropriate discussion, the principal assumptions upon which such plans are based.

          (d) OFFICER'S CERTIFICATES. At the time of the delivery of the financial statements provided for in Sections 7.01(a) and (b), (x) a certificate of the Chief Financial Officer or other Authorized Officer of the Company to the effect that no Default or

     Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish whether the Company was in compliance with the provisions of Sections 8.11 and 8.12 as at the end of such fiscal year or quarter, as the case may be, and (y) if the date of such statements is the first day following the end of a Cost Synergy Period, a Subsequent Cost Adjustment Certificate applicable to such Cost Synergy Period.

          (e) NOTICE OF DEFAULT OR LITIGATION. Promptly, and in any event within five Business Days after any senior officer of the Company or any of its Restricted Subsidiaries obtains knowledge thereof, notice of (x) the occurrence of any event which constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Company proposes to take with respect thereto and (y) any litigation or governmental or regulatory proceeding pending against the Company or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Collateral or the ability of any Borrower to perform its material obligations hereunder or under any other Credit Document.

          (f) AUDITORS' REPORTS. Promptly upon receipt thereof, a copy of each other report or "management letter," if any, submitted to the Company or any of its Restricted Subsidiaries by their independent accountants or independent actuaries in connection with any annual, interim or special audit made by them of the books of the Company or any Restricted Subsidiary.

          (g) ERISA. Promptly upon completion thereof and request from the Agent therefor, deliver to each of the Banks a complete copy of the annual report (Form 5500) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. As soon as possible and, in any event, within 10 days after the Company, any Subsidiary or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Company will deliver to each of the Banks a certificate of the Chief Financial Officer of the Company setting forth details as to such occurrence and the action, if any, that the Company, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Company, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application may reasonably be expected to be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a contribution required to be made to a Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability giving rise to a Lien under ERISA or the Code; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the Company, any Subsidiary or any ERISA Affiliate will or may reasonably be expected to incur any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA; or that the Company or any Subsidiary may reasonably be expected to incur any material liability, not incurred on the Restatement Effective Date, pursuant to the adoption or amendment of any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or pursuant to the adoption or amendment of any employee pension benefit plan (as defined in Section 3(2) of ERISA). In addition to any certificates or notices delivered to the Banks pursuant to the first and second sentences hereof, copies of any notices received by the Company, any Subsidiary, or any ERISA Affiliate from a governmental agency with respect to any Plan that could reasonably be expected to result in a material liability to the Company, any Subsidiary, or any ERISA Affiliate shall be delivered to the Banks no later than 10 days after the date such notice has been received by the Company, the Subsidiary or the ERISA Affiliate, as applicable.

          (h) ENVIRONMENTAL MATTERS. Promptly upon, and in any event within 10 Business Days after, an officer of the Company or any of its Restricted Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters: (i) any pending or threatened (in writing) material Environmental Claim against, or for which liability would attach to, the Company or any of its Restricted Subsidiaries or any Real Property owned or operated by the Company or any of its Restricted Subsidiaries; (ii) any condition or occurrence on or arising from any Real Property owned or operated by the Company or any of its Restricted Subsidiaries that (a) results in material noncompliance by the Company or any of its Restricted Subsidiaries with any applicable material Environmental Law or (b) would reasonably be expected to form the basis of a material Environmental Claim against, or for which liability would attach to, the Company or any of its Restricted Subsidiaries or any such Real Property; (iii) any condition or occurrence on any Real Property owned or operated by the Company or any of its Restricted Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any material restrictions on the ownership, occupancy, use or transferability by the Company or any of its Restricted Subsidiaries of such Real Property under any Environmental Law; and (iv) the taking of any material removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by the Company or any of its Restricted Subsidiaries as required by any Environmental Law or any governmental or other administrative agency. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Company's or such Restricted Subsidiary's response thereto.

          (i) SUBSEQUENT COST ADJUSTMENT CERTIFICATES. Promptly upon the Company determining that it will not realize the cost reduction synergies set forth in any Cost Adjustment Certificate, a Subsequent Cost Adjustment Certificate setting forth the reduced cost reduction synergies estimated in good faith to be realized from the related acquisition during the relevant Cost Synergy Period.

          (j) OTHER INFORMATION. Promptly upon transmission thereof, copies of any filings and registrations with, and reports to, the SEC by the Company or any of its Restricted Subsidiaries (other than amendments to any registration statement (to the extent such registration statement, in the form it becomes effective, is delivered to the Banks), exhibits to any registration statement and any registration statements on Form S-8) and copies of all financial statements, proxy statements, notices and reports as the Company or any of its Restricted Subsidiaries shall send to analysts generally or to the holders of any of their publicly issued Indebtedness in their capacity as such holders (in each case to the extent not theretofore delivered to the Banks pursuant to this Agreement) and, with reasonable promptness, such other information or documents (financial or otherwise) as the Agent on its own behalf or on behalf of the Required Banks may reasonably request from time to time.

          1.072 BOOKS, RECORDS AND INSPECTIONS. The Company will, and will cause each of its Restricted Subsidiaries to, permit officers and designated representatives of the Agent or the Required Banks to visit and inspect any of the properties or assets of the Company and any of its Restricted Subsidiaries in whomsoever's possession (but only to the extent it is within the Company's or such Restricted Subsidiary's control to permit such inspection), and to examine the books of account of the Company and any of its Restricted Subsidiaries and discuss the affairs, finances and accounts of the Company and of any of its Restricted Subsidiaries with, and be advised as to the same by, its and their officers and, so long as done in the presence of a senior officer of the Company, its and their independent accountants and independent actuaries, if any, all at such reasonably agreed upon times and intervals and to such reasonable extent as the Agent or the Required Banks may request.

          1.073 INSURANCE. The Company will, and will cause each of its Restricted Subsidiaries to, at all times maintain in full force and effect insurance with reputable and solvent insurers in such amounts and covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with normal industry practice. The Company will, and will cause each of its Restricted Subsidiaries to, furnish annually to the Agent a summary of the insurance carried.

          1.074 PAYMENT OF TAXES. The Company will pay and discharge, and will cause each Restricted Subsidiary to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto which, if unpaid, would reasonably be expected to become a Lien or charge upon any material part of the properties of the Company or any Restricted Subsidiary, PROVIDED that neither the Company nor any Restricted Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of the Company) with respect thereto in accordance with GAAP.

          1.075 CORPORATE FRANCHISES. The Company will do, and will cause each Restricted Subsidiary that is a Material Subsidiary to do, or cause to be done, all things necessary to preserve and keep in full force and effect its corporate existence, rights and authority; PROVIDED that any transaction permitted by
Section 8.02 will not constitute a breach of this Section 7.05.

          1.076 COMPLIANCE WITH STATUTES, ETC. The Company will, and will cause each Subsidiary to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property other than those the non-compliance with which would not have, and which would not be reasonably expected to have, a Material Adverse Effect or a material adverse effect on the Collateral or the ability of any Borrower to perform its material obligations under any Credit Document.

          1.077 GOOD REPAIR. The Company will, and will cause each Restricted Subsidiary that is a Material Subsidiary to, ensure that its material properties and material equipment used or useful in its business in whomsoever's possession they may be, are kept in good repair, working order and condition, normal wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner customary for companies in similar businesses.

          1.078 COMPLIANCE WITH ENVIRONMENTAL LAWS. (i) The Company will comply, and will cause each of its Subsidiaries to comply, with all Environmental Laws applicable to the ownership, lease or use of all Real Property now or hereafter owned, leased or operated by the Company or any Subsidiary, will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real

Property free and clear of any Liens imposed pursuant to such Environmental Laws and (ii) neither the Company nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of Hazardous Materials on any Real Property now or hereafter owned, leased or operated by the Company or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except to the extent that the failure to comply with the requirements specified in clause (i) or (ii) above, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. If required to do so under any applicable directive or order of any governmental agency, the Company agrees to undertake, and cause each of its Restricted Subsidiaries to undertake, any clean up, removal, remedial or other action necessary to remove and clean up any Hazardous Materials from any Real Property owned, leased or operated by the Company or any of its Restricted Subsidiaries in accordance with, in all material respects, the requirements of all applicable Environmental Laws and in accordance with, in all material respects, such orders and directives of all governmental authorities, except to the extent that the Company or such Restricted Subsidiary is contesting such order or directive in good faith and by appropriate proceedings and for which adequate reserves have been established to the extent required by generally accepted accounting principles; PROVIDED that it will not constitute a breach of this Section 7.08 if a Person other than the Company and its Restricted Subsidiaries takes such action on behalf of the Company and its Restricted Subsidiaries.

          1.079 END OF FISCAL YEARS; FISCAL QUARTERS. The Company will, for financial reporting purposes, cause (i) each of its, and each of its Restricted Subsidiaries', fiscal years to end on December 31 of each year and (ii) to the extent permitted by law, each of its, and each of its Subsidiaries', fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

          SECTION 8. NEGATIVE COVENANTS. The Company hereby covenants and agrees that on the Restatement Effective Date and thereafter for so long as this Agreement is in effect and until such time as the Total Commitment has been terminated, no Notes remain outstanding and the Loans, together with interest, Fees and all other Obligations incurred hereunder are paid in full:

          1.081 CHANGES IN BUSINESS. The Company will not (x) engage in any business other than the ownership of the capital stock of RELTEC, TO Sub and one or more Unrestricted Subsidiaries, the providing of management and other similar services to the Subsidiaries, the transactions permitted pursuant to the Credit Documents and the issuance of the Permitted Subordinated Debt and (y) permit at any time the business activities taken as a whole conducted by itself and its Subsidiaries to be altered in a substantial and material manner from the business activities taken as a whole (including incidental or related activities) conducted by the Company and its Subsidiaries on the Restatement Effective Date.

          1.082 CONSOLIDATION, MERGER OR SALE OF ASSETS, ETC. The Company will not, and will not permit any Restricted Subsidiary to, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation or sell or otherwise dispose of any of its property or assets (but excluding any sale or disposition of inventory or obsolete or excess equipment in the ordinary course of business or resulting from any casualty or condemnation of any assets of the Company or any of its Subsidiaries), or purchase, lease or otherwise acquire (in one transaction or a series of related transactions) all or any part of the property or assets of any Person (excluding any purchases, leases or other acquisitions of inventory, materials or equipment in, and for use in, the ordinary course of business) or agree to do any of the foregoing at any future time, except that the following shall be permitted:

          (a) Consolidated Capital Expenditures by the Company and its Restricted Subsidiaries permitted by Section 8.06;

          (b)  the investments permitted pursuant to Section 8.05;

          (c) the merger or consolidation of any Restricted Subsidiary with or into a Subsidiary Guarantor or the liquidation or dissolution of (x) any Restricted Subsidiary into a Subsidiary Guarantor or (y) of any Restricted Subsidiary that is not a Material Subsidiary;

          (d) the Company or any of its Restricted Subsidiaries may enter into leases of property or assets in the ordinary course of business not otherwise in violation of this Agreement;

          (e) the Company may sell or dispose of (other than to a Restricted Subsidiary) any shares of an Unrestricted Subsidiary held by the Company on such terms as are approved by the Board of Directors of the Company;

          (f) the sale or disposition by the Company and/or its Restricted Subsidiaries of assets (including by way of mergers and consolidations), PROVIDED that (x) the aggregate consideration received from all such sales and dispositions shall not exceed $350,000,000, (y) each such sale shall be in an amount at least equal to the fair market value thereof (as determined by the Board of Directors of the Company) and for proceeds of cash alone, PROVIDED that the Company or such Restricted Subsidiary may receive consideration in a form other than cash so long as such consideration does not constitute more than 50% of the consideration of such sale and the aggregate Principal Amount of such noncash proceeds do not exceed $125,000,000 and (z) the Net Cash Proceeds of any such sale are applied to reduce the Total Commitment to the extent provided in Section 3.04(d), and PROVIDED FURTHER, that except as provided in Section 8.02(i), the sale or disposition of the capital stock of any Restricted Subsidiary shall be prohibited unless it is for all of the outstanding capital stock of such Restricted Subsidiary;

          (g) the transfer, conveyance, lease or sale to (x) any Subsidiary Guarantor of all or any part of the business, properties or assets of the Company or any of its Restricted Subsidiaries and/or (y) any Foreign Subsidiary of properties or assets of the Company or any of its Restricted Subsidiaries to the extent that, after giving effect to such transfer, conveyance, lease or sale the amount of all transfers, conveyances, leases or sales plus Investments in Restricted Foreign Subsidiaries and/or Foreign Investments made by the Company and the Subsidiary Guarantors since the Restatement Effective Date minus the sum of (1) the aggregate amount of all dividends and other distributions received by the Company or any Subsidiary Guarantor from any Restricted Foreign Subsidiaries or with respect to any Foreign Investments since the Restatement Effective Date and (2) the aggregate amount of all principal repayments of advances and loans received by the Company or any Subsidiary Guarantor from any Restricted Foreign Subsidiaries or from an entity in which a Foreign Investment has been made since the Restatement Effective Date in respect of loans and advances made by the Company or any Subsidiary Guarantor to such Restricted Foreign Subsidiaries or entities does not exceed 40% of the consolidated total assets of the Company and the Subsidiary Guarantors taken as a whole, determined in accordance with GAAP, at the last day of the Test Period most recently ended;

          (h) the Company or any Restricted Subsidiary may (x) sell accounts receivable in connection with the Specified Receivables Facility and (y) sell or discount foreign accounts receivable consistent with past practice, PROVIDED that any such sale or discount pursuant to this subclause (y) shall be made without recourse to the Company or any of its Subsidiaries; and

          (i)  a Subsidiary IPO.

To the extent the Required Banks (or such other number of Banks as required by Section 13.12) waive the provisions of this Section 8.02 with respect to the sale, transfer or other disposition of any Collateral, or any Collateral is sold, transferred or disposed of as permitted by this Section 8.02, (i) such Collateral shall be sold, transferred or disposed of free and clear of the Liens created by the respective Pledge Agreement; (ii) if such Collateral includes all of the capital stock of a Subsidiary Guarantor, such capital stock shall be released from the Pledge Agreement and such Subsidiary shall be released from the Subsidiary Guaranty; and (iii) the Agent and the Collateral Agent shall be authorized to take actions deemed appropriate by them in order to effectuate the foregoing.

          1.083 LIENS. The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Company or any such Restricted Subsidiary whether now owned or hereafter acquired, except:

          (a) Liens for taxes not yet due or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established;

          (b) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's, materialmen's and mechanics' Liens and other similar Liens arising in the ordinary course of business, and which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company or any Restricted Subsidiary;

          (c)  Liens created by this Agreement or the other Credit Documents;

          (d) Liens securing Indebtedness in existence on the Restatement Effective Date which (x) are listed, and the property subject thereto on the Restatement Effective Date described, in Annex VIII or (y) are otherwise permitted under this Section 8.03, and Liens securing extensions, renewals or refinancings of any of the Indebtedness secured by the Liens referred to in clause (d)(x) PROVIDED that any such extension, renewal or refinancing is permitted by Section 8.04(c);

          (e) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 9.08;

          (f) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);

          (g) Leases or subleases granted to others not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries taken as a whole and any interest or title of a lessor under any lease not in violation of this Agreement;

          (h) Easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries taken as a whole;

          (i) Liens arising from financing statements regarding leases not in violation of this Agreement;

          (j) Liens created by virtue of Capitalized Lease Obligations permitted by Section 8.04(b), PROVIDED that such Liens are only in respect of the property or assets subject to, and secure only, the respective Capital Lease;

          (k)  Liens created pursuant to the Specified Receivables Facility;

          (l) Liens (x) placed upon property, plant or equipment used in the ordinary course of business of the Company or any of its Restricted Subsidiaries at the time of (or within 270 days after) the acquisition thereof by the Company or any such Subsidiary to secure Indebtedness incurred to pay all or a portion of the purchase price thereof, PROVIDED that the Lien encumbering the property, plant or equipment so acquired does not encumber any other asset of the Company or any such Restricted Subsidiary; or (y) existing on specific tangible assets at the time acquired by the Company or any of its Restricted Subsidiaries or on assets of a Person at the time such Person first becomes a Subsidiary, PROVIDED that (i) any such Liens were not created at the time of or in contemplation of the acquisition of such assets or Person by the Company or any of its Restricted Subsidiaries, (ii) in the case of any such acquisition of a Person, any such Lien attaches only to specific tangible assets of such Person and not assets of such Person generally, (iii) the Indebtedness secured by any such Lien does not exceed 100% of the fair market value of the asset to which such lien attaches, determined at the time of the acquisition of such asset or the time at which such Person becomes a Subsidiary and (iv) the Indebtedness secured thereby is permitted by
     Section 8.04(b);

          (m) ground leases in respect of real property on which facilities owned or leased by the Company or any of its Restricted Subsidiaries are located;

          (n) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (o) Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of the Company or any of its Restricted Subsidiaries, PROVIDED that such Lien secures only the obligations of the Company or such Restricted Subsidiary in respect of such letter of credit;

          (p) Liens securing Indebtedness permitted by Section 8.04(l)(i) or (to the extent attaching to the same assets as secured the Indebtedness being refinanced) (ii) PROVIDED that such Liens attach only to the assets of the corporation or corporations that became Restricted Subsidiaries as contemplated by Section 8.04(l);

          (q) Liens securing Indebtedness permitted by Section 8.04(n) to the extent attaching only to the assets of the Foreign Subsidiaries incurring such Indebtedness; and

          (r) Liens not otherwise permitted by the foregoing clauses (a) through (q) securing any Indebtedness of the Company or any Restricted Subsidiaries, PROVIDED that the aggregate principal amount of Indebtedness secured by Liens permitted by this clause (r) shall not exceed $30,000,000 at any time.

          1.084 INDEBTEDNESS. The Company will not, and will not permit any of its Restricted Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

          (b) Indebtedness subject to Liens permitted by Section 8.03(l) or constituting Capitalized Lease Obligations, PROVIDED that the aggregate principal amount of such Indebtedness and Capitalized Lease Obligations under all Capital Leases shall not exceed $40,000,000 at any time outstanding;

          (c) Existing Indebtedness and any extensions, renewals or refinancings of any of the Indebtedness referred to in this clause (c), PROVIDED that (x) such Indebtedness is not increased from that outstanding at the time of any such extension, renewal or refinancing, (y) the maturity of any such Indebtedness is not shortened or (z) the direct and contingent obligors with respect to such Indebtedness are not changed;

          (d) Indebtedness constituting intercompany loans and advances by (x) the Company and/or any Subsidiary Guarantor to (i) the Company, (ii) any Subsidiary Guarantor or (iii) to the extent permitted by Section 8.02(g), any Foreign Subsidiary, PROVIDED that each such loan or advance shall be evidenced by a promissory note which shall be pledged to the Collateral Agent pursuant to the applicable Pledge Agreement and (y) Foreign Subsidiaries to the Company and/or any Subsidiary Guarantor;

          (e) Indebtedness under Permitted Subordinated Debt issued by the Company so long as before, and after giving effect thereto, the Company will be in PRO FORMA compliance with the requirements of Sections 8.11 and 8.12 (as if such Permitted Subordinated Debt were incurred on the last day of the Test Period at such time) and the net cash proceeds thereof are applied to effect Permitted Acquisitions or to reduce the Total Commitment to the extent provided in Section 3.04(e);

          (f)  Indebtedness arising under the Specified Receivables Facility;

          (g) Indebtedness in respect of bankers' acceptance, letter of credit, warehouse receipt or similar facilities entered into in the ordinary course of business;

          (h) Contingent Obligations incurred by (i) the Subsidiary Guarantors in respect of Indebtedness of the Company that is permitted to be incurred under this Agreement and (ii) the Company or any Restricted Subsidiary in respect of Indebtedness of a Restricted Subsidiary that is permitted to be incurred under Section 8.04 (other than clauses (c) (to the extent provided in the proviso thereto), (d), (i) and (n));

          (i) Contingent Obligations incurred in the ordinary course of business in respect of obligations of suppliers, customers, franchisees and licensees;

          (j) Indebtedness incurred to finance a Permitted Acquisition, PROVIDED that the aggregate amount of Indebtedness incurred pursuant to this clause (j) shall not exceed $100,000,000 at any time outstanding;

          (k)  Indebtedness of the Company in respect of Interest Rate
     Agreements;

          (l) (i) Indebtedness of a corporation that becomes a Restricted Subsidiary after the Restatement Effective Date as the result of a Permitted Acquisition if, for the most recently ended Test Period for which financial statements have been delivered, the Company would be in compliance on a PRO FORMA basis with Sections 8.11 and 8.12, assuming that such Permitted Acquisition and the Indebtedness incurred in connection therewith had occurred and been incurred, respectively, on the first day of such Test Period, PROVIDED that (x) such Indebtedness existed at the time such corporation became a Restricted Subsidiary and was not created in anticipation thereof and (y) such Indebtedness is not guaranteed in any respect by the Company or any other Subsidiary, and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in clause (i) above, PROVIDED that (x) the principal amount thereof is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension and (y) the direct and contingent obligors with respect to such Indebtedness are not changed;

          (m) Indebtedness of the Company or any Restricted Subsidiary to the extent that such Indebtedness is assumed in connection with the merger or consolidation of the Company or such Restricted Subsidiary with a Restricted Subsidiary that has outstanding Indebtedness incurred pursuant to Section 8.04(l), PROVIDED that the aggregate amount of such Indebtedness, when taken together with all other Indebtedness incurred pursuant to this clause (m) shall not exceed $50,000,000 at any time;

          (n) Indebtedness of Foreign Subsidiaries in an aggregate amount not to exceed at any time $75,000,000;

          (o)  Indebtedness under the Loan Notes; and

          (p) Indebtedness (other than Indebtedness incurred in connection with a Permitted Acquisition) not otherwise permitted by the foregoing clauses
     (a) through (o), PROVIDED that the aggregate principal amount of Indebtedness incurred pursuant to this clause (p) shall not at any time exceed $100,000,000 at any time outstanding.

          1.085 ADVANCES, INVESTMENTS AND LOANS. The Company will not, and will not permit any of its Restricted Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person (collectively, "Investments"), if prior thereto, or after giving effect thereto, any Default or Event of Default exists hereunder provided that Investments in Foreign Subsidiaries and Foreign Investments shall not be made by the Company or any Subsidiary Guarantor unless Section 8.02(g) is complied with.

          1.086 CAPITAL EXPENDITURES. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, incur Consolidated Capital Expenditures during any fiscal year of the Company in an amount in excess of $50,000,000.

          (b) Notwithstanding anything to the contrary contained in clause (a) above, to the extent that Consolidated Capital Expenditures made by the Company and its Restricted Subsidiaries during any fiscal year are less than the maximum amount permitted to be made for such fiscal year pursuant to clause (a) (taking into account any increase in the amount permitted during such period as a result of this clause (b)) 100% of such unused amount may be carried forward to the immediately succeeding fiscal year and utilized to make Consolidated Capital Expenditures in excess of the amount permitted above in such following fiscal year, PROVIDED that the aggregate amount of all Consolidated Capital Expenditures made by the Company and its Restricted Subsidiaries in any fiscal year shall not exceed $75,000,000.

          1.087 CREATION OF SUBSIDIARIES. The Company shall not create or acquire any Subsidiary other than (i) any corporate entity that is required to be a party to the Specified Receivables Facility, (ii) any Unrestricted Subsidiary created or acquired after the Restatement Effective Date in compliance with the definition of such term, (iii) any Foreign Subsidiary (to the extent Section 8.02(g) is not breached by such creation or acquisition) that is acquired or created in compliance with Section 8.02(g) and unless the Agent otherwise agrees (taking into consideration the cost and difficulty of providing such pledge) 65% of the stock of which that is owned by the Company, the UK Borrower or a Subsidiary Guarantor is pledged to the Collateral Agent pursuant to a Pledge Agreement and (iv) any other corporate entity (x) that is a Domestic Subsidiary and a Wholly-Owned Subsidiary which guarantees the Obligations pursuant to the Subsidiaries Guaranty and (y) 100% of the capital stock of which is pledged to the Collateral Agent pursuant to a Pledge Agreement.

          1.088 PREPAYMENTS OF INDEBTEDNESS, MODIFICATIONS OF AGREEMENTS, ETC. The Company will not, and will not permit any Restricted Subsidiary to:

          (a) make (or give any notice in respect thereof) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) or exchange of any Permitted Subordinated Debt once issued, including, but only prior to the fourth anniversary of the Restatement Effective Date, any interest accrued thereon (whether or not evidenced by accrual or similar notes), PROVIDED that the Company may (x) to the extent such voluntary prepayment is expressly permitted by the terms of the indenture governing same, at any time voluntarily prepay up to 40% of the original principal amount of Permitted Subordinated Debt from the proceeds of any registered public offering of the Company's common stock and (y) at any time, voluntarily prepay interest accrued on Permitted Subordinated Debt (whether or not evidenced by accrued or similar notes) from the proceeds of any such registered public offering;

          (b) amend or modify in any manner adverse to the interests of the Banks (or permit any such amendment or modification of) any of the terms or provisions of any documents or agreement governing any Permitted Subordinated Debt once issued; and/or

          (c) amend, modify or change in any manner materially adverse to the interests of the Banks the Certificate of Incorporation (including, without limitation, and in any event, by the filing of any certificate of designation) or by-laws of either Borrower, or enter into any new agreement with respect to the capital stock of either Borrower (to the extent materially adverse to the interests of the Banks).

          1.089 DIVIDENDS, ETC. (a) The Company will not declare or pay any dividends (other than dividends payable solely in common stock of the Company) or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes, or permit any Restricted Subsidiary to purchase or otherwise acquire for consideration any shares of any class of the capital stock of the Company, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued with respect to such capital stock) (all of the foregoing "Dividends"), except for (i) shares of capital stock deemed to be repurchased upon exercise of stock options if such capital stock represents a portion of the exercise price of such options, (ii) repurchases of capital stock and/or options or warrants to purchase its capital stock from management or former management of the Company and its Subsidiaries in accordance with arrangements made with such management so long as no Event of Default exists at the time of such purchase, (iii) Dividends to pay regularly accruing cash dividends as and when due with respect to any 1996 Preferred Stock then outstanding provided that no Default under Section 9.01 or Event of Default exists at the time of payment thereof and after giving effect thereto and (iv) the Company may pay additional Dividends, PROVIDED that (x) no Default under
Section 9.01 and no Event of Default exists at the time of the payment thereof and after giving effect thereto, (y) the Ratio at the time of the payment thereof shall be less than 3.5:1.0 and (z) the aggregate amount expended by the Company pursuant to this clause (iv) shall not at any time exceed in the aggregate an amount equal to (a) $20,000,000 plus (b) 50% of Cumulative Consolidated Net Income at such time.

          (b) The Company will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or otherwise restricts (A) the ability of any Restricted Subsidiary to (a) pay dividends or make other distributions or pay any Indebtedness owed to the Company or any Restricted Subsidiary, (b) make loans or advances to the Company or any Restricted Subsidiary or (c) transfer any of its properties or assets to the Company or any Restricted Subsidiary or (B) the ability of the Company or any of its Restricted Subsidiaries to create, incur, assume or suffer to exist any Lien upon its property or assets to secure the Obligations, other than prohibitions or restrictions existing under or by reason of: (i) this Agreement, the other Credit Documents and the Permitted Subordinated Debt once issued; (ii) applicable law; (iii) customary non-assignment provisions entered into in the ordinary course of business and consistent with past practices; (iv) any restriction or encumbrance with respect to a Restricted Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the capital stock or assets of such Restricted Subsidiary, so long as such sale or disposition is permitted under this Agreement; and (v) Liens permitted under
Section 8.03 and any documents or instruments governing the terms of any Indebtedness or other obligations secured by any such Liens, PROVIDED that such prohibitions or restrictions apply only to the assets subject to such Liens.

          8.10 TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any Restricted Subsidiary to, enter into any transaction or series of transactions with any Affiliate (other than the Company or any Subsidiary Guarantor) other than in the ordinary course of business and on terms and conditions substantially as favorable to the Company or such Restricted Subsidiary as would be obtainable, in the Company's reasonable judgment, by the Company or such Restricted Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate except (i) customary annual fees paid to KKR and its Affiliates for services rendered to the Company and its Subsidiaries and customary investment banking fees paid to KKR and its Affiliates for services rendered to the Company and its Subsidiaries in connection with divestitures, acquisitions, financings and certain other transactions, (ii) customary fees paid to members of the Board of Directors of the Company and (iii) payments made pursuant to Section 8.09(a).

          8.11 LEVERAGE RATIO. The Company will not permit the ratio of (i) Total Cash Pay Indebtedness as at the end of, to (ii) EBITDA for, the Test Period last ended at any time during any period set forth below to be greater than the ratio set forth opposite such period below:

          Period                                  Ratio
          ------                                  -----
          To and including                        5.5:1.0
            December 31, 1997

          Thereafter and To                       4.5:1.0
            and Including
            December 31, 1998

          Thereafter                              4.0:1.0

          8.12 INTEREST COVERAGE. The Company will not permit the Interest Coverage Ratio for any Test Period to be less than (x) 2.5:1.0 for any Test Period ending on or prior to and including December 31, 1997; (y) 3.0:1.0 for any Test Period ending thereafter and on or prior to and including December 31, 1998; and (z) 3.5:1.0 for any Test Period ending thereafter.

          SECTION 9. EVENTS OF DEFAULT. Upon the occurrence of any of the following specified events (each an "Event of Default"):

          1.091 PAYMENTS. Any Borrower shall (i) default in the payment when due of any principal of the Loans or (ii) default, and such default shall continue for five or more days, in the payment when due of any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document; or

          1.092 REPRESENTATIONS, ETC. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

          1.093 COVENANTS. The Company shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 8, or (ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 9.01, 9.02 or clause (i) of this Section 9.03) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days after the delivery of written notice to the Company by the Agent or the Required Banks; or

          1.094 DEFAULT UNDER OTHER AGREEMENTS. (a) The Company or any of its Restricted Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) and such default shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto (and all grace periods applicable to such observance, performance or condition shall have expired), or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or (b) any such Indebtedness of the Company or any of its Restricted Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid (other than by a regularly scheduled required prepayment or redemption), prior to the stated maturity thereof, PROVIDED that it shall not constitute an Event of Default pursuant to this Section 9.04 unless the aggregate amount of all Indebtedness referred to in clauses (a) and (b) above exceeds $15,000,000 at any one time; or

          1.095 BANKRUPTCY, ETC. The Company or any of its Material Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Company or any of its Material Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy
Code) is appointed for, or takes charge of, all or substantially all of the property of the Company or any Material Subsidiary; or the Company or any of its Material Subsidiaries commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (collectively, a "conservator") of itself or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any of its Material Subsidiaries; or any such proceeding is commenced against the Company or any of its Material Subsidiaries to the extent such proceeding is consented to by such Person or remains undismissed for a period of 60 days; or the Company or any of its Material Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any of its Material Subsidiaries suffers any appointment of any conservator or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Company or any of its Material Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Company or any of its Material Subsidiaries for the purpose of effecting any of the foregoing; or

          1.096 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code, any Plan shall have had or is likely to have a trustee appointed to administer such Plan, any Plan is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made to a Plan has not been timely made, the Company or any Subsidiary or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under
Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of
ERISA or Section 401(a)(29), 4971, 4975 or 4980 of the Code, or the Company or any Subsidiary has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in Section 3(2) of ERISA); (b) there shall result from any such event or events the imposition of a Lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) which Lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Required Banks, will have a Material Adverse Effect; or

          1.097 PLEDGE AGREEMENT. (a) Any Pledge Agreement shall cease to be in full force and effect (other than upon termination thereof in accordance with its terms), or shall cease to give the Collateral Agent the Liens purported to be created thereby in favor of the Collateral Agent or (b) the relevant Credit Party shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant to any Pledge Agreement and such default shall continue beyond any cure or grace period specifically provided for in such Pledge Agreement; or

          1.098 JUDGMENTS. One or more judgments or decrees shall be entered against the Company and/or any of its Restricted Subsidiaries involving a liability (not paid or fully covered by insurance) of $15,000,000 or more in the aggregate for all such judgments and decrees for the Company and its Subsidiaries and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

          1.099 GUARANTY. Any Guaranty or any provision thereof shall cease to be in full force and effect (except as provided therein), or any Guarantor or any Person acting by or on behalf of any Guarantor shall deny or disaffirm any Guarantor's obligations under any Guaranty or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any Guaranty; or

          9.10  CHANGE OF CONTROL.  A Change of Control shall occur;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agent shall, upon the written request of the Required Banks, by written notice to the Company, take any or all of the following actions, without prejudice to the rights of the Agent or any Bank to enforce its claims against any Credit Party, except as otherwise specifically provided for in this Agreement (PROVIDED that, if an Event of Default specified in Section 9.05 shall occur with respect to the Company, the result which would occur upon the giving of written notice by the Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice):
(i) declare the Total Commitment terminated, whereupon the Commitment of each Bank shall forthwith terminate immediately and any Facility Fee shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans, all Unpaid Drawings and all obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; (iii) enforce, as Agent (or direct the Collateral Agent to enforce), any or all of the Liens and security interests created pursuant to the Pledge Agreements; (iv) terminate any Letter of Credit which may be terminated in accordance with its terms; and (v) direct the Company to pay (and the Company hereby agrees that on receipt of such notice or upon the occurrence of an Event of Default with respect to the Company under Section 9.05, it will pay) to the Collateral Agent an amount of cash equal to the aggregate Stated Amount of all Letters of Credit then outstanding (such amount to be held as security for the Company's reimbursement obligations in respect thereof).

          SECTION 10. DEFINITIONS. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

          "Acquisition" shall mean the tender offer by the Company or TO Sub of the outstanding capital stock of Rainford, as effected pursuant to the Acquisition Documents.

          "Acquisition Documents" shall mean the Recommended Cash Offer by Lazard Brothers & Co. Limited and Salomon Brothers International Limited on behalf of the Company previously delivered to the Banks under, and in compliance with the provisions of, the Original Credit Agreement or as otherwise acceptable to the Agent, and without giving effect to any amendment or modification thereof not consented to by the Required Banks.

          "Additional Charges" shall mean the additional interest and Fees, if any, payable as a result of the delivery of a Subsequent Cost Adjustment Certificate that reduces the cost reduction synergies estimated in the related Cost Adjustment Certificate, all as calculated by the Agent promptly after receipt of any such Subsequent Cost Adjustment Certificate on the basis that such reduced cost reduction synergies had been those that should have been included in the related Cost Adjustment Certificates, and notified to the Company and the Banks.

          "Affected Loans" shall have the meaning provided in Section 4.02(B).

          "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a second Person if such first Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors or managers of such second Person or (ii) to direct or cause the direction of the management and policies of such second Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Agent appointed pursuant to
Section 11.09.

          "Agreement" shall mean this Credit Agreement, as the same may be from time to time further modified, amended and/or supplemented.

          "Alternate Currency" shall mean each of Deutsche Marks, Pounds Sterling and Yen.

          "Alternate Currency Equivalent" shall mean the Deutsche Mark Equivalent, the Sterling Equivalent or the Yen Equivalent, as the case may be.

          "Alternate Currency Loan" shall mean any Loan denominated in an Alternate Currency.

          "Anticipated Reinvestment Amount" shall mean, with respect to any Reinvestment Election, the amount specified in the Reinvestment Notice delivered by the Company in connection therewith as the portion of the Net Cash Proceeds from the related Asset Sale that the Company intends to use to purchase, construct or otherwise acquire Reinvestment Assets.

          "Applicable Currency" shall mean Dollars and each Alternate Currency.

          "Applicable Margin" shall mean for Revolving Loans and Swingline Loans, as the case may be, the applicable percentage set forth below based upon the RF Level then in effect:

                        Euro Rate
                       and Sterling      Dollar
       Rf Level         Base Rate       Base Rate
       --------        ------------     ---------

     RF Level I          1.375%          0.125%
     RF Level II         1.200%              0
     RF Level III        1.000%              0
     RF Level IV         0.750%              0
     RF Level V          0.500%              0
     RF Level VI         0.425%              0
     RF Level VII        0.325%              0

          "Applicable Percentage" shall mean on any date, with respect to Facility Fees and Letter of Credit Fees, as the case may be, the applicable percentage set forth below based upon the RF Level then in effect:

                        Facility           Letter of
  Rf Level                Fee              Credit Fee
  --------              --------           ----------

RF Level I               0.375%              1.125%
RF Level II              0.300%              0.950%
RF Level III             0.250%              0.750%
RF Level IV              0.250%              0.500%
RF Level V               0.250%              0.250%
RF Level VI              0.200%              0.175%
RF Level VII             0.175%              0.075%

          "Asset Sale" shall mean the sale, transfer or other disposition by the Company or any Restricted Subsidiary to any Person other than the Company or any Subsidiary Guarantor of any asset of the Company or such Restricted Subsidiary (including the sale of any stock in a Subsidiary IPO) but other than (i) sales, transfers or other dispositions of inventory or obsolete or excess equipment in the ordinary course of business; (ii) sales of accounts receivable pursuant to the Specified Receivables Facility; (iii) sales or discounts of foreign receivables to the extent permitted by Section 8.02(h)(y); and (iv) other sales, transfers or other dispositions with proceeds aggregating no more than $1,000,000 in any fiscal year).

          "Assignment Agreement" shall mean an Assignment Agreement substantially in the form of Exhibit I hereto.

          "Authorized Officer" shall mean, with respect to any Borrower, any executive officer of such Borrower designated as such in writing to the Agent by the Borrower to the extent acceptable to the Agent.

          "Bank" shall have the meaning provided in the first paragraph of this Agreement.

          "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any incurrence of Loans or any Mandatory Borrowing or to fund its portion of any unreimbursed payment under
Section 2.05(c) or (ii) a Bank having notified the Agent and/or any Borrower that it does not intend to comply with the obligations under Section 1.01(A) or 1.01(C) and/or Section 2.05(c), in the case of either (i) or (ii) as a result of the appointment of a receiver or conservator with respect to such Bank at the direction or request of any regulatory agency or authority.

          "Bank Register" shall have the meaning provided in Section 13.17.

          "Bankruptcy Code" shall have the meaning provided in Section 9.05.

          "Base Rate" shall mean and include each of the Dollar Base Rate and the Sterling Base Rate.

          "Base Rate Loan" shall mean (i) each Swingline Loan, (ii) each Loan denominated in Dollars and bearing interest at the Dollar Base Rate and (iii) each Loan denominated in Pounds Sterling and bearing interest at the Sterling Base Rate.

          "Borrower" shall mean and include the Company and the UK Borrower, or either of them.

          "Borrowing" shall mean and include the incurrence of one Type of DRF Loan or MCRF Loan by a Borrower from all of the Banks having Commitments with respect to such Facility on a PRO RATA basis on a given date (or resulting from conversions on a given date), having in the case of Euro Rate Loans the same Interest Period, PROVIDED that Base Rate Loans incurred pursuant to Section 1.09(b) shall be considered part of any related Borrowing of Euro Rate Loans.

          "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) or (iii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close, (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on Euro Rate Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the applicable interbank Eurodollar market and (iii) with respect to all notices and determinations in connection with, and payments of principal and interest on, any Alternate Currency Loans, any day which is a Business Day described in clause (i) and (ii) above and which shall not be a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in the city where the applicable Payment Office of the Agent is located in respect of such Alternate Currency Loans.

          "Capital Lease" as applied to any Person shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

          "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of the Company or any of its Restricted Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

          "Cash Proceeds" shall mean, with respect to any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, but only as and when so received) received by the Company and/or any Restricted Subsidiary from such Asset Sale.

          "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. Section 9601 ET SEQ.

          "Change of Control" shall mean and include (i) KKR and its Affiliates shall cease to own, directly or indirectly, at least 50% of the outstanding voting stock of the Company (other than as the direct result of one or more public offerings of the common stock of the Company), (ii) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors whose election by the Company's Board of Directors or whose nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office and/or (iii) any "change in control" or any similar term as defined in any of the indentures, agreements or instruments governing any Permitted Subordinated Debt or any other Indebtedness of the Company or any Restricted Subsidiary.

          "Chase" shall mean The Chase Manhattan Bank.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the Restatement Effective Date and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          "Collateral" shall mean all of the Collateral as defined in the Pledge Agreements.

          "Collateral Agent" shall mean the Agent acting as collateral agent for the Banks pursuant to the Pledge Agreements.

          "Commitment" shall mean, with respect to each Bank, the sum of such Banks' DRF Commitment and MCRF Commitment.

          "Company" shall mean RELTEC Holdings, Inc., a Delaware Corporation.

          "Company Pledge Agreement" shall have the meaning provided in Section 5.01(h)(i).

          "Consolidated Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person and its Restricted Subsidiaries which would be capitalized in accordance with GAAP, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with GAAP) and the amount of all Capitalized Lease Obligations incurred by such Person and its Restricted Subsidiaries (but excluding expenditures made in connection with the replacement, substitution or restoration of assets (A) to the extent financed from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored or (B) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced), PROVIDED that Consolidated Capital Expenditures shall in any event include the purchase price paid in connection with the acquisition of any Person (including through the purchase of all of the capital stock or other ownership interests of such Person or through merger or consolidation) to the extent allocable to property, plant and equipment.

          "Consolidated Net Income" shall mean for any period, the net income (or loss) of the Company and its Restricted Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, PROVIDED that there shall be excluded (i) the income (or loss) of any Unrestricted Subsidiary or of any other entity (other than a Restricted Subsidiary) in which any other Person (other than the Company or any of its Restricted Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any Restricted Subsidiary by any such Unrestricted Subsidiary or other entity during such period, (ii) the income (or loss) of any entity accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any Restricted Subsidiary or on which its assets are acquired by such Company or any Restricted Subsidiaries and (iii) the income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

          "Contingent Obligations" shall mean as to any Person any obligation of such Person guaranteeing any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof, PROVIDED, HOWEVER, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Cost Adjustment Certificate" shall mean, with respect to an acquisition, a certificate executed by an Authorized Officer of the Company setting forth the factually supportable and identifiable cost reduction synergies estimated in good faith to result from such acquisition during the Cost Synergy Period relating to such acquisition.

          "Cost Synergy Period" shall have the meaning provided in the definition of EBITDA.

          "Credit Documents" shall mean this Agreement, the Notes, the Pledge Agreements and the Subsidiary Guaranty.

          "Credit Event" shall mean the making of any Loans and/or the issuance of any Letter of Credit.

          "Credit Party" shall mean each Borrower and each Subsidiary Guarantor.

          "Creditors" shall mean the Agent and the Banks.

          "Cumulative Consolidated Net Income" shall mean, at any time for any determination thereof, the Consolidated Net Income for the period (taken as one accounting period) commencing on July 1, 1996 and ending on the last day of the then most recently ended fiscal quarter of the Company.

          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

          "Deutsche Mark Equivalent" shall mean, at any time for the determination thereof, the amount of Deutsche Marks which could be purchased with the amount of Dollars involved in such computation at the spot exchange rate therefor as quoted by the Agent as of 11:00 A.M. (London time) on the date two Business Days prior to the date of any determination thereof for purchase on such date.

          "Deutsche Mark Euro Rate" shall mean, for each Interest Period applicable to a Euro Rate Loan denominated in Deutsche Marks, the rate per annum that appears on page 3750 of the Dow Jones Telerate Screen (or any successor page) for Deutsche Mark deposits with maturities comparable to such Interest Period as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period or, if such a rate does not appear on page 3750 of the Dow Jones Telerate Screen (or any successor page), the offered quotation to first-class banks in the London interbank Eurodollar market by the Agent for Deutsche Mark deposits of amounts in same day funds comparable to the outstanding principal amount of the Euro Rate Loan of the Agent denominated in Deutsche Marks for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Euro Rate Loan determined as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period.

          "Deutsche Marks" shall mean freely transferable lawful money of Germany.

          "Dividends" shall have the meaning provided in Section 8.09.

          "Dollar Base Rate" at any time shall mean the higher of (i) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate and (ii) the Prime Lending Rate.

          "Dollar Equivalent" shall mean, at any time for the determination thereof, the amount of Dollars which could be purchased with (or, in the case of Letters of Credit denominated in an Alternate Currency, the amount of Dollars necessary to purchase) the amount of the relevant Alternate Currency involved in such computation at the spot exchange rate therefor as quoted by the Agent as of 11:00 A.M. (London time) on the date two Business Days prior to the date of any determination thereof for purchase on such date.

          "Dollar Swingline Loans" shall have the meaning provided in Section 1.01(B)(i).

          "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

          "Domestic Subsidiary" shall mean each Subsidiary that is organized under the laws of the United States or any state thereof.

          "DRF Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Annex I hereto directly below the column entitled "DRF Commitment," as the same may be reduced from time to time pursuant to Section 3.03, 3.04 and/or 9 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.12 and/or 13.04.

          "DRF Facility" shall mean the Facility evidenced by the Total DRF Commitment.

          "DRF Loan" shall have the meaning provided in Section 1.01(a).

          "DRF Note" shall have the meaning provided in Section 1.04(a).

          "DRF Percentage" shall mean, at any time for each Bank with a DRF Commitment, the percentage obtained by dividing such Bank's DRF Commitment by the Total DRF Commitment, PROVIDED that if the Total DRF Commitment has been terminated, the DRF Percentage of each Bank shall be determined by dividing such Bank's DRF Commitment immediately prior to such termination by the Total DRF Commitment immediately prior to such termination.

          "EBIT" shall mean, for any period, (A) the sum of the amounts for such period of (i) Consolidated Net Income, (ii) provisions for taxes based on income, (iii) Total Interest Expense, (iv) amortization or write-off of deferred financing costs to the extent deducted in determining Consolidated Net Income,
(v) board and management fees, (vi) non-recurring charges in an aggregate amount not to exceed an amount equal to 10% of EBITDA for such period and (vii) losses on sales of assets (excluding sales in the ordinary course of business) and other extraordinary losses and other one-time non-cash charges LESS (B) gains on sales of assets (excluding sales in the ordinary course of business) and other extraordinary gains and other one-time non-cash gains, all as determined for the Company and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP.

          "EBITDA" shall mean, for any period, the sum of the amounts for such period of (i) EBIT, (ii) depreciation expense, (iii) amortization expense and
(iv) any other non-cash charges, all as determined for the Company and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP; PROVIDED that (x) for purposes of computation under Sections 8.11 and 8.12 and the definition of "Ratio" (i) for any business of the Company or any Restricted Subsidiary, or for any Restricted Subsidiary, acquired and any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during a Test Period, EBITDA for such Test Period shall be determined on a PRO FORMA basis as if such acquisition or conversion had occurred as of the beginning of such Test Period and (ii) for any business of the Company or any Restricted Subsidiary, or for any Restricted Subsidiary, disposed of and any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during a Test Period, EBITDA for such Test Period shall be determined on a PRO FORMA basis as if such disposition or conversion had occurred as of the beginning of such Test Period and (y) for the purposes only of determining the Ratio for use in the definitions of Applicable Margin, Applicable Percentage and each of the RF Levels in the event the Company delivers a Cost Adjustment Certificate to the Agent within 20 Business Days after completing the related acquisition, EBITDA for the period from the date of such acquisition to but not including the last day of the fourth full fiscal quarter of the Company ending after such acquisition (the "Cost Synergy Period") shall be increased by the amount of the estimated cost reduction synergies set forth on such Cost Adjustment Certificate as such amount may be reduced as set forth on any Subsequent Cost Adjustment Certificate, it being understood that during a Cost Synergy Period relating to a particular acquisition all actual cost reduction synergies of the types set forth on the related Cost Adjustment Certificate shall be disregarded in connection with determining the Ratio for the uses set forth above in this clause (y).

          "Eligible Transferee" shall mean and include a commercial bank, financial institution or other "accredited investor" (as defined in SEC Regulation D), in each case which is not a direct competitor of the Company or engaged in the same or similar business as the Company, or any of its Subsidiaries or is not an Affiliate of any such competitors of the Company or any of its Subsidiaries.

          "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such law (hereafter "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment caused by Hazardous Materials.

          "Environmental Law" shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative order, consent, decree or judgment issued to or rendered against the Company or any of its Subsidiaries relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. Section 2601 ET SEQ., the Clean Air Act, 42 U.S.C. Section 7401 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. Section 3803 ET SEQ.; the Oil Pollution Act of 1990, 33 U.S.C. Section
 2701 ET SEQ.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 ET SEQ.; the Hazardous Material Transportation Act, 49 U.S.C. Section 1801 ET SEQ.; and the Occupational Safety and Health Act, 29 U.S.C. Section 651 ET SEQ. (to the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the Restatement Effective Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which, as a result of facts in existence on or after the Restatement Effective Date, together with the Company or a Restricted Subsidiary would be deemed to be a "single employer" (i) within the meaning of Section 414(b), (c),
(m) or (o) of the Code or (ii) as a result of the Company or a Restricted Subsidiary being or having been a general partner of such person.

          "Euro Rate" shall mean and include each of the Eurodollar Rate, the Deutsche Mark Euro Rate, the Sterling Euro Rate and the Yen Euro Rate.

          "Euro Rate Loan" shall mean any Loan bearing interest at the Euro
Rate.

          "Eurodollar Rate" shall mean, with respect to each Interest Period for a Euro Rate Loan denominated in Dollars, the offered quotation to first-class banks in the interbank Eurodollar market by the Agent for dollar deposits of amounts in same day funds comparable to the outstanding principal amount of the Euro Rate Loan of the Agent denominated in Dollars, for which an interest rate is then being determined with maturities comparable to the

Interest Period to be applicable to such Eurodollar Loan determined as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period.

          "Event of Default" shall have the meaning provided in Section 9.

          "Existing Indebtedness" shall mean (x) all Indebtedness listed on Annex VII and referred to in Section 6.17 and (y) such other Indebtedness of the Company and its Subsidiaries existing as of the Restatement Effective Date and not so listed on Annex VII.

          "Existing Letter of Credit" shall have the meaning provided in Section 2.02.

          "Facility" shall mean any of the Facilities established under this Agreement, I.E., the DRF Facility or the MCRF Facility.

          "Facility Fee" shall have the meaning provided in Section 3.01(a).

          "Facing Fee" shall have the meaning provided in Section 3.01(c).

          "Federal Funds Effective Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent.

          "Fees" shall mean all amounts payable pursuant to, or referred to in,
Section 3.01.

          "Foreign Investment" shall mean an investment in an entity organized outside the United States which is not a Foreign Subsidiary.

          "Foreign Subsidiary" shall mean each Subsidiary that is not a Domestic Subsidiary.

          "Four Quarter EBITDA" shall mean, as of any date of determination thereof, EBITDA for the four consecutive fiscal quarters of the Company ending on such date and taken as one accounting period.

          "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 8, including defined terms as used therein, are subject (to the extent provided therein) to Section 13.07(a).

          "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee Obligations" shall mean all indebtedness of the UK Borrower under this Agreement or the other Credit Documents. The word "indebtedness" as used in the preceding sentence is used in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of the UK Borrower arising under this Agreement or the other Credit Documents, heretofore, now, or hereafter made, incurred or created, whether voluntarily or involuntarily, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such indebtedness is from time to time reduced, or extinguished and thereafter increased or incurred, whether the UK Borrower may be liable individually or jointly with others (and whether in its capacity as a borrower or guarantor), and whether or not such indebtedness may be or hereafter become otherwise unenforceable.

          "Guarantor" shall mean each of the Company and each Subsidiary Guarantor.

          "Guaranty" shall mean and include each of the guaranty of the Company set forth in Section 12 and the Subsidiary Guaranty.

          "Hazardous Materials" shall mean (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous wastes," "restrictive hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar meaning and regulatory effect under any applicable Environmental Law.

          "Indebtedness" of any Person shall mean without duplication (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such indebtedness has been assumed, (v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, I.E., take-or-pay and similar obligations, (vii) all net obligations of such Person under Interest Rate Agreements and (viii) all Contingent Obligations of such Person, PROVIDED that Indebtedness shall not include trade payables and accrued expenses and deferred revenues, in each case arising in the ordinary course of business.

          "Interest Coverage Ratio" shall mean, for any Test Period, the ratio of (x) EBITDA to (y) Total Cash Interest Expense, in each case for such Test Period.

          "Interest Period" shall mean with respect to any Revolving Loan constituting a Euro Rate Loan, the interest period applicable thereto as determined pursuant to Section 1.08.

          "Interest Rate Agreement" shall mean any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar agreement or arrangement designed to protect against fluctuations in interest rates.

          "Investments" shall have the meaning provided in Section 8.05.

          "Judgment Currency" shall have the meaning provided in Section
13.16(a).

          "Judgment Currency Conversion Date" shall have the meaning provided in
Section 13.16(a).

          "KKR" shall mean Kohlberg Kravis Roberts & Co., L.P., a Delaware limited partnership.

          "KKR Affiliates" shall mean any partnership or fund controlled directly or indirectly by KKR.

          "KKR Bridge" shall have the meaning provided in Section 5.01(m) of the Original Credit Agreement.

          "KKR Bridge Conversion" shall have the meaning provided in Section 5.01(m).

          "KKR Bridge Conversion Documents" shall have the meaning provided in
Section 5.01(m).

          "Leaseholds" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

          "Letter of Credit" shall have the meaning provided in Section 2.01.

          "Letter of Credit Fee" shall have the meaning provided in Section 3.01(b).

          "Letter of Credit Issuer" shall mean (i) Chase and/or (ii) such other Bank requested to so act by the Company and acceptable to the Agent.

          "Letter of Credit Outstandings" shall mean, at any time, the sum, without duplication, of (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings.

          "Letter of Credit Request" shall have the meaning provided in Section 2.03(a).

          "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

          "Loan" shall have the meaning provided in Section 1.01.

          "Loan Notes" shall mean the loan notes issued by the Company or TO Sub under and pursuant to the tender offer for the outstanding capital stock of Rainford in lieu of a payment in cash, all of the terms of which were acceptable to the Agent under the Original Credit Agreement or shall otherwise be acceptable to the Agent provided that the principal amount of such Loan Notes shall not exceed $500,000.

          "Loan Notes Guaranty" shall mean the guaranty of the principal and interest on the Loan Notes issued by Chase (or one of its affiliates) with a maturity prior to the Maturity Date.

          "Local Time" shall mean the local time in effect at (x) the applicable Notice Office (in the case of Notices of Borrowings and Notices of Conversions) and (y) the applicable Payment Office in the case of all payments and disbursements of Loans or Letters of Credit.

          "Mandatory Borrowing" shall have the meaning provided in Section 1.01(C).

          "Margin Stock" shall have the meaning provided in Regulation U.

          "Material Adverse Effect" shall mean a material adverse effect on the business, assets, liabilities, operations, results of operations or condition (financial or otherwise) of the Company and its Restricted Subsidiaries taken as a whole.

          "Material Subsidiary" shall mean, at any time, the UK Borrower and any other Restricted Subsidiary that (x) has assets at such time comprising 5% or more of the consolidated assets of the Company and its Subsidiaries or (y) had net income in the most recently ended fiscal year of the Company comprising 5% or more of the consolidated net income of the Company and its Subsidiaries for such fiscal year.

          "Maturity Date" shall mean September 30, 2003.

          "MCRF Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Annex I hereto directly below the column entitled "MCRF Commitment," as the same may be reduced from time to time pursuant to Section 3.03, 3.04 and/or 9 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.12 and/or 13.04.

          "MCRF Facility" shall mean the Facility evidenced by the Total MCRF Commitment.

          "MCRF Loan" shall have the meaning provided in Section 1.01(b).

          "MCRF Note" shall have the meaning provided in Section 1.04(a).

          "MCRF Percentage" shall mean, at any time for each Bank with an MCRF Commitment, the percentage obtained by dividing such Bank's MCRF Commitment by the Total MCRF Commitment, PROVIDED that if the Total MCRF Commitment has been terminated, the MCRF Percentage of each Bank shall be determined by dividing such Bank's MCRF Commitment immediately prior to such termination by the Total MCRF Commitment immediately prior to such termination.

          "Minimum Borrowing Amount" shall mean (i) for Dollar denominated loans that are (x) Base Rate Loans, $1,000,000 and (y) Euro Rate Loans, $2,500,000,
(ii) for Alternate Currency Loans that are Euro Rate Loans, an amount in the respective Alternate Currency having a Dollar Equivalent of $2,500,000, (iii) for Sterling denominated MCRF Loans that are Base Rate Loans, an amount in Pounds Sterling having a Dollar Equivalent of $1,500,000 and (iv) for Swingline Loans, $250,000 (or the Dollar Equivalent thereof).

          "Modified Ratio" shall mean, at the time of any Asset Sale, the Ratio at such time modified by computing the Four Quarter EBITDA included in such Ratio on a pro forma basis as if such Asset Sale had occurred as of the beginning of the period for which such Four Quarter EBITDA is being determined.

          "Moody's" shall mean Moody's Investors Service, Inc. and its successors.

          "Net Cash Proceeds" shall mean, with respect to any Asset Sale, the Cash Proceeds resulting therefrom net of (i) reasonable and customary expenses of sale incurred in connection with such Asset Sale, and other reasonable and customary fees and expenses incurred, and all state, and local taxes paid or reasonably estimated to be payable, as a consequence of such Asset Sale and the payment of principal, premium and interest of Indebtedness secured by the asset which is the subject of the Asset Sale and required to be, and which is, repaid under the terms thereof as a result of such Asset Sale, (ii) amounts of any distributions payable to holders of minority interests in the relevant Person or in the relevant property or assets, (iii) incremental income taxes paid or payable as a result thereof and (iv) the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clauses (i) and (iii) above) associated with the assets sold or disposed of and retained by the Company or any of its Restricted Subsidiaries.

          "1996 Preferred Stock" shall mean the Company's Series A Redeemable Preferred Stock with an aggregate liquidation preference not to exceed $1,000,000 issued by the Company pursuant to the KKR Bridge Conversion in exchange for an equal principal amount of the KKR Bridge.

          "Non-Defaulting Bank" shall mean each Bank other than a Defaulting
Bank.

          "Note" shall mean and include each DRF Note, each MCRF Note and the Swingline Note.

          "Notice of Borrowing" shall have the meaning provided in Section 1.02.

          "Notice of Conversion" shall have the meaning provided in Section
1.05.

          "Notice Office" shall mean (x) in respect of notices relating to the DRF Facility, Letters of Credit and any other notice not referred to in clause
(y) below, the offices of the Agent at (i) One Chase Manhattan Plaza, Sixth Floor, New York, New York 10081 Attention: Mark Shannon, Telephone (212) 552-2457, Facsimile (212) 552-3263 and (ii) 2 Grand Central Tower, 140 East 45th Street, 29th Floor, New York, New York 10017, Attention: Sandra Miklave, Telephone (212) 622-0005, Facsimile (212) 622-0002 and (y) in respect of notices relating to the MCRF Facility, the office of the Agent at Trinity Tower, 9 Thomas More Street, London EC1 9YT, Attention: Steve Hurford, Telephone 44-171-777-2353, Facsimile 44-171-777-2360/2085, or, in either case, such other office as the Agent may designate to the Company from time to time.

          "Obligation Currency" shall have the meaning provided in Section 13.16(a).

          "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

          "Original Credit Agreement" shall have the meaning provided in the recitals to this Agreement.

          "Participant" shall have the meaning provided in Section 2.05(a).

          "Payment Office" shall mean (i) for all purposes other than as specified in clauses (ii) through (iv) below, the office of the Agent at 4 Metrotech Center, Brooklyn, New York 11245, (ii) in the case of MCRF Loans denominated in Pounds Sterling and Sterling Swingline Loans, the office of the Agent, located in London, England, Account Name Chase Manhattan Bank, Account Number CHAPS 40 52 06, (iii) in the case of MCRF Loans denominated in Deutsche Marks, the Agent's account located at Chase Bank AG, Frankfurt, Germany, Account Name Chase Manhattan International, Ltd., Account Number 0101-080002101 and (iv) in the case of MCRF Loans denominated in Yen, the Agent's Account located at Chase Manhattan Tokyo, Account Name Chase Manhattan International, Ltd., Account Number 3401-211623650 or such other office as the Agent may designate to the Company from time to time.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

          "Percentage" shall mean either the DRF Percentage or MCRF Percentage, as applicable.

          "Permitted Acquisition" shall mean any investment or other acquisition permitted by Section 8.05.

          "Permitted Subordinated Debt" shall mean unsecured subordinated debt issued by the Company and which may be guaranteed by the Subsidiary Guarantors, PROVIDED that all material terms thereof (such as maturity, interest rate, amortization and prepayments, covenants, defaults and subordination provisions), together with any amendment to any thereof, shall be satisfactory to the Agent and the Required Banks.

          "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

          "Plan" shall mean any multiemployer or single-employer plan as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Company or a Subsidiary or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Company, or a Subsidiary or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

          "Pledge Agreements" shall mean the Company Pledge Agreement, the UK Pledge Agreement and the Subsidiary Pledge Agreement.

          "Pledged Securities" shall mean all the Pledged Securities as defined in the Pledge Agreements.

          "Pounds Sterling" shall mean freely transferable lawful money of the United Kingdom.

          "Prime Lending Rate" shall mean the rate which the Agent announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

          "Principal Amount" shall mean (i) the stated principal amount of each Revolving Loan denominated in Dollars and of all Dollar Swingline Loans, (ii) the Stated Amount of, and all Unpaid Drawings under, each Letter of Credit and
(iii) the Dollar Equivalent of each Alternate Currency Loan.

          "Rainford" shall mean Rainford Group plc, a United Kingdom corporation.

          "Ratio" shall mean, at any time, the ratio of Total Indebtedness to Four Quarter EBITDA as determined as of the last day of the last fiscal quarter for which financial statements have been delivered prior to such time of determination to the Banks pursuant to Section 7.01(a) or 7.01(b), PROVIDED that
(i) until such time as any such financial statements are first delivered to the Banks and/or (ii) at any time when the delivery of any such financial statements are more than 45 days overdue, the ratio shall be deemed to be greater than 5.0:1.0.

          "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. Section 6901 ET SEQ.

          "Real Property" of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

          "Reinvestment Assets" shall mean any assets to be employed in the business of the Company and its Subsidiaries as described in Section 8.01.

          "Reinvestment Election" shall have the meaning provided in Section 3.04(d).

          "Reinvestment Notice" shall mean a written notice signed by an Authorized Officer of the Company stating that the Company, in good faith, intends and expects to use the portion specified therein of the Net Cash Proceeds of an Asset Sale to purchase, construct or otherwise acquire Reinvestment Assets.

          "Reinvestment Reduction Amount" shall mean, with respect to any Reinvestment Election, the amount, if any, on the Reinvestment Reduction Date relating thereto by which (a) the Anticipated Reinvestment Amount in respect of such Reinvestment Election exceeds (b) the aggregate amount thereof expended by the Company and its Subsidiaries to acquire Reinvestment Assets.

          "Reinvestment Reduction Date" shall mean, with respect to any Reinvestment Election, the earlier of (i) the date occurring one year after such Reinvestment Election and (ii) the date on which the Company shall have determined not to, or shall have otherwise ceased to, proceed with the purchase, construction or other acquisition of Reinvestment Assets with the related Anticipated Reinvestment Amount.

          "RELTEC" shall mean RELTEC Corporation, a Delaware corporation.

          "Replaced Bank" shall have the meaning provided in Section 1.12.

          "Replacement Bank" shall have the meaning provided in Section 1.12.

          "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan other than those events as to which the 30-day notice period is waived under subsection .13, .14, .16, .18, .19 or .20 of PBGC Regulation Section 2615.

          "Required Banks" shall mean Non-Defaulting Banks with outstanding Commitments (or, if after the Total Commitment has been terminated, RF Percentages) constituting at least 51% of the sum of the Commitments of Non-Defaulting Banks (or, if after the Total Commitment has been terminated, the aggregate RF Percentages of all Non-Defaulting Banks).

          "Resident Country" shall have the meaning provided in Section 4.04(c).

          "Restatement Effective Date" shall have the meaning provided in
Section 5.01.

          "Restricted Foreign Subsidiary" shall mean each Foreign Subsidiary that is a Restricted Subsidiary.

          "Restricted Subsidiary" shall mean each Subsidiary other than an Unrestricted Subsidiary, PROVIDED that an Unrestricted Subsidiary may be converted into a Restricted Subsidiary upon at least 15 days' prior written notice from the Company to the Agent to such effect, which notice shall set forth computations demonstrating that the provisions of Sections 8.11 and 8.12 would have been complied with on a PRO FORMA basis as of the end of the Test Period last ended if such conversion had occurred on the first day of such Test Period, it being understood and agreed that an Unrestricted Subsidiary that is converted into a Restricted Subsidiary pursuant to the foregoing proviso shall not be eligible to be converted back into an Unrestricted Subsidiary until the date which is eighteen months after the date of such initial conversion.

          "Revolving Loan" shall mean and include each DRF Loan and each MCRF Loan.

          "RF Level" shall mean and include RF Level I, RF Level II, RF Level III, RF Level IV, RF Level V, RF Level VI or RF Level VII, whichever is then in effect.

          "RF Level I" shall exist at any time that the Ratio is greater than 4.75:1.0.

          "RF Level II" shall exist at any time that the Ratio is greater than 4.25:1.0 but not greater than 4.75:1.0.

          "RF Level III" shall exist at any time that the Ratio is greater than 3.75:1.0 but not greater than 4.25:1.0.

          "RF Level IV" shall exist at any time that the Ratio is greater than 3.25:1.0 but not greater than 3.75:1.0.

          "RF Level V" shall exist at any time that the Ratio is greater than 2.75:1.0 but not greater than 3.25:1.0.

          "RF Level VI" shall exist at any time the ratio is greater than 2.25:1.0 but not greater than 2.75:1.0.

          "RF Level VII" shall exist at any time that the Ratio is not greater than 2.25:1.0.

          "RF Percentage" shall mean, at any time for each Bank the percentage obtained by dividing such Bank's Commitment by the Total Commitment, PROVIDED that if the Total Commitment has been terminated, the RF Percentage of each Bank shall be determined by dividing such Bank's Commitment immediately prior to such termination by the Total Commitment immediately prior to such termination.

          "S&P" shall mean Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, and its successors.

          "Scheduled Commitment Reduction" shall have the meaning provided in
Section 3.04(b).

          "SEC" shall mean the United States Securities and Exchange Commission.

          "SEC Regulation D" shall mean Regulation D as promulgated under the Securities Act of 1933, as amended, as the same may be in effect from time to time.

          "SEC Reporting Requirement" shall exist at any time that the Company is required, under then existing rules and regulations of or applicable to the SEC, to file periodic financial reports with the SEC.

          "Section 4.04(b)(ii) Certificate" shall have the meaning provided in
Section 4.04(b)(ii).

          "Sharing Event" shall mean (i) the acceleration of the Loans hereunder or (ii) any Event of Default declared by the Required Banks to be a Sharing Event.

          "Specified Receivables Facility" shall mean an off balance sheet accounts receivable facility agented by any Bank and in form and substance satisfactory to the Agent to which all the Banks shall be invited to participate (PRO RATA on the basis of their RF Percentages) and pursuant to which the accounts receivable of RELTEC and its Subsidiaries shall be financed.

          "Stated Amount" of each Letter of Credit shall mean the maximum available to be drawn thereunder (regardless of whether any conditions for drawing could then be met), PROVIDED that the "Stated Amount" of each Letter of Credit denominated in Pounds Sterling shall be the Dollar Equivalent of the maximum amount available to be drawn in Pounds Sterling thereunder (regardless of whether any conditions for drawing could then be met).

          "Sterling Base Rate" shall mean at any time a rate per annum equal to the Bank of England Minimum Lending Rate at such time plus .25%.

          "Sterling Equivalent" shall mean, at any time for the determination thereof, the amount of Pounds Sterling which could be purchased with the amount of Dollars involved in such computation at the spot exchange rate therefor as quoted by the Agent as of 11:00 A.M. (London time) on the date two Business Days prior to the date of any determination thereof for purchase on such date.

          "Sterling Euro Rate" shall mean, with respect to each Interest Period for a Euro Rate Loan denominated in Pounds Sterling, the offered quotation to first-class banks in the London interbank Eurodollar market by the Agent for Pounds Sterling deposits of amounts in same day funds comparable to the outstanding principal amount of the Euro Rate Loan of the Agent denominated in Pounds Sterling for which an Interest Period is then being determined with maturities comparable to the Interest Period to be applicable to such Sterling Euro Rate Loan determined as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period.

          "Sterling Swingline Loans" shall have the meaning provided in Section 1.01(B)(i).

          "Subsequent Cost Adjustment Certificate" shall mean, with respect to an acquisition as to which a Cost Adjustment Certificate has been delivered, a certificate executed by an Authorized Officer of the Company setting forth (x) if delivered pursuant to Section 7.01(i), the reduced estimated cost reduction synergies resulting from such acquisition or (y) if delivered pursuant to
Section 7.01(d)(y), in reasonable detail the actual factually supportable and identifiable cost reduction synergies actually realized during the relevant Cost Synergy Period.

          "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of the Company.

          "Subsidiary Guarantor" shall mean, at any time, each Restricted Subsidiary that is party to the Subsidiary Guaranty.

          "Subsidiary Guaranty" shall have the meaning provided in Section 5.01(i).

          "Subsidiary IPO" shall mean the public offering of the common stock of one (and only one) Subsidiary of RELTEC, PROVIDED that (A) the assets and divisions of such Subsidiary shall be limited to no more than one of the four divisions of RELTEC existing on the Restatement Effective Date and (B) after giving effect to such offering the Company shall own directly or indirectly at least a majority on a fully diluted basis of the economic and voting interest of such Subsidiary's capital stock.

          "Subsidiary Pledge Agreement" shall have the meaning provided in
Section 5.01(h)(ii).

          "Swingline Commitment" shall mean the lesser of (x) $30,000,000 and
(y) the Total Commitment.

          "Swingline Lender" shall mean Chase.

          "Swingline Loans" shall have the meaning provided in Section 1.01(B).

          "Swingline Maturity Date" shall mean the date which is five Business Days prior to the Maturity Date.

          "Taxes" shall have the meaning provided in Section 4.04.

          "Test Period" shall mean at any time the period (taken as one accounting period) of four consecutive fiscal quarters then last ended. The first Test Period for the purposes of Sections 8.11 and 8.12 shall be the four quarter period ending December 31, 1996.

          "TO Sub" shall mean a newly created wholly-owned Domestic Subsidiary created to effect the Acquisition, which subsidiary shall have executed the Guaranty and a Pledge Agreement.

          "Total Cash Interest Expense" shall mean for any period Total Interest Expense for such period less any interest expense included therein not payable in cash when due and any amortization of debt discount during such period, PROVIDED that for purposes of computations under Section 8.12, (i) for any business or Restricted Subsidiary acquired and any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during the Test Period, Total Cash Interest Expense for such Test Period shall be determined on a PRO FORMA basis as if such acquisition or conversion had occurred as of the beginning of the Test Period and (ii) for any business or Restricted Subsidiary disposed of and any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during the Test Period, Total Cash Interest Expense for such Test Period shall be determined on a PRO FORMA basis as if such disposition or conversion had occurred as of the beginning of the Test Period.

          "Total Cash Pay Indebtedness" shall mean, at any time, all Indebtedness included in Total Indebtedness other than any Indebtedness the interest on which is payable in kind and not subject to cash accrual or payment (or is evidenced by accrual or similar notes not payable in cash) for all prior periods and all present and future periods until at least the date which is one calendar quarter after such date of determination.

          "Total Commitment" shall mean the sum of the Commitments of each of the Banks.

          "Total DRF Commitment" shall mean the sum of the DRF Commitments of each of the Banks.

          "Total Indebtedness" shall mean all Indebtedness for borrowed money of, or guaranteed by, the Company and its Restricted Subsidiaries all as determined on a consolidated basis for the Company and its Restricted Subsidiaries.

          "Total Interest Expense" shall mean, for any period, total interest expense (including that attributable to Capital Leases in accordance with GAAP) of the Company and its Restricted Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Company and its Restricted Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Interest Rate Agreements, but excluding, however, any amortization of deferred financing costs, all as determined in accordance with GAAP, PROVIDED that there shall be excluded all of the foregoing of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or that Person's assets are acquired by the Company or any of its Restricted Subsidiaries.

          "Total MCRF Commitment" shall mean the sum of the MCRF Commitments of each of the Banks.

          "Transaction" shall include (i) the Acquisition and (ii) the KKR Bridge Conversion.

          "Transaction Documents" shall mean and include the Acquisition Documents and the KKR Bridge Conversion Documents.

          "Treaty Bank" shall mean each Bank with an MCRF Commitment to the extent such Bank's Resident Country is party to a tax treaty or treaties with the United Kingdom that would reduce or eliminate the withholding taxes otherwise payable in respect of payments made by the UK Borrower for the account of such Bank.

          "Type" shall mean the type of Loan determined with regard to currency and the interest option applicable thereto.

          "UK Bank" shall mean a bank that is carrying on a bona fide banking business in the United Kingdom as recognized by the United Kingdom's Inland Revenue.

          "UK Borrower" shall mean RELTEC (UK) Limited, a United Kingdom corporation.

          "UK Lending Office" shall mean the office (which may be a branch or an affiliate of any Bank) specified from time to time by each Bank with an MCRF Commitment to the Agent and the UK Borrower as the office from which such Bank will make Loans to the UK Borrower and for whose account all payments will be made by the UK Borrower, if to be made for the account of such Bank, which office may be the same office as such Bank utilizes as its lending office for all other Loans except as otherwise provided in Section 4.01(c).

          "UK Pledge Agreement" shall have the meaning provided in Section 5.01(h)(i).

          "UK Tax Refunds" shall have the meaning provided in Section 4.04(c).

          "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

          "United States" and "U.S." shall each mean the United States of America.

          "Unpaid Drawing" shall have the meaning provided in Section 2.04 and in the case of a drawing paid in Pounds Sterling shall equal the Dollar Equivalent of such payment.

          "Unrestricted Subsidiary" shall mean each Subsidiary (x) first created or acquired by the Company after the Restatement Effective Date and such Subsidiary is designated by the Company as an Unrestricted Subsidiary in a written notice delivered to the Agent reasonably promptly after such creation or acquisition, (y) first acquired or created after the Restatement Effective Date by another Unrestricted Subsidiary created or acquired in compliance with the provisions of this definition, PROVIDED that the provisions of Section 8.05 are not breached in connection with such acquisition or creation or (z) that is converted into an Unrestricted Subsidiary from a Restricted Subsidiary upon at least 15 days' prior written notice from the Company to the Agent to such effect, which notice shall set forth computations demonstrating that the provisions of Sections 8.11 and 8.12 would have been complied with on a PRO FORMA basis as of the end of the Test Period last ended if such conversion had occurred on the first day of such Test Period, it being understood and agreed that (i) an Unrestricted Subsidiary cannot be owned in whole or in part by a Restricted Subsidiary and a Restricted Subsidiary cannot be owned in whole or in part by an Unrestricted Subsidiary, (ii) a Restricted Subsidiary that is converted into an Unrestricted Subsidiary pursuant to clause
(z) shall not be eligible to be converted back into a Restricted Subsidiary until the date which is eighteen months after the date of such initial conversion and (iii) the UK Borrower shall not at any time be an Unrestricted Subsidiary.

          "Unutilized Total DRF Commitment" shall mean, at any time, the excess of (i) the Total DRF Commitment at such time over (ii) the sum of (x) the aggregate Principal Amount of all DRF Loans and Dollar Swingline Loans then outstanding plus (y) the aggregate Letter of Credit Outstandings at such time.

          "Unutilized Total MCRF Commitment" shall mean, at any time, the excess of (i) the Total MCRF Commitment at such time over (ii) the aggregate Principal Amount of all MCRF Loans and Sterling Swingline Loans then outstanding.

          "Wholly-Owned Subsidiary" of any Person shall mean any Subsidiary of such Person to the extent all the capital stock or other ownership interests in such Subsidiary, other than directors' or nominees' qualifying shares, are owned directly or indirectly by such Person.

          "Written" or "in writing" shall mean any form of written communication or a communication by means of telex, facsimile transmission, telegraph or cable.

          "Yen" shall mean freely transferable lawful money of Japan.

          "Yen Equivalent" shall mean, at any time for the determination thereof, the amount of Yen which could be purchased with the amount of Dollars involved in such computation at the spot exchange rate therefor as quoted by the Agent as of 11:00 A.M. (London time) on the date two Business Days prior to the date of any determination thereof for purchase on such date.

          "Yen Euro Rate" shall mean, for each Interest Period applicable to a Euro Rate Loan denominated in Yen, the rate per annum that appears on page 3750 of the Dow Jones Telerate Screen (or any successor page) for Yen deposits with maturities comparable to such Interest Period as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period or, if such a rate does not appear on page 3750 of the Dow Jones Telerate Screen (or any successor page), the offered quotation to first-class banks in the London interbank Eurodollar market by the Agent for Yen deposits of amounts in same day funds comparable to the outstanding principal amount of the Euro Rate Loan of the Agent denominated in Yen for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Euro Rate Loan as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period.

          SECTION 11.  THE AGENT.

          1.111 APPOINTMENT. Each Bank hereby irrevocably designates and appoints Chase as Agent (such term to include for the purposes of this Section 11 Chase acting as Collateral Agent) to act as specified herein and in the other Credit Documents, and each such Bank hereby irrevocably authorizes Chase as the Agent for such Bank, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Agent agrees to act as such upon the express conditions contained in this Section 11. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Credit Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, nor any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent. The provisions of this Section 11 are solely for the benefit of the Agent, and the Banks, and no Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Credit Party.

          1.112 DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 11.03.

          1.113 EXCULPATORY PROVISIONS. Neither the Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Company or any Subsidiary or any of their respective officers contained in this Agreement, any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Credit Document or for any failure of the Company or any Subsidiary or any of their respective officers to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Company or any Subsidiary. The Agent shall not be responsible to any Bank for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent to the Banks or by or on behalf of any Borrower to the Agent or any Bank or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

          1.114 RELIANCE BY AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile transmission, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks.

          1.115 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Bank or the Company or any other Credit Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Banks, PROVIDED that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of Required Banks or each of the Banks as provided in Section 13.12.

          1.116 NON-RELIANCE. Each Bank expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Company or any Subsidiary, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent, or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Company and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent, or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Company and its Subsidiaries. The Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of the Company or any Subsidiary which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          1.117 INDEMNIFICATION. The Banks agree to indemnify the Agent in its capacity as such ratably according to their respective Loans and unutilized Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Company or any of its Subsidiaries, PROVIDED that no Bank shall be liable to the Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 11.07 shall survive the payment of all Obligations.

          1.118 THE AGENT IN INDIVIDUAL CAPACITY. The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company and its Subsidiaries as though not acting as Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, the Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it was not the Agent, and the terms "Bank" and "Banks" shall include the Agent in its individual capacity.

          1.119 SUCCESSOR AGENT. The Agent may resign as the Agent upon 20 days' notice to the Banks and the Company. The Required Banks shall appoint from among the Banks a successor Agent for the Banks subject to prior approval by the Company (such approval not to be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall include such successor agent effective upon its appointment, and the resigning Agent's rights, powers and duties as the Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the retiring Agent's resignation hereunder as the Agent, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

          SECTION 12.  COMPANY GUARANTY.

          12.01 THE COMPANY GUARANTY. In order to induce the Banks to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by the Company from the proceeds of the Loans, the Company hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment and performance when due, upon maturity, acceleration or otherwise, of any and all of Guarantee Obligations. If any or all Guarantee Obligations become due and payable hereunder and are not paid, the Company unconditionally promises to pay such Guarantee Obligations, on demand, together with any and all expenses which may be incurred by the Agent or the Creditors in collecting any of such Obligations.

          12.02 BANKRUPTCY. Additionally, the Company unconditionally and irrevocably guarantees the payment of any and all Guarantee Obligations to the Creditors whether or not due or payable by the UK Borrower upon the occurrence in respect of the Company of any of the events specified in Section 9.05, and unconditionally and irrevocably promises to pay such Guarantee Obligations, on demand, in lawful money of the United States.

          12.03 NATURE OF LIABILITY. The liability of the Company hereunder is exclusive and independent of any security for, or other guaranty of, the Guarantee Obligations, whether executed by the UK Borrower or by any other party, and the liability of the Company hereunder is not affected or impaired by
(a) any direction as to application of payment by the UK Borrower or by any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guarantee Obligations,
(c) any
payment on, or in reduction of, any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel of the UK Borrower, or (e) any payment made to the Agent or the Creditors on the Guarantee Obligations which the Agent or such Creditors repay pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and the Company waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

          12.04 INDEPENDENT OBLIGATION. The obligations of the Company hereunder are independent of the obligations of any other guarantor, any other party or the UK Borrower, and a separate action or actions may be brought and prosecuted against the Company whether or not action is brought against any other guarantor, any other party or the UK Borrower and whether or not any other guarantor, any other party or the UK Borrower be joined in any such action or actions. The Company waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the UK Borrower or other circumstance which operates to toll any statute of limitations as to the UK Borrower shall operate to toll the statute of limitations as to the Company.

          12.05 AUTHORIZATION. The Company authorizes the Agent and the Creditors without notice, demand or consent (except as shall be required under the Credit Documents or as required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

          (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guarantee Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to such Obligations as so changed, extended, renewed or altered;

          (b) take and hold security for the payment of the Guarantee Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, such Guarantee Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

          (c) exercise or refrain from exercising any rights against the UK Borrower or others or otherwise act or refrain from acting;

          (d) release or substitute any one or more endorsers, guarantors, the UK Borrower or other obligors;

          (e) settle or compromise any of the Guarantee Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the UK Borrower to its creditors other than the Banks;

          (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the UK Borrower to the Creditors regardless of what liability or liabilities of the Company or the UK Borrower remain unpaid;

          (g) consent to or waive any breach of, or any act, omission or default under, this Guaranty or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Guaranty or any of such other instruments or agreements; and/or

          (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the Company from its liabilities under this Guaranty.

          12.06 RELIANCE. It is not necessary for the Agent or any Creditor to inquire into the capacity or powers of the UK Borrower or its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on its behalf, and any Guarantee Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          12.07 SUBORDINATION. Any of the indebtedness of the UK Borrower now or hereafter owing to the Company, as the case may be, is hereby subordinated to the Guarantee Obligations; and if the Agent so requests at a time when an Event of Default exists, all such Indebtedness of the UK Borrower to the Company shall be collected, enforced and received by the Company for the benefit of the Creditors and be paid over to the Agent on behalf of the Creditors on account of the Guarantee Obligations, but without affecting or impairing in any manner the liability of the Company under the other provisions of this Guaranty. Prior to the transfer by the Company of any note or negotiable instrument evidencing any Indebtedness of the UK Borrower to the Company, the Company shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

          12.08 WAIVER. (a) The Company waives any right (except as shall be required by applicable statute and cannot be waived) to require the Agent or the Creditors (i) to proceed against the UK Borrower, any other guarantor or any other party, (ii) to proceed against or exhaust any security held from the UK Borrower, any other guarantor or any other party or (iii) to pursue any other remedy in the Agent's or the Creditors' power whatsoever. To the extent permitted by applicable law, the Company waives any defense based on or arising out of any defense of the UK Borrower, any other guarantor or any other party, other than payment in full of the Guarantee Obligations, based on or arising out of the disability of the UK Borrower, any other guarantor or any other party, or the unenforceability of the Guarantee Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the UK Borrower other than payment in full of the Guarantee Obligations. The Agent and the Creditors may, at their election, foreclose on any security held by the Agent, the Collateral Agent or the Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Agent and the Creditors may have against the UK Borrower, any other party, or any security, without affecting or impairing in any way the liability of the Company hereunder except to the extent the Guarantee Obligations have been paid.

          (b) To the extent permitted by applicable law, the Company waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Guarantee Obligations. The Company assumes all responsibility for being and keeping itself informed of the UK Borrower's financial conditions and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guarantee Obligations and the nature, scope and extent of the risks which the Company assumes and incurs hereunder, and agrees that the Agent and the Creditors shall have no duty to advise the Company of information known to them regarding such circumstances or risks.

          12.09 ENFORCEMENT. The Creditors agree that this Guaranty may be enforced only by the action of the Agent or the Collateral Agent, in each case acting upon the instructions of the Required Banks and that no Creditor shall have any right individually to seek to enforce or to enforce this Guaranty or to realize upon the security to be granted by the Security Documents, it being understood and agreed that such rights and remedies may be exercised by the Agent or the Collateral Agent for the benefit of the Creditors upon the terms of this Guaranty and the Security Documents.

          SECTION 13.  MISCELLANEOUS.

          1.131  PAYMENT OF EXPENSES, ETC.  The Company agrees that it shall:
(i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agent in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (limited, in the case of legal fees, to the reasonable fees and disbursements of White & Case) and of the Agent and each of the Banks in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein and, after an Event of Default shall have occurred and be continuing, the protection of the rights of the Agent and each of the Banks thereunder (including without limitation the reasonable fees and disbursements of counsel for the Agent and for each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) indemnify the Agent, the Collateral Agent, each Bank, its officers, directors, employees, representatives and agents (collectively, the "Indemnitees") from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of any investigation, litigation or other proceeding (whether or not the Agent, the Collateral Agent or any Bank is a party thereto) related to the entering into and/or performance of any Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the Transaction or the consummation of any transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of (x) the gross negligence or willful misconduct of the Person to be indemnified or of any other Indemnitee who is such Person or an affiliate of such Person, (y) a bona fide Claim asserted by the Company against such Person or (z) any dispute solely among the Banks or their participants or assigns). If any Claim is asserted against any indemnified person, such indemnified person shall promptly notify the Company and each indemnified person may, and if requested by the Company shall, in good faith, contest the validity, applicability and amount of such Claim with counsel selected by such indemnified person, and shall permit the Company to participate in such contest. In addition, in connection with any Claim covered by this Section 13.01 against more than one indemnified person, all such indemnified persons shall be represented by the same legal counsel selected by such indemnified persons; PROVIDED, HOWEVER, that if such legal counsel determines in good faith that representing all such indemnified persons would or could result in a conflict of interest under the laws or ethical principles applicable to such legal counsel or that a defense or counterclaim is available to an indemnified person that is not available to all such indemnified persons, then to the extent reasonably necessary to avoid such a conflict of interest or to permit unqualified assertion of such a defense or counterclaim, each indemnified person shall be entitled to separate representation by a legal counsel selected by that indemnified person. To the extent that the undertaking to indemnify, pay or hold harmless any Person set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

          1.132 RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of such Borrower against and on account of the Obligations and liabilities of such Borrower to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of such Borrower purchased by such Bank pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

          1.133 NOTICES. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered, if to any Borrower, at the address specified opposite its signature below; if to the Agent, at the address specified in the definition of "Notice Office" herein; if to any other Bank, at its address specified for such Bank on Annex II hereto (or as specified by a Bank when it first becomes a Bank hereunder); or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, and shall be effective when received.

          1.134 BENEFIT OF AGREEMENT. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, PROVIDED that no Borrower may assign or transfer any of its rights or obligations hereunder without the prior written consent of all the Banks. Each Bank may at any time grant participations in any of its rights hereunder or under any of the Notes to another financial institution, PROVIDED that in the case of any such participation, (i) the participant shall not have any rights under this Agreement or any of the other Credit Documents, including rights of consent, approval or waiver (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto), (ii) such Bank's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged, (iii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) such Bank shall remain the holder of any Note for all purposes of this Agreement and (v) the Borrowers, the Agent, and the other Banks shall continue to deal solely and directly with the assigning Bank in connection with such Bank's rights and obligations under this Agreement, and all amounts payable by any Borrower hereunder shall be determined as if such Bank had not sold such participation, except that the participant shall be entitled to the benefits of Sections 1.09, 1.10 and 4.04 of this Agreement to the extent that such Bank would be enti-tled to such benefits if the participation had not been entered into or sold, and, PROVIDED FURTHER, that no Bank shall transfer, grant or assign any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (x) extend the Maturity Date (it being understood that any waiver of the making of any mandatory prepayment of Revolving Loans, or the application or method of application of any such prepayment, or the postponement of a Scheduled Commitment Reduction, shall not constitute an extension of the final maturity thereof), reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase such participant's participating interest in any Commitment over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of any mandatory prepayment or a mandatory reduction in the Total Commitment shall not constitute a change in the terms of any Commitment) or (y) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement.

          (b) Notwithstanding the foregoing, with the consent of the Agent, (x) any Bank may assign all or a portion of its Loans and/or Commitments and its rights and obligations hereunder to another Bank, and (y) any Bank may assign all or a portion of its Loans and/or Commitments and its rights and obligations hereunder to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment Agreement, PROVIDED that (i) any such assignment to an institution not theretofore a Bank shall be in an aggregate amount of at least $10,000,000, (ii) at such time Annex I shall be deemed modified to reflect the Commitments of such new Bank and of the existing Banks, (iii) upon surrender of the old Notes, new Notes will be issued, at the Company's expense, to such new Bank and to the assigning Bank, such new Notes to be in conformity with the requirements of
Section 1.04 (with appropriate modifications) to the extent needed to reflect the revised Commitments, (iv) the consent of the Agent and the Company shall be required in connection with any such assignment (which consent shall not be unreasonably withheld) and (v) the Agent shall receive at the time of each such assignment, from the assigning or assignee Bank, the payment of a non-refundable assignment fee of $3,000 and, PROVIDED FURTHER, that such transfer or assignment will not be effective until recorded by the Agent on a register maintained by it. To the extent of any assignment pursuant to this Section 13.04(b) to a Person which is not already a Bank hereunder and which is not a United States Person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall provide to the Company and the Agent the appropriate Internal Revenue Service Forms (and, if applicable, a Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a Bank's Commitments and related outstanding Obligations pursuant to this Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 1.09 from those being charged by the respective assigning bank prior to such assignment, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type described above resulting from the changes specified in said Section 1.09 after the date of the respective assignment). Nothing in this clause (b) shall prevent or prohibit any Bank from pledging its Notes or Loans to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

          (c) Notwithstanding any other provisions of this Section 13.04, no transfer or assignment of the interests or obligations of any Bank hereunder or any grant of participation therein shall be permitted if such transfer, assignment or grant would require a Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any State.

          (d) Each Bank initially party to this Agreement hereby represents, and each Person that becomes a Bank pursuant to an assignment permitted by this
Section 13.04 will, upon its becoming party to this Agreement, represent that it is a commercial lender, other financial institution or other "accredited" investor (as defined in SEC Regulation D) which makes loans in the ordinary course of its business and that it will make or acquire Loans for its own account in the ordinary course of such business, PROVIDED that subject to the preceding clauses (a) and (b), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Bank shall at all times be within its exclusive control.

          (e) Notwithstanding anything else in this Agreement to the contrary, upon the occurrence of a Sharing Event, all Banks with a Commitment will buy and/or sell participations in the outstanding Revolving Loans and Letters of Credit among themselves such that after giving effect thereto the Principal Amount of the outstanding Revolving Loans made by such Bank and the aggregate Principal Amount of its participations in Revolving Loans, Unpaid Drawings and Letters of Credit will equal its RF Percentage of the sum of (i) the Principal Amount of all outstanding Revolving Loans and (ii) all Letter of Credit Outstandings at such time.

          1.135 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Agent or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Borrower and the Agent or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Agent or any Bank would otherwise have. No notice to or demand on any Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Banks to any other or further action in any circumstances without notice or demand.

          1.136 PAYMENTS PRO RATA. (a) The Agent agrees that promptly after its receipt of each payment from or on behalf of any Borrower in respect of any Obligations, it shall distribute such payment to the Banks (other than any Bank that has expressly waived its right to receive its PRO RATA share thereof) PRO RATA based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

          (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings or Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations to such Banks in such amount as shall result in a proportional participation by all of the Banks in such amount, PROVIDED that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          1.137 CALCULATIONS; COMPUTATIONS. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Company to the Banks), PROVIDED that (i) Unrestricted Subsidiaries shall not be treated as consolidated subsidiaries for the purposes of all computations hereunder and (ii) except as otherwise specifically provided herein, all computations determining compliance with Section 8, including definitions used therein, shall utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the historical financial statements of the Company delivered to the Banks pursuant to Section 6.08(b). At any time the computations determining compliance with
Section 8 utilize accounting principles different from those utilized in the financial statements furnished to the Banks pursuant to Section 7.01, such financial statements shall be accompanied by reconciliation work-sheets.

          (b) All computations of interest on Base Rate Loans, on Euro Rate Loans denominated in Pounds Sterling and of Fees shall be made on the actual number of days elapsed over a year of 365 or 366 days, as appropriate, and all computations of interest on all other Euro Rate Loans shall be made on the actual number of days elapsed over a year of 360 days.

          (c) For purposes of this Agreement, the Dollar Equivalent of each Alternate Currency Loan and of each Letter of Credit or Unpaid Drawing denominated in an Alternate

Currency shall be calculated on the date when any such Revolving Loan is made or repaid or any such Letter of Credit is issued or drawn under or any such Unpaid Drawing is created or repaid and for all such Revolving Loans, Letters of Credit and Unpaid Drawings on the second Business Day of each month. Such Dollar Equivalent shall remain in effect until the same is recalculated by the Agent as provided above and notice of such recalculation is received by the Company, it being understood that until such notice is received, the Dollar Equivalent shall be that Dollar Equivalent as last reported to the Company by the Agent. The Agent shall promptly notify the Company and the Banks of each such determination of the Dollar Equivalent.

          1.138 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK GOVERNS THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Borrower hereby irrevocably designates, appoints and empowers The Prentice-Hall Corporation System, Inc., with offices on the date hereof at 375 Hudson Street, New York, N.Y. 10014, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, each Borrower agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Agent under this Agreement. Each Borrower hereby further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Borrower, at its address for notices pursuant to Section 13.03, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Agent or any Bank to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Borrower in any other jurisdiction.

          (b) Each Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

          (c) Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the other Credit Documents or the transactions contemplated hereby or thereby.

          1.139 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrowers and the Agent.

          13.10 EFFECTIVENESS. The Agent will give each Borrower and each Bank prompt written notice of the occurrence of the Restatement Effective Date.

          13.11 HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          13.12 AMENDMENT OR WAIVER. Neither this Agreement nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Company and the Required Banks, PROVIDED that no such change, waiver, discharge or termination shall, without the consent of each Bank (other than a Defaulting
Bank) directly affected thereby, (i) extend the Maturity Date (it being understood that any waiver of the making of any mandatory prepayment of Revolving Loans, or the application or method of application of any such prepayment, or the postponement of a Scheduled Commitment Reduction, shall not constitute an extension of such final maturity thereof), reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase the Commitment of any Bank over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of any mandatory prepayment or a mandatory reduction in the Total Commitment shall not constitute a change in the terms of any Commitment of any Bank), (ii) amend, modify or waive any provision of this Section 13.12, or Section 11.07, 13.01, 13.04, 13.06(a) or 13.07(b),
(iii) reduce the percentage specified in, or otherwise modify, the definition of Required Banks or (iv) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement. No provision of Section 11 may be amended without the consent of the Agent.

          13.13 SURVIVAL. All indemnities set forth herein including, without limitation, in Section 1.09, 1.10, 2.06, 4.04, 11.07 or 13.01 shall survive the execution and delivery of this Agreement and the making and repayment of the Loans.

          13.14 DOMICILE OF LOANS. Subject to Section 13.04, each Bank may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Bank, PROVIDED that the Borrowers shall not be responsible for costs arising under Section 1.09 (other than 1.09(c)), 2.06 or
4.04 resulting from any such transfer (other than a transfer pursuant to Section 1.11) to the extent not otherwise applicable to such Bank prior to such transfer.

          13.15 CONFIDENTIALITY. Subject to Section 13.04, the Banks shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as such by the Company in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by any BONA FIDE transferee or participant in connection with the contemplated transfer of any Loans or Commitments or participation therein (PROVIDED that each such prospective transferee and/or participant shall execute an agreement for the benefit of the Company with such prospective transferor Bank containing provisions substantially identical to those contained in this Section 13.15) or as required or requested by any governmental agency or representative thereof or pursuant to legal process, PROVIDED that, unless specifically prohibited by applicable law or court order, each Bank shall notify the Company of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) or pursuant to legal process for disclosure of any such non-public information prior to disclosure of such information, and PROVIDED FURTHER, that in no event shall any Bank be obligated or required to return any materials furnished by the Company or any Subsidiary.

          13.16 JUDGMENT CURRENCY. (a) The Credit Parties' obligations hereunder and under the other Credit Documents to make payments in the Applicable Currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Agent, the Collateral Agent or the respective Bank of the full amount of the Obligation Currency expressed to be payable to the Agent, the Collateral Agent or such Bank under this Agreement or the other Credit Documents. If, for the purpose of obtaining or enforcing judgment against any Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made at the Alternate Currency Equivalent or the Dollar Equivalent thereof, as the case may be, and, in the case of other currencies, the rate of exchange (as quoted by the Agent or if the Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Agent determined, in each case, as of the Business Day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

          (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrowers covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

          (c) For purposes of determining the Alternate Currency Equivalent or the Dollar Equivalent or any other rate of exchange for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

          13.17 BANK REGISTER. The Borrowers hereby designate the Agent to serve as their agent, solely for purposes of this Section 13.17, to maintain a register (the "Bank Register") on which it will record the Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrowers' obligations in respect of such Loans. With respect to any Bank, the transfer of the Commitments of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Bank Register maintained by the Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Agent on the Bank Register only upon the acceptance by the Agent of a properly executed and delivered Assignment Agreement pursuant to Section 13.04(b). The Borrowers jointly and severally agree to indemnify the Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Agent in performing its duties under this Section 13.17 other than those resulting from the Agent's willful misconduct or gross negligence.

          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

Address:


Address:

5875 Landerbrook Drive                  RELTEC HOLDINGS, INC.
Suite 250
Mayfield Heights, Ohio  44124
Attention: John L. Wilson               By
                                          --------------------------------------
                                         Title:



Address:
C/O RELTEC Holdings, Inc.
5875 Landerbrook Drive                  RELTEC (UK) LIMITED
Suite 250
Mayfield Heights, Ohio  44124
Attention: John L. Wilson               By
                                          --------------------------------------
                                         Title:


                                        THE CHASE MANHATTAN BANK,
                                        Individually and as Agent


                                        By
                                          --------------------------------------
                                         Title:

                                        ABN AMRO NORTH AMERICA, INC.


                                        By
                                          --------------------------------------
                                         Title:


                                        By
                                          --------------------------------------
                                         Title:


                                        CAISSE NATIONALE DE CREDIT
                                         AGRICOLE


                                        By
                                          --------------------------------------
                                         Title:


                                        THE BANK OF TOKYO-MITSUBISHI, LTD.


                                        By
                                          --------------------------------------
                                         Title:



                                        THE BANK OF NEW YORK


                                        By
                                          --------------------------------------
                                         Title:



                                        BANK ONE, COLUMBUS, NA


                                        By
                                          --------------------------------------
                                         Title:

                                        COMERICA BANK


                                        By
                                          --------------------------------------
                                         Title:



                                        CREDIT LYONNAIS - CHICAGO BRANCH


                                        By
                                          --------------------------------------
                                         Title:



                                        CIBC, INC.


                                        By
                                          --------------------------------------
                                         Title:


                                        DLJ CAPITAL FUNDING, INC.


                                        By
                                          --------------------------------------
                                         Title:



                                        FLEET CORPORATE FINANCE


                                        By
                                          --------------------------------------
                                         Title:

                                        GOLDMAN SACHS CREDIT PARTNERS L.P.


                                        By
                                          --------------------------------------
                                         Title:



                                        KEYBANK NATIONAL ASSOCIATION


                                        By
                                          --------------------------------------
                                         Title:


                                        LLOYDS BANK PLC


                                        By
                                          --------------------------------------
                                         Title:

                                        By
                                          --------------------------------------
                                         Title:


                                        MERRILL LYNCH CAPITAL CORPORATION


                                        By
                                          --------------------------------------
                                         Title:



                                        MITSUBISHI TRUST & BANKING
                                         CORPORATION


                                        By
                                          --------------------------------------
                                         Title:

                                        THE LONG-TERM CREDIT BANK OF JAPAN,
                                         LTD., CHICAGO BRANCH


                                        By
                                          --------------------------------------
                                         Title:



                                        THE SANWA BANK, LIMITED, CHICAGO
                                         BRANCH


                                        By
                                          --------------------------------------
                                         Title:



                                        THE NIPPON CREDIT BANK LTD.


                                        By
                                          --------------------------------------
                                         Title:


                                        PNC BANK, N.A.


                                        By
                                          --------------------------------------
                                         Title:



                                        THE BANK OF NOVA SCOTIA


                                        By
                                          --------------------------------------
                                         Title:



                                        FIRST UNION NATIONAL BANK OF
                                         NORTH CAROLINA


                                        By
                                          --------------------------------------

                                         Title:



                                        NATIONAL CITY BANK


                                        By
                                          --------------------------------------
                                         Title:



                                        BANQUE PARIBAS


                                        By
                                          --------------------------------------
                                         Title:



                                        BANKERS TRUST COMPANY


                                        By
                                          --------------------------------------
                                         Title:



                                        CREDIT SUISSE


                                        By
                                          --------------------------------------
                                         Title:



                                        ROYAL BANK OF CANADA


                                        By
                                          --------------------------------------
                                         Title:

                                                                         ANNEX I



                                     COMMITMENTS


                                                 DRF               MCRF
                                               Commitments       Commitments
                                               -----------       -----------

The Chase Manhattan Bank                     $  9,400,000.00    $ 12,600,000.00
ABN-AMRO North America, Inc.                 $  6,500,000.00    $ 12,500,000.00
Bank of Tokyo-Mitsubishi, Ltd.               $ 14,000,000.00    $  5,000,000.00
The Bank of New York                         $ 14,000,000.00    $  5,000,000.00
CIBC, Inc.                                   $ 14,000,000.00    $  5,000,000.00
Comerica Bank                                $ 19,000,000.00          -
DLJ Capital Funding, Inc.                    $ 19,000,000.00          -
Fleet National Bank                          $ 14,000,000.00    $  5,000,000.00
Goldman Sachs Credit Partners L.P.           $ 19,000,000.00          -
The Long-Term Credit Bank of Japan,
Ltd., Chicago Branch                         $ 14,000,000.00    $  5,000,000.00
Credit Lyonnais - Chicago Branch             $ 14,000,000.00    $  5,000,000.00
Merrill Lynch Capital Corporation            $ 14,000,000.00    $  5,000,000.00
Mitsubishi Trust & Banking
Corporation                                  $ 14,000,000.00    $  5,000,000.00
The Nippon Credit Bank Ltd.                  $ 19,000,000.00          -
PNC Bank, N.A.                               $ 19,000,000.00          -
The Bank of Nova Scotia                      $ 14,000,000.00    $  5,000,000.00
Caisse Nationale De Credit Agricole          $  8,000,000.00    $  5,000,000.00
Bank One, Columbus, NA                       $ 13,000,000.00          -
Bankers Trust Company                        $  8,000,000.00    $  5,000,000.00
Credit Suisse                                $  8,000,000.00    $  5,000,000.00

                                                                         ANNEX I
                                                                          Page 2


                                                 DRF               MCRF
                                               Commitments       Commitments
                                               -----------       -----------

First Union National Bank of North
Carolina                                     $ 13,000,000.00          -
KeyBank National Association                 $ 13,000,000.00          -
Lloyds Bank PLC                              $  9,700,000.00    $  3,300,000.00
National City Bank                           $ 13,000,000.00          -
Banque Paribas                               $  8,000,000.00    $  5,000,000.00
Royal Bank of Canada                         $  9,700,000.00    $  3,300,000.00
The Sanwa Bank, Limited, Chicago
Branch                                       $  9,700,000.00    $  3,300,000.00
                                             ---------------    ---------------

TOTAL                                        $350,000,000.00    $100,000,000.00

                                                                        ANNEX II



                                    BANK ADDRESSES


The Chase Manhattan Bank
2 Grand Central Tower
140 East 45th Street, 29th Floor
New York, New York  10017

Attention:   Sandra Miklave

Telephone:   (212) 622-0005
Facsimile:   (212) 622-0002

and

One Chase Manhattan Plaza
New York, New York  10081

Attention:   Mark Shannon

Telephone:   (212) 552-2457
Facsimile:   (212) 552-3263

ABN Amro North America, Inc.
One PPG Place, Suite 2950
Pittsburgh, Pennsylvania  15222-5400

Attention:   Gregory Amoroso

Telephone:   (412) 566-2250
Facsimile:   (412) 566-2266


Banque Paribas
787 Seventh Avenue, 32nd Floor
New York, New York  10019

Attention:   John McCormick

Telephone:   (212) 841-2382
Facsimile:   (212) 841-2333

                                                                        ANNEX II
                                                                          Page 2


The Bank of Tokyo-Mitsubishi, Ltd.
1251 Avenue of the Americas
New York, New York  10020-1104

Attention:   Joseph Devoe

Telephone:   (212) 782-4318
Facsimile:   (212) 782-6440


Bank One, Columbus, NA
600 Superior Ave.  4th Flr
Cleveland, Ohio  44114

Attention:   Babette Casey Coerdt

Telephone:   (216) 781-2226
Facsimile:   (216) 348-6642


Bank One, Columbus, N.A.
100 East Broad Street, 7th Floor
Columbus, Ohio  43215-3606

Attention:   Patrick Knott

Telephone:   (614) 248-5810
Facsimile:   (614) 248-5518


The Bank of New York
One Wall Street
New York, New York  10286

Attention:   Robert Joyce

Telephone:   (212) 635-7919
Facsimile:   (212) 635-6434

                                                                        ANNEX II
                                                                          Page 3


Bankers Trust Company
300 South Grand Avenue
Los Angeles, California  90071

Attention:   Kevin Smith

Telephone:   (213) 620-8149
Facsimile:   (213) 620-8484


CIBC, Inc.
Canadian Imperial Bank of Commerce
425 Lexington Avenue, 6th Floor
New York, New York  10017

Attention:   Matthew Hannon

Telephone:   212-856-4218
Facsimile:   212-856-3558


Caisse Nationale De Credit Agricole
55 East Monroe Street, Suite 4700
Chicago, Illinois  60603-5702

Attention:   Bill Jeffers

Telephone:   (312) 372-7412
Facsimile:   (312) 372-3724


Comerica Bank
One Detroit Center
500 Woodward Ave.
Detroit, Michigan  48226

Attention:   Jeffrey Judge

Telephone:   (313) 222-3801
Facsimile:   (313) 222-3330

                                                                        ANNEX II
                                                                          Page 4


Credit Lyonnais-Chicago Branch
227 West Monroe Street, Suite 3800
Chicago, Illinois  60606

Attention:   Eric Tobin

Telephone:   (312) 220-7314
Facsimile:   (312) 641-0527


Credit Suisse
12 East 49th Street
New York, New York  10017

Attention:   Joseph A. Coneeny
          Member of Senior Management

Telephone:   (212) 238-5409
Facsimile:   (212) 238-5439

DLJ Capital Funding, Inc.
Donaldson Lufkin & Jenrette Incorporated
277 Park Avenue, 9th Floor
New York, New York  10172

Attention:   Wendy LaMantia

Telephone:   (212) 892-2407

and

Attention:   Stephen Hickey

Telephone:   (212) 892-2048
Facsimile:   (212) 892-5286

                                                                        ANNEX II
                                                                          Page 5


Fleet National Bank
75 State Street, MA- Bof04p
Boston, Massachusetts  02109

Attention:   Jim Silva

Telephone:   (617) 346-4399
Facsimile:   (617) 346-4806


Goldman Sachs Credit Partners L.P.
85 Broad Street
New York, New York  10004

Attention:   Jim Carp

Telephone:   (212) 902-4390
Facsimile:   (212) 902-3757


KeyBank National Association
127 Public Square/Mail Code: OH-01-27-0606
Cleveland, Ohio  44114-1306

Attention:   Tom Purcell

Telephone:   (216) 689-4439
Facsimile:   (216) 689-4981


Lloyds Bank Plc
One Seaport Plaza
199 Water Street, 9th Floor
New York, New York  10038

Attention:   Paul Briamonte

Telephone:   (212) 607-4965
Facsimile:   (212) 607-4999

                                                                        ANNEX II
                                                                          Page 6


The Long-Term Credit Bank of Japan Ltd., Chicago Branch
190 South La Salle Street, Suite 800
Chicago, Illinois  60603

Attention:   Kris Grosshans

Telephone:   (312) 704-5474
Facsimile:   (312) 704-8505


Mitsubishi Trust & Banking Corporation
311 S. Wacker Drive, Suite 6300
Chicago, Illinois  60606

Attention:   John Page

Telephone:   (312) 408-6004
Facsimile:   (312) 663-0863

and

Attention:   Vicki Kamm

Telephone:   (312) 408-6014
Facsimile:   (312) 663-0863


The Nippon Credit Bank Ltd.
245 Park Avenue, 30th Floor
New York, New York  10167

Attention:   Clifford Abramsky

Telephone:   (212) 984-1238
Facsimile:   (212) 490-3895

                                                                        ANNEX II
                                                                          Page 7


PNC Bank, N.A.
1375 East 9th Street, Suite 1250
Cleveland, Ohio  44114

Attention:   Bryon Pike

Telephone:   (216) 348-8551
Facsimile:   (216) 348-8594


The Bank of Nova Scotia
181 West Madison, Suite 3700
Chicago, Illinois  60602

Attention:   Keith Niebrugge

Telephone:   (312) 201-4100
Facsimile:   (312) 201-4108


First Union National Bank of North Carolina
301 South College Street
Charlotte, North Carolina  28288-0737

Attention:   Jorge Gonzalez

Telephone:   (704) 383-8461
Facsimile:   (704) 374-3300

                                                                        ANNEX II
                                                                          Page 8


Merrill Lynch Capital Corporation
World Financial Center
North Tower
250 Vesey Street, 7th Floor
New York, New York  10281

Attention:   Ed Crook

Telephone:   (212) 449-8221
Facsimile:   (212) 449-8230


National City Bank
1900 East Ninth Street
Cleveland, Ohio  44114-3484

Attention:   Robert Little

Telephone:   (216) 575-3018
Facsimile:   (216) 575-9396


Royal Bank of Canada
Financial Square
New York, New York  10005-3531

Attention:   John P. Page

Telephone:   (212) 428-6551
Facsimile:   (212) 428-6460


The Sanwa Bank, Limited, Chicago Branch
200 Public Square 29-3400
Cleveland, Ohio  44114

Attention:   Marty McGinty

Telephone:   (216) 736-3382
Facsimile:   (216) 736-3381

                                                                        ANNEX II
                                                                          Page 9